As filed with the Securities and Exchange Commission on September 28, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S‑1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

_____________________

Artelo Biosciences, Inc.
(Exact name of Registrant as specified in its charter)

 _____________________

Nevada	7389	33-1220924
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

888 Prospect Street, Suite 210

La Jolla, CA 92037

(760) 943-1689

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

 _____________________

Gregory D. Gorgas

Chief Executive Officer and President

888 Prospect Street, Suite 210

La Jolla, CA 92037

Telephone: (760) 943-1689

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 _____________________

Copies to:

Martin J. Waters Wilson Sonsini Goodrich & Rosati, P.C. 12235 El Camino Real San Diego, CA 92130 Telephone: (858) 350-2300 Facsimile: (858) 350-2399	Megan N. Gates Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 Telephone: (617) 348-4443 Facsimile: (617) 542-2241

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Units consisting of shares of Common Stock, par value $0.001 per share, and warrants to purchase shares of Common Stock, par value $0.001 per share	$-	$-
Common Stock included as part of the Units	-	-

Common Stock issuable upon exercise of the warrants	$-	$-
Underwriter’s warrants (3)	-	-
Common Stock underlying underwriter’s warrants (3)	$-	$-
Total	$4,000,000.00	$519.20

_________________

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(3)

We have agreed to issue upon the closing of this offering, warrants to Ladenburg Thalmann & Co. Inc. entitling it to purchase up to ________% of the aggregate shares of common stock sold in this offering. The exercise price of the warrants is equal to 125% of the public offering price of the common stock offered hereby. The warrants will be exercisable beginning on the effective date of our stockholders’ approval of either an increase in the number of our authorized shares of common stock or a reverse stock split, in either case in an amount sufficient to permit the exercise in full of the warrants, and will expire on the five (5) year anniversary of the original issuance date.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 28, 2020

PRELIMINARY PROSPECTUS

_________________ Units

Each Unit Consisting of One Share of Common Stock (par value $0.001 per share), and one Warrant to Purchase One Share of Common Stock at a price per share equal to $_________.

__________________________

This preliminary prospectus (“prospectus”) relates to our offering of ______________ units of Artelo Biosciences, Inc., a Nevada Corporation (the “Units”). Each unit consists of one (1) share of our common stock and one (1) warrant to purchase one share of our common stock at an exercise price of $_____ per share (or 125% of the price of each Unit sold in the offering) and will be exercisable beginning on the effective date of our stockholders’ approval of either an increase in the number of our authorized shares of common stock or a reverse stock split, in either case in an amount sufficient to permit the exercise in full of the warrants, and will expire on the five (5) year anniversary of the original issuance date.  The Units will not be certificated. The shares of common stock and the warrants are immediately separable and will be issued separately in this offering.

Our common stock is quoted for trading on the Nasdaq Capital Market under the symbol “ARTL.” Some of our warrants are currently listed on the Nasdaq Capital Market under the symbol “ARTLW.” As of September 25, 2020, the last reported sales price for our common stock as quoted on The Nasdaq Capital Market was $0.7101 per share and the last reported sales price for our warrants as quoted on The Nasdaq Capital Market was $0.0895 per warrant. There is no established trading market for the warrants being offered, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

An investment in our common stock and warrants involves a high degree of risk. Before buying any shares and/or warrants you should carefully read the discussion of the material risks of investing in our common stock and warrants in “Risk Factors” beginning on page 8 of this prospectus.

__________________________

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriter discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

____________________

(1)

The underwriter will receive compensation in addition to the underwriter discount and commissions. We refer you to “Underwriting” beginning on page 73 for additional information regarding total compensation to be paid to the underwriter.

The offering is being underwritten on a firm commitment basis. We have granted a 45-day option to the underwriter to purchase up to an additional ____________ shares of common stock and/or warrants from us at the public offering price, less the underwriting discounts payable by us, to cover over-allotments, if any.

The underwriters expect to deliver the shares of common stock and warrants to investors on or about _______, 2020.

Sole Book-Running Manager

Ladenburg Thalmann & Co. Inc.

The date of this prospectus is _________________, 2020

i

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of common stock and warrants offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Through and including ________(the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

For investors outside the U.S.: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

We use our registered trademark and trade name, such as Artelo Biosciences®, in this prospectus. This prospectus may also include trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary may not contain all the information you should consider before investing in our common stock and warrants. You should carefully read this prospectus in its entirety before investing in our common stock and warrants, including the sections titled Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations and our financial statements and related notes included elsewhere in this prospectus. Unless the context otherwise requires, the terms “Artelo Biosciences,” “Artelo,” “the Company,” “our company,” “we,” “us,” and “our,” or other similar terminology, refer to Artelo Biosciences, Inc.

Corporate Overview

We are a clinical stage biopharmaceutical company focused on developing and commercializing treatments intended to modulate the endocannabinoid system (the “ECS”), a family of receptors and neurotransmitters that form a biochemical communication network throughout the body, and related signaling pathways. Our board of directors and management team is highly experienced and has a successful history of development, regulatory approval and commercialization of pharmaceuticals.

Our product candidate pipeline broadly leverages leading scientific methodologies to ECS modulation, balances risk across mechanism of action and stages of development and represents a comprehensive approach in utilizing the power of the ECS to develop pharmaceuticals for patients with unmet healthcare needs. We are currently developing a synthetic small molecule program, ART27.13, as a treatment for anorexia associated with cancer in a planned Phase 1b/2a trial, ART26.12, which is being studied as a synthetic endocannabinoid modulator and cancer therapeutic and is in the late pre-clinical stage, and ART12.11, a solid-state composition of cannabidiol (“CBD cocrystal”). The COVID-19 global pandemic has created uncertainties in the expected timelines for clinical stage biopharmaceutical companies such as us, and because of such uncertainties, we are unable to accurately predict our expected timelines at this time.

The crystal structure of cannabidiol (“CBD”) is known to exhibit polymorphism, or the ability to manifest in different forms. Polymorphism can adversely affect stability, dissolution, and bioavailability of a drug product and thus affect its quality, safety, and efficacy. We have developed ART12.11 as a proprietary cocrystal composition of CBD. We believe our cocrystal exists as a single crystal form and as such is anticipated to have advantages over other forms of CBD that exhibit polymorphism. Anticipated advantages of this single crystal structure include improved stability, solubility, and a more consistent absorption profile. We believe these features will result in more consistent bioavailability and may lead to improved safety and efficacy.

Presently, we have one U.S. patent, one U.S. patent application, and two foreign patent applications directed to our cocrystal composition of CBD. Composition claims are generally known in the pharmaceutical industry as the most desired type of intellectual property and should provide for long lasting market exclusivity for our synthetic CBD cocrystal drug product candidate. In addition, due to the reasons outlined above, we believe that our synthetic CBD cocrystal will have superior pharmaceutical properties compared to non-cocrystal CBD products under development at other competing companies to treat Inflammatory Bowel Disease (IBD), Post-Traumatic Stress Disorder (PTSD), and other indications.

In addition to our own internal discovery research, we are currently developing two patent protected product candidates that we obtained through our in-licensing activities. Our first program is a synthetic small molecule program, ART27.13, being developed for cancer-related anorexia. ART27.13 is a peripherally-restricted high-potency dual CB1 and CB2 receptor agonist which was originally developed by AstraZeneca plc (“AstraZeneca”). We have exercised our option to exclusively license this product candidate through the NEOMED Institute, a Canadian not-for-profit corporation, renamed adMare in June 2019 (“NEOMED”). In Phase 1 single dose studies in healthy volunteers and a multiple ascending dose study in otherwise healthy patients with back pain conducted by AstraZeneca, ART27.13 exhibited an attractive pharmacokinetic and absorption, distribution, metabolism, and excretion profile and was well tolerated within the target exposure range. It also exhibited dose-dependent and potentially clinically meaningful increases in body weight. Importantly, the changes in body weight were not associated with fluid retention or other adverse effects and occurred at exposures without central nervous system (“CNS”) side effects. Discussions with U.K. regulators indicate there is a potential pathway for development of ART27.13 for the treatment of cancer-related anorexia, which affects approximately 60% of advanced stage cancer patients. We are planning to initiate a Phase 1b/2a clinical study of cancer-related anorexia with ART27.13 upon successful completion of manufacturing new study material and when the regulatory authorities in the U.K. permit initiations of new clinical studies which have been paused this year due to the global coronavirus pandemic, COVID-19.

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Our second in-licensed program is a platform of small-molecule inhibitors for fatty acid binding protein 5 (“FABP5”), based upon scientific developments achieved at Stony Brook University (“SBU”) which we have designated ART26.12. To date, SBU has received nearly $4 million in funding from the National Institutes of Health to begin developing these candidates. Fatty acid binding proteins (“FABPs”) are attractive therapeutic targets, however, their high degree of similarity among the various types has proven challenging to the creation of drugs targeting specific FABPs. FABP5 is believed to specifically target and regulate one of the body’s endogenous cannabinoids, anandamide (“AEA”). While searching for a FABP5 inhibitor to regulate AEA, we believe researchers at SBU discovered the chemistry for creating a highly specific and potent small molecule inhibitor for FABP5. In addition to its potential as a synthetic endocannabinoid modulator, FABP5 is also an attractive target for cancer drug development. Large amounts of human clinical epidemiological and animal model data support FABP5 as a well validated oncology therapeutic target, especially for triple negative breast cancer and castration-resistant prostate cancer. We licensed exclusive world-wide rights to these inhibitors from SBU. The program is in the final stages of lead optimization, and we plan to initiate regulatory enabling studies thereafter. We anticipate clinical studies in cancer could begin in the second half of 2021 or the first half of 2022, depending on the impact of COVID-19. The COVID-19 global pandemic has created uncertainties in the expected timelines for clinical stage biopharmaceutical companies such as us, and because of such uncertainties, we are unable to accurately predict our expected timelines at this time.

We are developing our product candidates in accordance with traditional drug development standards and will make them available to the general public via prescription or physician orders only after obtaining marketing authorization from a regulatory authority, such as the U.S. Food and Drug Administration (the “FDA”). Our management team has experience developing and commercializing ethical pharmaceutical products, including several first-in-class therapeutics. Based upon our current management’s capabilities and the future talent we may attract, we expect to retain rights to internally develop and commercialize products, however, we may seek collaborations with partners in the biopharmaceutical industry when that strategy serves to maximize value for our stockholders.

Product Candidate Pipeline:

Product Candidate	Target Indications	Development Phase	Market Size
ART27.13 – Synthetic Cannabinoid Agonist	Anorexia associated with cancer	Phase 1	Cancer anorexia cachexia syndrome: $2 billion
ART26.12 – FABP5 inhibitor	Prostate cancer and Breast cancer	Pre-clinical	Prostate cancer: $9 billion Breast cancer: $18 billion
ART12.11 – Synthetic CBD Cocrystal	Inflammatory Bowel Disease (IBD) and Post-Traumatic Stress Disorder (PTSD)	Pre-clinical	IBD: $7 billion PTSD: $7 billion

Therapeutics market size based upon total global annual prescription drug sales in 2016, 2017 or 2018.

Background

The ECS is composed of cannabinoid receptors, endogenous receptor ligands (“endocannabinoids”) and their associated transporter mechanisms, as well as enzymes responsible for the synthesis and degradation of endocannabinoids, and has emerged as a considerable target for pharmacotherapy approaches of numerous human diseases. As a widespread modulatory system, the ECS plays important roles in the CNS, development, synaptic plasticity, and the response to endogenous and environmental factors.

The modulation of the ECS can be effected by using selective or non-selective agonists, partial agonists, inverse agonists, and antagonists of the cannabinoid receptors, CB1 and CB2. The CB1 receptor is distributed in brain areas associated with motor control, emotional responses, motivated behavior and energy homeostasis. In the periphery, CB1 is ubiquitously expressed in the adipose tissue, pancreas, liver, gastrointestinal tract, skeletal muscles, heart and the reproductive system. The CB2 receptor is mainly expressed in the immune system regulating its functions, and is upregulated in response to tissue stress or damage in most cell types. The ECS is therefore involved in pathophysiological conditions in both the central and peripheral tissues.

The actions of endogenous ligands can be enhanced or attenuated by targeting mechanisms that are associated with their transport within the cellular and extra cellular matrix as well as their synthesis and breakdown. Small molecule chemical modulators of the ECS can be derived from the cannabis plant (“phytocannabinoids”), can be semi-synthetic derivatives of phytocannabinoids or endocannabinoids, or can be completely synthetic new chemical entities. We plan to develop approaches within our portfolio that address receptor binding and endocannabinoid transport modulation using only synthetic new chemical entities. Future approaches may also involve targeting synthesis or breakdown enzymes.

ECS targeting cannabinoid-based medicines are already approved and used to treat numerous medical conditions. The ECS is further implicated in many disease states within the peer reviewed literature including conditions which involve the regulation of food intake, central nervous system, pain, cardiovascular, gastrointestinal, immune and inflammation, behavioral, antiproliferative and reproductive functions. These areas of ECS pathophysiology are aligned with our therapeutic areas of focus: pain, inflammation, anorexia, and cancer.

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Business Strategy

Our objective is to develop and commercialize ethical pharmaceutical products that provide physicians access to the therapeutic potential of cannabinoid therapeutics and other modulators of the ECS for their patients. We intend to pursue technologies and compounds that offer promising therapeutic approaches to cannabinoid-based therapies, including mimetics of naturally-occurring cannabinoids and fully synthetic cannabinoids, as well as compounds that promote the effectiveness of the ECS.

Risks Associated with our Business

Our ability to execute our business strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our common stock and warrants. In particular, risks associated with our business include, but are not limited to, the following:

•	if we fail to comply with our obligations under our patent licenses with third parties, we could lose license rights that are vital to our business;
•	our ability to continue our operations requires that we raise additional capital and our operations could be curtailed if we are unable to obtain the additional funding as or when needed;
•	we face many of the risks and difficulties frequently encountered by relatively new companies with respect to our operations;
•

we do not have any therapeutic products that are approved for commercial sale. Our ability to generate revenue from product sales and become profitable depends significantly on our success in a number of factors;

•	we have no mature product candidates and may not be successful in licensing any;
•

we are very early in our development efforts and our product candidates may not be successful in later stage clinical trials. Results obtained in our preclinical studies and clinical trials to date are not necessarily indicative of results to be obtained in future clinical trials. As a result, our product candidates may never be approved as marketable therapeutics;

•

we will need to raise additional financing to support our business objectives. We cannot be sure we will be able to obtain additional financing on terms favorable to us when needed, or at all. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated;

•	we have very limited operating history and capabilities;
•

if we are unable to obtain and maintain patent protection for our products, our competitors could develop and commercialize products and technology similar or identical to our product candidates, and our ability to successfully commercialize any product candidates we may develop, and our science may be adversely affected;

•

obtaining and maintaining our patent protection depends on compliance with various procedural measures, document submissions, fee payments and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements;

•	we may be subject to claims challenging the inventorship of our patents and other intellectual property;
•	intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities;
•	our executive officers and certain stockholders possess the majority of our voting power, and through this ownership, control the Company and our corporate actions; and
•

shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Corporate and other Information

We were incorporated in the State of Nevada on May 2, 2011 as Knight Knox Development Corp. On January 19, 2017 we changed our name to Reactive Medical, Inc. and on April 14, 2017 we changed our name to Artelo Biosciences, Inc.  Our principal executive offices are located at 888 Prospect Street, Suite 210, La Jolla, California 92037 and our telephone number is (760) 943-1689. Our corporate website address is www.artelobio.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

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THE OFFERING

Securities offered by Artelo

_________units (“Units”), each Unit consisting of one (1) share of our common stock and one (1) warrant to purchase one (1) share of our common stock at an exercise price of $___________ (or 125% of the price of each Unit sold in the offering) and will be exercisable beginning on the effective date of our stockholders’ approval of either an increase in the number of our authorized shares of common stock or a reverse stock split, in either case in an amount sufficient to permit the exercise in full of the warrants, and will expire on the five (5) year anniversary of the original issuance date. The Units will not be certificated and the shares of common stock and the warrants are immediately separable and will be issued separately in this offering. We do not have a sufficient number of authorized shares to permit exercise of the warrants. In the event that we are unable to effect an increase in our authorized shares of common stock or a reverse split, in either case in an amount sufficient to permit the exercise in full of the warrants, the warrants will not be exercisable and therefore have no value. In no event will the warrants have any cash value other than in connection with a fundamental transaction as described therein.

Common stock offered by Artelo	Up to _______________ shares

Common stock outstanding after this offering	Up to ______________ shares

Underwriters’ option to purchase additional shares and/or warrants

We have granted the underwriters an option, exercisable for forty-five (45) days after the date of this prospectus, to purchase up to an additional ___________ shares of common stock and/or __________ warrants to be offered by us pursuant to this offering at $_____ per share of common stock and/or $_____ per warrant, which may be purchased in any combination of common stock and/or warrants solely for the purpose of covering over-allotments.

Use of proceeds

We estimate that we will receive net proceeds from the sale of our Units in this offering of approximately $_____ million based upon an assumed public offering price of $_____ per Unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds to us from this offering to advance our product candidates in the context of general corporate purposes, including manufacturing, research and technical development, clinical studies, capital expenditures, and working capital. We may also use our net proceeds to acquire and invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction and are not involved in negotiations to do so. Pending these uses, we intend to invest our net proceeds from this offering primarily in investment-grade, interest-bearing instruments. See “Use of Proceeds” on page 33.

Underwriters' warrants

Upon the closing of this offering, we will issue to Ladenburg Thalmann & Co. Inc. (“Ladenburg”) warrants entitling it to purchase up to 5% of the number of shares of common stock sold in this offering at an exercise price of 125% of the public offering price of the Units in this offering will be exercisable beginning on the effective date of our stockholders’ approval of either an increase in the number of our authorized shares of common stock or a reverse stock split, in either case in an amount sufficient to permit the exercise in full of the warrants, and will expire on the five (5) year anniversary of the original issuance date.

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Lock-Up

Our directors, executive officers, and certain stockholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 90 days commencing on the date of this prospectus. See “Underwriting” beginning on page 73.

Risk Factors	You should carefully read the “Risk Factors” section of this prospectus beginning on page 8 for a discussion of factors that you should consider before deciding to invest in our common stock.

Market and Trading symbol

Our shares of common stock are traded on The Nasdaq Capital Market under the symbol “ARTL” and certain of our warrants are traded on the Nasdaq Capital Market under the symbol “ARTLW.” There is no established trading market for the Warrants being offered, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

The table and discussion above are based on 4,991,587 shares of common stock outstanding as of September 25, 2020, and excludes the following:

•

281,834 shares of our common stock issuable upon the exercise of options or restricted stock awards granted under our 2018 Equity Incentive Plan (the “2018 Plan”), with a weighted-average exercise price of $3.57 per share;

•	2,334,937 shares of our common stock issuable upon the exercise of warrants, with a weighted-average exercise price of $8.12 per share; and
•	518,166 shares of our common stock reserved for future issuance under our 2018 Plan.

Unless otherwise noted, the information in this prospectus assumes:

•	no exercise of outstanding options subsequent to September 25, 2020; and
•

no exercise by the underwriters of their option to purchase up to an additional ________ shares of common stock and/or _________ warrants in this offering, which may be purchased in any combination of common stock and/or warrants.

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SUMMARY FINANCIAL DATA

The following tables summarize our financial data for the periods and as of the dates indicated. We have derived the statements of operations data for the years ended August 31, 2019 and 2018 from our audited financial statements included elsewhere in this prospectus. We have derived the statements of operations data for the three and nine months ended May 31, 2020 and 2019, and the balance sheet data as of May 31, 2020 from our unaudited interim financial statements included elsewhere in this prospectus. We have prepared the unaudited interim financial statements on the same basis as the audited financial statements and have included, in our opinion, all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair statement of the financial information set forth in those statements. Our historical results are not necessarily indicative of the results that may be expected in the future and the results for the three and nine months ended May 31, 2020 are not necessarily indicative of the results that may be expected for the full year or any other period. You should read this information together with our financial statements and related notes appearing elsewhere in this prospectus and the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Three months ended		Nine months ended
	May 31,		May 31,
	2020	2019	2020	2019
	(Unaudited)
OPERATING EXPENSES
General and administrative	$382,543	$402,803	$1,225,952	$666,226
Professional fees	303,524	354,038	785,133	731,277
Research and development	265,204	184,204	1,646,920	858,224
Depreciation	124	243	372	383
Total Operating Expenses	951,395	941,288	3,658,377	2,256,110

Loss from Operations	(951,395)	(941,288)	(3,658,377)	(2,256,110)

OTHER INCOME (EXPENSE)
Other income	204	32,439	1,198	32,439
Change in fair value of derivative liabilities	-	563,966	29,501	897,096
Total other income	204	596,405	30,699	929,535

Provision for income taxes	-	-	-	-

NET LOSS	$(951,191)	$(344,883)	(3,627,678)	$(1,326,575)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	34,547	771	60,310	2,053
Total Other Comprehensive Income (Loss)	34,547	771	60,310	2,053

TOTAL COMPREHENSIVE LOSS	$(916,644)	$(344,112)	$(3,567,368)	$(1,324,522)

Basic and Diluted Loss per Common Share	$(0.27)	$(0.17)	$(1.06)	$(0.70)

Basic and Diluted Weighted Average Common Shares Outstanding	3,466,385	2,058,929	3,418,148	1,898,263

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	As of
Balance Sheet Data:	May 31, 2020	August 31, 2019	August 31, 2018
	(Unaudited)

Cash and cash equivalents	$1,279,256	$4,423,965	$337,424
Working capital (deficiency)	1,184,169	3,421,075	(135,537)
Total assets	3,493,527	6,482,726	396,998
Total liabilities	268,457	1,021,513	531,972
Additional paid-in capital	11,609,266	10,278,421	2,514,136
Accumulated deficit	(8,438,434)	(4,810,756)	(2,638,580)
Accumulated other comprehensive loss	50,504	(9,806)	(12,280)
Total stockholders’ equity (deficit)	$3,225,070	$5,461,213	$(134,974)

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RISK FACTORS

Investing in our securities stock involves a high degree of risk. You should carefully consider the risks described below, as well as other information included in our 2019 Annual Report on Form 10-K, including our financial statements and the related notes, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” any of which may be relevant to decisions regarding an investment in or ownership of our securities. The occurrence of any of these risks could have a significant adverse effect on our reputation, business, financial condition, results of operations, growth and ability to accomplish our strategic objectives. We have organized the description of these risks into groupings in an effort to enhance readability, but many of the risks interrelate or could be grouped or ordered in other ways, so no special significance should be attributed to the groupings or order below.

RISKS RELATED TO OUR BUSINESS AND PRODUCT CANDIDATES

Our ability to continue our operations requires that we raise additional capital and our operations could be curtailed if we are unable to obtain the additional funding as or when needed.

Upon the completion of our financial statements for the period ended May 31, 2020, and management’s assessment of our ability to continue as a going concern, we concluded there was substantial doubt about our ability to continue as a going concern for the twelve months after the date of those financial statements. Our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of and for the year-ended August 31, 2019, noting the existence of substantial doubt about our ability to continue as a going concern. As of the date of this prospectus, there have been no changes to management’s conclusion that there remains substantial doubt about our ability to continue as a going concern.

To continue to fund operations, we will need to secure additional funding. We may obtain additional financing in the future through the issuance of our common stock, through other equity or debt financings or through collaborations or partnerships with other companies. We may not be able to raise additional capital on terms acceptable to us, or at all. Further, any failure to raise capital as and when needed could compromise our ability to execute on our business plan, and we may be forced to liquidate our assets. In such a scenario, the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

We will need to raise additional financing to support our business objectives. We cannot be sure we will be able to obtain additional financing on terms favorable to us when needed, or at all. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

Since our inception, we have used substantial amounts of cash to fund our operations and expect our expenses to increase substantially in the foreseeable future as developing our product candidates and conducting clinical trials will require substantial amounts of capital. We will also require a significant additional amount of capital to commercialize any products that are approved in the future.

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Our current financial resources are limited. We will need to raise additional funds in the near future in order to satisfy our working capital and capital expenditure requirements. We may raise additional funds through public or private equity offerings, debt financings, strategic partnerships or alliances, receivables or royalty financings or corporate collaboration and licensing arrangements. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional capital by issuing equity securities or convertible debt, your ownership will be diluted and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Any future debt financing into which we enter may impose upon us covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. These restrictions could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. Debt financings may also be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates. In addition, if we raise additional funds through corporate collaboration and licensing arrangements, it may be necessary to relinquish potentially valuable rights to products or product candidates, or grant licenses on terms that are not favorable to us. Our future capital requirements may depend on a wide range of factors, including, but not limited to:

•	the costs related to initiation, progress, timing, costs and results of preclinical studies and clinical trials for our product candidates;

•	any change in the clinical development plans for these product candidates;

•	the number and characteristics of product candidates that we develop or acquire;

•	our ability to establish and maintain strategic collaborations, licensing or other commercialization arrangements and the terms and timing of such arrangements;

•	the emergence, approval, availability, perceived advantages, relative cost, relative safety and relative efficacy of other products or treatments;

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the events related to the outcome, timing and cost of meeting regulatory requirements established by the U.S. Drug Enforcement Agency (the “DEA”), the FDA or other comparable foreign regulatory authorities;

•	the potential costs of filing, prosecuting, defending and enforcing our patent claims and other intellectual property;

•	the expenses needed to attract and retain skilled personnel;

•	the costs associated with being a public company;

•	the cost of defending intellectual property disputes; and

•	the cost of marketing and generating revenues for any of our product candidates.

If we are unable to raise additional capital when required or on acceptable terms, we may be required to significantly delay, scale back or discontinue one or more of our product development programs or commercialization efforts, or other aspects of our business plan. We also may be required to relinquish, license or otherwise dispose of rights to products or product candidates that we would otherwise seek to commercialize or develop ourselves on terms that are less favorable than might otherwise be available. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

If we fail to comply with our obligations under our patent licenses with third parties, we could lose license rights that are vital to our business.

We are a party to license agreements with NEOMED Institute, a Canadian not-for-profit corporation, renamed adMare in June 2019 (“NEOMED”) and the Research Foundation at Stony Brook University, pursuant to which we in-license key patents and patent applications for our product candidates. These existing licenses impose various diligence, milestone payment, royalty and other obligations on us. If we fail to comply with these obligations, our licensors may have the right to terminate the licenses, in which event we would not be able to develop or market the products covered by such licensed intellectual property. In particular, on April 24, 2019, we exercised our option (the “Option Exercise”) pursuant to the Material and Data Transfer, Option and License Agreement with NEOMED dated as of December 20, 2017, as amended on January 4, 2019 (the “NEOMED Agreement”). If we are found in the future not to be in compliance with the NEOMED Agreement, our license agreement with the Research Foundation at Stony Brook University (the “Stony Brook Agreement”), or any other license agreements it could materially adversely affect our business, results of operations, financial condition and prospects. If we fail to comply with any of our license obligations, our licensors may have the right to terminate these agreements, in which event we might not be able to develop and market any product candidate that is covered by these agreements. Termination of these licenses or reduction or elimination of our licensed rights may result in our having to negotiate new or reinstated licenses with less favorable terms. We may enter into additional licenses in the future and if we fail to comply with obligations under those agreements, we could suffer similar consequences.

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Changes in regulatory requirements or other unforeseen circumstances may impact the timing of the initiation or completion of our clinical trials.

Changes in regulatory requirements and guidance may occur, and we may need to amend clinical trial protocols or our development plan to reflect these changes. Amendments may require resubmitting clinical trial protocols to the FDA or other similar authorities in other jurisdictions and institutional review boards (“IRBs”) for reexamination, which may impact the costs, timing or successful completion of our clinical trials. If we experience delays in completion of, or if we terminate any planned clinical trials, the commercial prospects for product candidates may be harmed, and the ability to generate product revenues will be delayed. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of product candidates.

The full impact of the COVID-19 pandemic on Artelo’s clinical trial plans, product development, and how a regulatory body reviews study data is difficult to predict, but the pandemic may have a material adverse impact on Artelo’s business operations, clinical trial plans, and product development, including delays in clinical trial and study participant recruitment, delays in regulatory approval of our product candidates, and the need to expend additional costs and resources. The pandemic’s impact on the U.S. and global economy and drug product manufacturing and supply chain may also adversely affect Artelo’s clinical trial plans and drug development. Additionally, depending on the duration of shelter-in-place, social distancing, and similar measures, as well as business closures and stresses on healthcare systems and our clinical trial sites, Artelo’s ability to recruit participants for its clinical trials may be significantly impacted. Artelo may not be able to commence or complete its clinical trials as currently planned. Artelo also may be required to significantly modify its study protocol, policies and procedures in order to address or accommodate patients and study site needs during the pandemic or some time after the immediate concerns have been reduced. Such changes can include modification to protocol inclusion and exclusion criteria, extending the time for patient follow up visits, using telemedicine, phone interviews and other technology to monitor patient safety, all of which will need to be approved by applicable IRBs and regulatory authorities.

We face many of the risks and difficulties frequently encountered by relatively new companies with respect to our operations.

Our business objective is to pursue the licensing, development and commercialization of therapeutic treatments that are associated with modulation of the endocannabinoid system. We have limited operating history as a medical research company engaged in biopharmaceutical research upon which an evaluation of our Company and our prospects could be based. There can be no assurance that our management will be successful in being able to commercially exploit the results, if any, from our product development research projects or that we will be able to develop products and treatments that will enable us to generate sufficient revenues to meet our expenses or to achieve and/or maintain profitability.

If we are unable to raise sufficient capital as needed, we may be required to reduce the scope of our planned research and development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

Even if one or more of our product candidates is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product candidate and we may not generate significant revenue from sales of such products, resulting in limited or no profitability in the future. Our prior losses and expected future losses have had and will continue to have an adverse effect on our stockholders’ equity and working capital for the foreseeable future. Any failure to become and remain profitable may adversely affect the market price of our securities, our ability to raise capital and our future viability.

We have no mature product candidates and may not be successful in licensing any.

One of the key elements of our business strategy is to license technologies or compounds from companies and/or research institutions. We may not be able to identify technologies or compounds that are commercially viable, or that are available for licensure under acceptable terms. If we are able to identify suitable technologies or compounds, we may be unable to successfully negotiate a license, or maintain the licensing and collaboration arrangements necessary to develop and commercialize any product candidates. We may be unable to compete with companies that are more established than us and have greater financial resources than us for licenses to available technologies and compounds. Even if we are successful in licensing programs, we may not be able to satisfy development requirements should we be unable to raise additional funding.

Any failure to establish or maintain licensing or collaboration arrangements on favorable terms could adversely affect our ability to develop and commercialize product candidates, which can adversely affect our business prospects and financial condition.

Even if we are successful in licensing lead product candidates, resource limitations may limit our ability to successfully develop them.

Pharmaceutical development requires substantial capital, skilled personnel and infrastructure to successfully develop products for the market. The success of our business is highly dependent on our ability to successfully develop, obtain regulatory approval for and commercialize products. We do not currently have the financial resources to fund the development of any lead product candidate and there is no assurance that we can raise enough capital to fund product development. If we are unable to raise additional capital, we will not be able to pursue the development of any products and may have to relinquish rights to any products we may have licensed.

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We do not have any therapeutic products that are approved for commercial sale. Our ability to generate revenue from product sales and become profitable depends significantly on our success in a number of factors.

We currently do not have any therapeutic products that are approved for commercial sale. We have not received, and do not expect to receive for at least the next several years, if at all, any revenues from the commercialization of our product candidates, if approved in the future. To obtain revenues from sales of our product candidates that are significant or large enough to achieve profitability, we must succeed, either alone or with third parties, in developing, obtaining regulatory approval for, manufacturing and marketing therapies with commercial potential. Our ability to generate revenue and achieve profitability depends significantly on our success in many areas, including:

•	our research and development efforts, including preclinical studies and clinical trials of our product candidates;

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developing sustainable, scalable, reliable and cost-effective manufacturing and distribution processes for our product candidates, including establishing and maintaining commercially viable supply relationships with third parties and establishing our own current good manufacturing processes (cGMPs), manufacturing facilities and processes;

•	addressing any competing technological and industry developments;

•	identifying, assessing, acquiring and/or developing new technology platforms and product candidates across numerous therapeutic areas;

•	obtaining regulatory approvals and marketing authorizations for product candidates;

•	launching and commercializing any approved products, either directly or with a collaborator or distributor;

•	obtaining market acceptance of and acceptable reimbursement for any approved products;

•	completing collaborations, licenses and other strategic transactions on favorable terms, if at all;

•	maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how; and

•	attracting, hiring and retaining qualified personnel.

We have very limited operating history and capabilities.

Although our business was formed in 2011, we have had very limited operations in our current field of interest. We do not currently have the ability to perform the functions necessary to develop any product candidates. The successful development of any product candidates will require us to perform a variety of functions including, but not limited to:

•	Identifying, licensing and obtaining development programs and lead candidates;

•	Conducting initial research required to identify a lead candidate as the result of intellectual property we have licensed;

•	Initiating preclinical, clinical or other required studies for future product candidates;

•	Adding manufacturers and suppliers required to advance our programs;

•	Obtaining regulatory and marketing approvals for our product candidates that successfully complete clinical studies;

•	Making milestone or other payments under any license agreements;

•	Expanding, maintaining and protecting our intellectual property portfolio;

•	Attracting and retaining skilled personnel; and

•	Creating and maintaining an infrastructure required to support our operations as a public company.

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Our operations continue to be focused on acquiring, developing and securing our proprietary technology and undertaking preclinical and clinical trials of our products.

We expect our financial condition and operating results to continue to fluctuate from quarter to quarter and year to year due to a variety of factors, many of which are beyond our control. We will need to transition from a company with a research and development focus to a company capable of undertaking commercial activities. We may encounter unforeseen expenses, difficulties, complications and delays and may not be successful in such a transition.

Artelo’s operations and financial results could be adversely impacted by the COVID-19 pandemic.

In December 2019, a novel strain of coronavirus, subsequently named SARS-CoV-2 (and which causes a disease called “COVID-19”), was reported to have surfaced in Wuhan, China, resulting in significant disruptions to manufacturing, supply chain, markets, and travel world-wide, especially businesses involving activities or operations in China. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization (the “WHO”) declared the COVID-19 outbreak a public health emergency of international concern and on March 12, 2020 the WHO announced the outbreak was a pandemic. While the extent of the impact of the current COVID-19 pandemic on our business and financial results is uncertain, a continued and prolonged public health crisis such as the COVID-19 outbreak could have a negative impact on our business, financial condition and operating results. Due to the global pandemic, our recruiting of clinical trial participants could also be slowed or delayed, or in a more severe scenario, our business, financial condition and operating results could be more severely affected. Given the dynamic nature of these circumstances, the duration of any business disruption or potential impact to our business resulting from the COVID-19 pandemic is difficult to predict, but it may increase our costs or expenses.

We may not be able to file Investigational New Drug applications to commence clinical trials on the timelines we expect, and even if we are able to, the FDA may not permit us to proceed in a timely manner, or at all.

Prior to commencing clinical trials in the United States for any of our product candidates, we may be required to have an Investigational New Drug application (“IND”) in effect for each product candidate. Submission of an IND may not result in the FDA allowing clinical trials to begin and, once begun, issues may arise that will require us to suspend or terminate such clinical trials. Once an IND is submitted, the sponsor must wait 30 calendar days before initiating the clinical trial, during which FDA will review the IND and either provide comments or allow the trial to proceed. Additionally, even if relevant regulatory authorities agree with the design and implementation of the clinical trials set forth in an IND or a clinical trial application (the equivalent of an IND in foreign jurisdictions), these regulatory authorities may change their requirements in the future. The fact that we are pursuing novel technologies may also exacerbate these risks with respect to our product candidates, and as a result we may not meet our anticipated clinical development timelines.

Use of our product candidates could be associated with adverse side effects.

As with most biopharmaceutical products, use of our product candidates could be associated with side effects or adverse events which can vary in severity and frequency. Side effects or adverse events associated with the use of our product candidates may be observed at any time, including in clinical trials or once a product is commercialized, and any such side effects or adverse events may negatively affect our ability to obtain regulatory approval or market our product candidates. Side effects such as toxicity or other safety issues associated with the use of our product candidates could require us to perform additional studies or halt development or sale of these product candidates or expose us to product liability lawsuits which will harm our business.

The emergence of unforeseen safety issues or adverse events may lead to regulatory agencies requiring us to conduct additional preclinical or clinical trials regarding the safety and efficacy of our product candidates, which we have not planned or anticipated. We cannot assure you that we will resolve any issues related to any product-related adverse events to the satisfaction of the FDA or any regulatory agency in a timely manner or ever, which could harm our business, prospects and financial condition. We may also inadvertently fail to report adverse events we become aware of within the prescribed timeframe. We may also fail to appreciate that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of our products. If we fail to comply with our reporting obligations, the FDA or other foreign regulatory agencies could take action including criminal prosecution, the imposition of civil monetary penalties, seizure of our products, or delay in approval or clearance of future products.

Clinical drug development involves a lengthy and expensive process with an uncertain outcome, results of earlier studies and clinical trials may not be predictive of future clinical trial results, and our clinical trials may fail to adequately demonstrate substantial evidence of safety and efficacy of our product candidates.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. A failure of one or more of our clinical trials can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials. There is a high failure rate for drugs proceeding through clinical trials, and product candidates in later stages of clinical trials may fail to show the required safety and efficacy despite having progressed through preclinical studies and initial clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier clinical trials, and we cannot be certain that we will not face similar setbacks. Even if our clinical trials are completed, the results may not be sufficient to support obtaining regulatory approval for our product candidates.

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We do not know whether future clinical trials, if any, will begin on time, need to be redesigned, enroll an adequate number of patients on time or be completed on schedule, if at all. Clinical trials can be delayed, suspended or terminated by us, regulatory authorities, clinical trial investigators, and ethics committees for a variety of reasons, including failure to:

•	generate sufficient preclinical, toxicology, or other in vivo or in vitro data to support the initiation or continuation of clinical trials;

•	obtain regulatory approval, or feedback on clinical trial design, to commence a clinical trial;

•	identify, recruit and train suitable clinical investigators;

•	reach agreement on acceptable terms with prospective clinical research organizations (“CROs”) and clinical trial sites;

•	obtain and maintain institutional review board (“IRB”), approval at each clinical trial site;

•	identify, recruit and enroll suitable patients to participate in a clinical trial;

•	have a sufficient number of patients complete a clinical trial or return for post-treatment follow-up;

•	ensure clinical investigators observe clinical trial protocol or continue to participate in a clinical trial;

•	address any patient safety concerns that arise during the course of a clinical trial;

•	address any conflicts with new or existing laws or regulations;

•	add a sufficient number of clinical trial sites;

•	timely manufacture sufficient quantities of a product candidate for use in clinical trials; or

•	raise sufficient capital to fund a clinical trial.

Patient enrollment is a significant factor in the timing of clinical trials and is affected by many factors, including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the clinical trial, the design of the clinical trial, competing clinical trials and clinicians’ and patients’ or caregivers’ perceptions as to the potential advantages of the drug candidate being studied in relation to other available therapies, including any new drugs or treatments that may be approved for the indications we are investigating.

We could also encounter delays if a clinical trial is suspended or terminated by us, by the data safety monitoring board for such clinical trial or by the FDA or any other regulatory authority, or if the IRBs of the institutions in which such clinical trials are being conducted suspend or terminate the participation of their clinical investigators and sites subject to their review. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements, including good clinical practices (“GCPs”) or the approved clinical protocols, inspection of the clinical trial operations or clinical trial site by the FDA or other regulatory authorities resulting in a finding of non-compliance, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a product candidate, changes in governmental regulations or administrative actions, or lack of adequate funding to continue the clinical trial.

If we experience delays in the completion of, or termination of, any clinical trial of our product candidates for any reason, the commercial prospects of our product candidates may be harmed, and our ability to generate product revenues from any of these product candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and the future marketing approval process, and jeopardize our ability to commence product sales and generate revenues. Any of these occurrences may significantly harm our business, financial condition and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

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Due to our limited resources, we may be forced to focus on a limited number of development candidates which may force us to pass on opportunities that could have a greater chance of clinical success.

Due to our limited resources and capabilities, we will have to decide to focus on developing a limited number of product candidates. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial product candidates or profitable market opportunities. Our spending on research and development programs and product candidates for specific indications may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.

We will need to rely on third parties to conduct our preclinical research and clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such research or trials.

We plan to rely on third-party CROs to conduct the majority of our preclinical research studies and our clinical trials. In addition, we plan to rely on other third parties, such as clinical data management organizations, medical institutions and clinical investigators, to conduct those clinical trials. There is no assurance we can obtain the services we need at commercially reasonable prices or within the timeframes we desire. Even though we will enter into agreements governing these third parties’ activities, we will have limited influence over their actual performance and we will control only certain aspects of their activities. Further, agreements with such third parties might terminate for a variety of reasons, including a failure to perform by the CROs. If there is any dispute or disruption in our relationship with our contractors or if we need to enter into alternative arrangements, that would delay our product development activities.

Our reliance on third parties for research and development activities will reduce our control over these activities, but  will not relieve us of our regulatory responsibilities. For example, we will remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. If any of our CROs’ processes, methodologies or results  are determined to be invalid or inadequate, our own clinical data and results and related regulatory approvals could be adversely affected. Moreover, the FDA requires us to comply with GCPs for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. The FDA enforces these GCPs through periodic inspections of trial sponsors, principal investigators and clinical trial sites, as well as CROs. If we or our CRO fail to comply with applicable GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA may require us to perform additional clinical trials before approving any marketing applications. Upon inspection, the FDA may determine that our clinical trials did not comply with GCPs. In addition, our clinical trials will require a sufficiently large number of test subjects to evaluate the safety and effectiveness of a product candidate. Accordingly, if our CROs fail to comply with these regulations or fail to recruit a sufficient number of patients, our clinical trials may be delayed or we may be required to repeat such clinical trials, which would delay the regulatory approval process.

Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors.  These third parties may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or if the quality of the clinical data they obtain is compromised due to the failure to conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates.

We currently have no marketing and sales organization and have no experience in marketing products. If we are unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell our product candidates, if approved in the future, we may not be able to generate product revenue.

We currently have no sales, marketing or distribution capabilities and have no experience as a company in marketing products. If we develop internal sales, marketing and distribution organization, this would require significant capital expenditures, management resources and time, and we would have to compete with other pharmaceutical and biotechnology companies to recruit, hire, train and retain marketing and sales personnel.

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If we are unable or decide not to establish internal sales, marketing and distribution capabilities, we expect to pursue collaborative arrangements regarding the sales, marketing and distribution of our future products. However, we may not be able to establish or maintain such collaborative arrangements, or if we are able to do so, their sales forces may not be successful in marketing our future products. Any revenue we receive would depend upon the efforts of such third parties, which may not be successful. We may have little or no control over the sales, marketing and distribution efforts of such third parties and our revenue from product sales may be lower than if we had commercialized our product candidates ourselves. We also face competition in our search for third parties to assist us with the sales, marketing and distribution efforts of our product candidates, if approved. There can be no assurance that we will be able to develop internal sales, marketing distribution capabilities or establish or maintain relationships with third-party collaborators to commercialize any product in the United States or overseas.

If any of our offices become damaged or inoperable, or we are required to vacate our facilities, our ability to pursue our research and development efforts may be jeopardized.

We currently do not have any manufacturing facilities. We also do not own any properties, laboratories, or manufacturing facilities. However, we have offices in La Jolla, California, and Dublin, Ireland. Our facilities could be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, fires, power shortages, telecommunications failures, water shortages, famines, pestilence, floods, hurricanes, typhoons, tornadoes, extreme weather conditions, medical epidemics, pandemics, such as the COVID-19 pandemic, cyber warfare, international conflict, climate change, and other natural or man-made disasters or other business interruptions, for which we are predominantly self-insured. Any of these may render it difficult or impossible for us to continue company operations. If any of our facilities is inoperable for even a short period of time, the interruption in research and development may result in harm to our reputation and increased costs, which would have a material adverse effect on our business, financial condition, and results of operations. Furthermore, it could be costly and time-consuming to repair or replace our facilities and the equipment we use to perform our research and development work.

Even if we are successful in licensing or developing research programs and/or product candidates, we or our licensors must maintain the intellectual property.

Our commercial success is significantly dependent on intellectual property related to any product candidates and technologies we may either acquire, license or develop internally. We are currently the licensee of multiple issued patents and pending patent applications and we intend to license additional technologies from pharmaceutical and biotechnology companies, and research institutions. In addition, we have one U.S. patent, one U.S. patent application, and two foreign patent applications directed to a solid-state CBD composition.

Our success depends in large part on our and our licensor’s ability to obtain and maintain patent protection in the United States and other countries with respect to our proprietary technology and product candidates. In some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology or products that we license from third parties. Therefore, we cannot be certain that these patents and applications will be prosecuted and enforced in a manner consistent with the best interests of our business. In addition, if third parties who license patents to us fail to maintain such patents, or lose rights to those patents, the rights we have licensed may be reduced or eliminated.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our and our licensor’s patent rights are highly uncertain. Our and our licensor’s pending and future patent applications may not result in patents being issued which protect our technology or products or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we or our licensor were the first to make the inventions claimed in our owned and licensed patents or pending patent applications, or that we or our licensor were the first to file for patent protection of such inventions. Assuming the other requirements for patentability are met, the first to file a patent application is entitled to the patent. We may become involved in opposition or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such proceeding could reduce the scope of, or invalidate our patent rights, allow third parties to commercialize our technology or product candidates and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize our product candidates without infringing third-party patent rights.

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Even if any owned and/or licensed patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner. The issuance of a patent is not conclusive as to its scope, validity or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop or prevent us from stopping others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and product candidates. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

The costs and other requirements associated with filing new patent applications, and the ongoing cost of prosecuting pending patent applications and maintenance of issued patents are material to us. Bearing these costs and complying with these requirements are essential to procurement and maintenance of patents integral to our product candidates.

Legal, filing costs, periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or patent applications will come due for payment periodically throughout the lifecycle of patent applications and issued patents. In order to help ensure that we comply with any required fee payment, documentary and/or procedural requirements as they might relate to any patents for which we are an assignee or co-assignee, we employ legal help and related professionals as needed to comply with those requirements. Failure to meet a required fee payment, document production or procedural requirement can result in the abandonment of a pending patent application or the lapse of an issued patent. In some instances, the defect can be cured through late compliance, but there are situations where the failure to meet the required deadline cannot be cured. Such an occurrence could compromise the intellectual property protection around a preclinical or clinical product candidate and possibly weaken or eliminate our ability to protect our eventual market share for that product candidate.

Our ability to research, develop and commercialize any product candidates is dependent on our ability to acquire, maintain or utilize third party contract research facilities that possess licenses relating to the cultivation, possession and supply of controlled substances.

In the United States, the DEA regulates the cultivation, possession and supply of cannabis for medical research and/or commercial development, including the requirement of annual registrations to manufacture or distribute cannabinoid-based pharmaceuticals. We do not currently conduct manufacturing or repackaging/relabeling of any product candidates in the United States, however we intend to conduct research on cannabinoids, including naturally-occurring cannabinoids, which are currently considered Schedule 1 controlled substances. We plan to obtain the required licenses regulating the possession and supply of cannabinoids and to utilize third party contractors to conduct research who have the required registrations, however there is no assurance that we will be successful in obtaining the required licenses or that we will be successful identifying or engaging third party contractors who have the required registrations.

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We plan to conduct a significant portion of our research in the United Kingdom, where licenses to cultivate, possess and supply cannabinoids for medical research are granted by the Home Office on an annual basis. We do not currently possess the required licenses, so until we do so, our research must be conducted within research institutions that possess the required licenses. If we are unable to conduct research at institutions that possess the required licenses, or if those licenses are not renewed in the future, we may not be in a position to engage in or carry on research and development programs in the United Kingdom. In order to carry out research in countries other than the United States and the United Kingdom, similar licenses to those outlined above are required to be issued by the relevant authority in each country. In addition, we will be required to obtain licenses to export from the U.S. and to import into the recipient country. We may also conduct a portion of our research in Canada, where we currently collaborating on certain research, and Ireland, where we currently have an office.

To date, we have not obtained controlled substance import, export, or supply licenses in any countries. We do not have an established track record of obtaining such required licenses and there is no assurance we will be able to obtain or maintain such licenses in the future, which could restrict our ability to conduct the research required for development and commercialization of our lead products.

Any product candidates we develop may be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

Some of our product candidates may contain controlled substances as defined in the federal Controlled Substances Act of 1970 (the “CSA”). Controlled substances are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements that are administered and enforced by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, have no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the U.S. Pharmaceutical products approved for use in the United States that comprise or contain a controlled substance are listed as Schedule II, III, IV or V, with Schedule II substances presenting the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs by licensed and DEA-registered health care providers is further restricted. For example, they may not be refilled without a new prescription.

While cannabis is a Schedule I controlled substance, products approved for medical use in the United States that contain cannabis-derived extracts may be placed in Schedules II-V, since marketing approval by the FDA satisfies the “accepted medical use” requirement. If and when any of our product candidates receive FDA approval, the DEA will make a scheduling determination within ninety days, taking into account recommendations from the FDA controlled substances staff, in order to place the product in a schedule other than Schedule I so that it may be prescribed to patients in the U.S. Furthermore, if the FDA, DEA, or any foreign regulatory authority subsequently determines that any approved and commercialized cannabinoid-based products may have potential for abuse, it may require us to generate more clinical or other data to establish whether or to what extent the substance has an abuse potential, which could result in a re-scheduling of the product and increase the costs associated with marketing that product.

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DEA registration and inspection of facilities. Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining the necessary registrations may result in delay of the importation, manufacturing or distribution of any cannabinoid derived products we may develop. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

State-controlled substances laws. Individual states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule our product candidates as well. While some states automatically schedule a drug based on federal action, other states schedule drugs through rulemaking or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

Clinical trials. It is possible some compounds we develop may contain cannabinoids, which may be designated as Schedule I substances, therefore to conduct clinical trials in the United States prior to approval, each of our research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense our lead products, as applicable, and to obtain the product from our importer. If the DEA delays or denies the grant of a research registration to one or more research sites, the clinical trial could be significantly delayed, and we could lose clinical trial sites. The importer for the clinical trials must also obtain a Schedule I importer registration and an import permit for each import. We do not currently conduct any clinical trials, manufacturing or repackaging/relabeling in the U.S.

Importation. If one of our product candidates is approved and classified as a Schedule II or III substance, an importer can import for commercial purposes if it obtains an importer registration and files an application for an import permit for each import. The DEA provides annual assessments/estimates to the International Narcotics Control Board which guides the DEA in the amounts of controlled substances that the DEA authorizes to be imported. The failure to identify an importer or obtain the necessary import authority, including specific quantities, could affect product availability and have a material adverse effect on our business, results of operations and financial condition. In addition, an application for a Schedule II importer registration must be published in the Federal Register, and there is a waiting period for third party comments to be submitted. It is always possible a competitor could take this opportunity to make adverse comments that delay the grant of an importer registration.

If one of our product candidates is approved and classified as a Schedule II controlled substance, federal law may prohibit the import of the substance for commercial purposes. If a product is listed as a Schedule II substance, we will not be allowed to import that drug for commercial purposes unless the DEA determines that domestic supplies are inadequate or there is inadequate domestic competition among domestic manufacturers for the substance as defined by the DEA. It is always possible the DEA could find that the active substance in a product, even if it is a plant derived substance, could be manufactured in the US. Moreover, Schedule I controlled substances, have never been registered with the DEA for importation commercial purposes, only for scientific and research needs. Therefore, if any of our future products could not be imported, that product would have to be wholly manufactured in the United States, and we would need to secure a manufacturer that would be required to obtain and maintain a separate DEA registration for that activity.

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Manufacture in the United States. If, because of a Schedule II classification or voluntarily, we were to conduct manufacturing or repackaging/relabeling in the United States, our contract manufacturers would be subject to the DEA’s annual manufacturing and procurement quota requirements. Additionally, regardless of the scheduling of any future product candidates, if the active ingredient in the final dosage form is a cannabinoid and is currently a Schedule I controlled substance it would be subject to such quotas as these substances could remain listed on Schedule I. The annual quota allocated to us or our contract manufacturers for the active ingredients in our products may not be sufficient to complete clinical trials or meet commercial demand. Consequently, any delay or refusal by the DEA in establishing our, or our contract manufacturers’, procurement and/or production quota for controlled substances could delay or stop our clinical trials or product launches, which could have a material adverse effect on our business, financial position and operations.

Distribution in the United States. If any of our product candidates is scheduled as Schedule II or III, we would also need to identify wholesale distributors with the appropriate DEA and state registrations and authority to distribute the product to pharmacies and other health care providers. We would need to identify distributors to distribute the product to pharmacies; these distributors would need to obtain Schedule II or III distribution registrations. The failure to obtain, or delay in obtaining, or the loss any of those registrations could result in increased costs to us. If any of our product candidates is a Schedule II drug, pharmacies would have to maintain enhanced security with alarms and monitoring systems, and they must adhere to recordkeeping and inventory requirements. This may discourage some pharmacies from carrying either or both of these products. Furthermore, state and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program may make physicians less willing to prescribe, and pharmacies to dispense, Schedule II products.

Our product development projects, if approved, may be unable to achieve the expected market acceptance and, consequently, limit our ability to generate revenue.

Even when and if product development is successful and regulatory approval has been obtained, our ability to generate significant revenue depends on the acceptance of our product candidates by physicians and patients. We cannot assure you that any of our product candidates will achieve the expected market acceptance and revenue, if and when we obtain the regulatory approvals. The market acceptance of any of our potential products depends on a number of factors, including the indication statement and warnings approved by regulatory authorities in the drug label, continued demonstration of efficacy and safety in commercial use, physicians’ willingness to prescribe the product, reimbursement from third-party payers such as government health care systems and insurance companies, the price of the product, the nature of any post-approval risk management plans mandated by regulatory authorities, competition, and marketing and distribution support. Any factors preventing or limiting the market acceptance of our products could have a material adverse effect on our business, results of operations and financial condition.

Results of preclinical studies and earlier clinical trials are not necessarily predictive indicators of future results.

Any positive results from future preclinical testing of our product candidates and potential clinical trials may not necessarily be predictive of the results from Phase 1, Phase 2 or Phase 3 clinical trials. In addition, our interpretation of results derived from clinical data or our conclusions based on our preclinical data may prove inaccurate. Frequently, pharmaceutical and biotechnology companies have suffered significant setbacks in clinical trials after achieving positive results in preclinical testing and early clinical trials, and we cannot be certain that we will not face similar setbacks. These setbacks may be caused by the fact that preclinical and clinical data can be susceptible to varying interpretations and analyses. Furthermore, certain product candidates performed satisfactorily in preclinical studies and clinical trials, but nonetheless failed to obtain FDA approval or a marketing authorization granted by the European Commission. If we fail to produce positive results in our clinical trials for our product candidates, the development timeline and regulatory approval and commercialization prospects for them and as a result our business and financial prospects, would be materially adversely affected.

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Clinical trials of cannabinoid-based product candidates are novel with very limited or non-existing history; we face a significant risk that the trials will not result in commercially viable products and treatments.

At present, there is only a very limited documented clinical trial history related to cannabinoids from which we can derive any scientific conclusions, or prove that our present assumptions for the current and planned research are scientifically compelling. While we are encouraged by the limited results of clinical trials by others, there can be no assurance that any clinical trial will result in commercially viable products or treatments.

Clinical trials are expensive, time consuming and difficult to design and implement. We, as well as the regulatory authorities may suspend, delay or terminate our clinical trials at any time, may require us, for various reasons, to conduct additional clinical trials, or may require a particular clinical trial to continue for a longer duration than originally planned, including, among others:

•	lack of effectiveness of any formulation or delivery system during clinical trials;

•	discovery of serious or unexpected toxicities or side effects experienced by trial participants or other safety issues;

•	slower than expected rates of subject recruitment and enrollment rates in clinical trials;

•	delays or inability in manufacturing or obtaining sufficient quantities of materials for use in clinical trials due to regulatory and manufacturing constraints;

•

delays in obtaining regulatory authorization to commence a trial, including IRB approvals, licenses required for obtaining and using cannabinoids for research, either before or after a trial is commenced;

•	unfavorable results from ongoing pre-clinical studies and clinical trials;

•	patients or investigators failing to comply with study protocols;

•	patients failing to return for post-treatment follow-up at the expected rate;

•	sites participating in an ongoing clinical study withdraw, requiring us to engage new sites;

•

third-party clinical investigators decline to participate in our clinical studies, do not perform the clinical studies on the anticipated schedule, or act in ways inconsistent with the established investigator agreement, clinical study protocol, good clinical practices, and other IRB requirements;

•	third-party entities do not perform data collection and analysis in a timely or accurate manner or at all; or

•	regulatory inspections of our clinical studies require us to undertake corrective action or suspend or terminate our clinical studies.

Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

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Changes in consumer preferences and acceptance of cannabinoid-derived products and any negative trends will adversely affect our business.

We are substantially dependent on initial and continued market acceptance and proliferation of cannabinoid-derived therapeutic treatments. We believe that as cannabinoid-derived products become more widely accepted by the medical and scientific communities and the public at large, the stigma associated with cannabinoid-derived products and treatments will moderate and, as a result, consumer demand will likely continue to grow. However, we cannot predict the future growth rate and size of the market, assuming that the regulatory framework is favorable of which there can be no assurance. Any negative outlook on cannabinoid-derived products and treatments could adversely affect our business prospects.

In addition, while some may believe that large, well-funded pharmaceutical and other related businesses and industries may have material economic reasons to be in strong opposition to cannabinoid-based products, we do not believe that it is accurate. Despite the fact that several large pharmaceutical companies are already marketing FDA approved cannabinoid-based or ECS targeting therapies, it remains relatively uncommon among the global pharmaceutical giants. The pharmaceutical industry is also well-funded with a strong and experienced lobby presence at both the federal and state levels as well as internationally, that surpasses financial resources of the current group of research and development companies working on product candidates that modulate the endocannabinoid system. Any effort the pharmaceutical lobby could or might undertake to halt or delay the development of cannabinoid-based products could have a detrimental impact on our business.

These pressures could also limit or restrict the introduction and marketing of any such cannabinoid-derived product. Adverse publicity regarding cannabis misuse or adverse side effects from cannabis or other cannabinoid-derived products may adversely affect the commercial success or marketability. The nature of our business attracts and may be expected to continue to attract a high level of public and media interest and, in the event of any related adverse publicity, we may not succeed in monetizing our products and treatments.

Our product candidates may contain controlled substances, the use of which may generate public controversy.

Since our product candidates may contain controlled substances, their regulatory approval may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for, our product candidates. These pressures could also limit or restrict the introduction and marketing of our product candidates. Adverse publicity from cannabis misuse or adverse side effects from cannabis or other cannabinoid-derived products may adversely affect the commercial success or market penetration achievable by our product candidates. The nature of our business will likely attract a high-level of public and media interest, and in the event of any resultant adverse publicity, our reputation may be harmed.

To date, the FDA has only approved one plant-derived cannabinoid product as safe and effective for indications related to epilepsy in children. The FDA is aware that there is considerable interest in the use of cannabinoids to attempt to treat a number of medical conditions. Before conducting testing in humans in the U.S. of a drug that has not been approved by the FDA, we will need to submit an IND application to the FDA. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending new drug applications (“NDAs”), warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution.

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Laws and regulations affecting therapeutic uses of cannabinoids are constantly evolving.

The constant evolution of laws and regulations affecting the research and development of cannabinoid-based pharmaceutical products and treatments could detrimentally affect our business. Laws and regulations related to the therapeutic uses of cannabinoids are subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations or alleged violation of these laws could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications of laws and regulations and it is possible that new laws and regulations may be enacted in the future that will be directly applicable to our business.

Cannabinoid-based research activities in the pharmaceutical industry may make it difficult to obtain insurance coverage.

In the event that we decide to commence research based on plant-derived cannabinoids in the U.S., obtaining and maintaining necessary insurance coverage, for such things as workers compensation, general liability, product liability and directors and officers insurance, may be more difficult and expensive for us to find because of our research directions utilizing synthetic and plant-derived cannabinoids. There can be no assurance that we will be able to find such insurance, if needed, or that the cost of coverage will be affordable or cost-effective. If, either because of unavailability or cost prohibitive reasons, we are compelled to operate without insurance coverage, we may be prevented from entering certain business sectors, experience inhibited growth potential and/or expose us to additional risks and financial liabilities.

We face a potentially highly competitive market.

Demand for medical cannabinoid-derived products is dependent on a number of social, political and economic factors that are beyond our control. While we believe that demand for such products will continue to grow, there is no assurance that such increase in demand will happen, that we will benefit from any demand increase or that our business, in fact, will ever become profitable.

The emerging markets for cannabinoid-derived products and medical research and development are and will likely remain competitive. The development and commercialization of pharmaceutical products in general is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as products and processes being developed by universities and other research institutions. Many of our competitors have developed, are developing, or will develop products and processes competitive with our product candidates. Competitive therapeutic treatments include those that have already been approved and accepted by the medical community and any new treatments that may enter the market. For some of our product development directions, other treatment options are currently available, under development, and may become commercially available in the future. If any of our product candidates is approved for the diseases and conditions we are currently pursuing, they may compete with a range of therapeutic treatments that are either in development or currently marketed.

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Changes in legislation or regulation in the health care systems in the United States and foreign jurisdictions may affect us.

Our ability to successfully commercialize our products may depend on how the U.S. and other governments and/or health administrations provide coverage and/or reimbursements for our products. The ongoing efforts of governments, insurance companies, and other participants in the health care services industry to reduce health care costs may adversely affect our ability to achieve profitability.

In certain foreign markets, including countries in the European Union, pricing of prescription pharmaceuticals is subject to governmental control. Price negotiations with governmental authorities may range from 6 to 12 months or longer after the receipt of regulatory marketing approval for a product. Our business could be detrimentally impacted if reimbursements of our products are unavailable or limited if pricing is set at unacceptable levels.

We are highly dependent on our key personnel, and if we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in our highly competitive industry depends upon our ability to attract and retain highly qualified managerial, scientific and medical personnel. We are highly dependent on our Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary, Gregory D. Gorgas. The loss of the services of Mr. Gorgas, and our inability to find a suitable replacement could result in delays in research and development and product development and harm our business. Additionally, although we have entered into an employment agreement with Mr. Gorgas, this employment agreement provides for at-will employment, which means that Mr. Gorgas could leave our employment at any time, with or without notice. We do not maintain “key man” insurance policies on the life of Mr. Gorgas.

Competition for skilled personnel in our market is intense and may limit our ability to hire and retain highly qualified personnel on acceptable terms or at all. To induce valuable service providers to remain at our Company, in addition to salary and cash incentives, we have issued stock options and restricted stock awards that vest over time. The value to service providers of stock options and restricted stock awards that vest over time may be significantly affected by movements in our stock price that are beyond our control, and may at any time be insufficient to counteract more lucrative offers from other companies. Despite our efforts to retain valuable employees, members of our management, scientific and development teams may terminate their employment with us on short notice. Our success depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level and senior managers as well as junior, mid-level and senior scientific and medical personnel. If we are not successful in attracting and retaining highly qualified personnel, it would have a material adverse effect on our business, financial condition, and results of operations.

We will need to grow the size and capabilities of our organization, and we may experience difficulties in managing this growth.

To effect our business plan, we will need to rapidly add other management, accounting, regulatory, and scientific staff. We currently have only three employees. We will need to attract, retain and motivate a significant number of new additional managerial, operational, sales, marketing, financial, and other personnel, as well as highly skilled scientific and medical personnel, and to expand our capabilities to successfully pursue our research, development, manufacturing and commercialization efforts and secure collaborations to market and distribute our products. This growth may strain our existing managerial, operational, financial and other resources. We also intend to add personnel in our research and development and regulatory departments as we expand our clinical trial and research capabilities. Moreover, we will need to hire additional accounting and other personnel and augment our infrastructure as we continue to grow the Company. Any inability to attract and retain qualified employees to enable our planned growth and establish additional capabilities or our failure to manage our growth effectively could delay or curtail our product development and commercialization efforts and harm our business.

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We are currently reliant on consultants to oversee critical activities and perform services on behalf of the Company.

Due to our limited financial resources, we have engaged consultants to work on a part-time basis to oversee critical activities and perform services on behalf of the Company. Even if we are successful in raising additional capital and require those activities and services be performed by full-time employees, there is no guarantee that we will be able to hire our current consultants or consultants with similar background and experience to oversee those functions or perform services on behalf of the Company. We are also at risk that the consultants we use may not be able to perform services on a timely basis for us as opposed to other companies who may offer greater compensation or more opportunity than we do, and that those consultants may eventually decide to accept full-time employment with other companies, some of which could be a direct competitor to us.

We have incurred losses since inception and cannot assure that we will ever achieve or sustain profitability.

We have incurred losses since inception. We expect to continue to incur significant expenses and increasing operating and net losses for the foreseeable future. To date, we have financed our operations primarily through the sale of equity securities. To date our primary activities have been limited to, and our limited resources have been dedicated to, raising capital, non-clinical research on our programs, recruiting service providers, negotiating with business partners and licensors of intellectual property, filing patent applications, and complying with public reporting requirements.

We have never been profitable and do not expect to be profitable in the foreseeable future. We expect our expenses to increase significantly as we pursue our objectives. The extent of our future operating losses and the timing of profitability are highly uncertain, and we expect to continue to incur significant expenses and operating losses over the next several years. Our prior and continuing losses have had and will continue to have an adverse effect on our stockholders’ equity and working capital. We cannot assure that we will ever be able to achieve profitability. Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of our company and could impair our ability to raise capital, expand our business, license additional programs, establish or maintain development efforts, obtain regulatory approvals or continue operations.

Our employees or consultants may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by our employees or consultants could include intentional failures to comply with FDA regulations, to provide accurate information to the FDA, to comply with manufacturing standards we have established, to comply with federal and state healthcare fraud and abuse laws and regulations, to report financial information or data accurately or to disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of individually identifiable information, including, without limitation, information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a code of business conduct and ethics, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent improper activities may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions, including civil, criminal or administrative.

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We may not successfully manage our growth.

Our success will depend upon the effective management of our growth, which will place a significant strain on our management and on administrative, operational and financial resources. To manage this growth, we will be required to expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. Our inability to manage this growth could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

If we are unable to obtain and maintain patent protection for our products, our competitors could develop and commercialize products and technology similar or identical to our product candidates, and our ability to successfully commercialize any product candidates we may develop, and our science may be adversely affected.

As with our competitors, our ability to maintain and solidify a proprietary position for our product candidates will depend upon our success in obtaining effective patent claims that cover such product candidates, their manufacturing processes and their intended methods of use, and enforcing those claims once granted. Furthermore, in some cases, we may not be able to obtain issued claims covering our product candidates which are sufficient to prevent third parties, such as our competitors, from either utilizing our technology or designing around any patent claims to avoid infringing them. Any failure to obtain or maintain patent protection with respect to our product candidates could have a material adverse effect on our business, financial condition, and results of operations.

Changes in either the patent laws or their interpretation in the U.S. and other countries may diminish our ability to protect our inventions, obtain, maintain, and enforce our intellectual property rights and, more generally, could affect the value of our intellectual property or narrow the scope of our issued patents. Additionally, we cannot predict whether the patent applications we or our licensors are currently pursuing will issue as patents in any particular jurisdiction or whether the claims of any issued patents will provide sufficient protection from competitors or other third parties.

The patent prosecution process is expensive, time-consuming, and complex, and we may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output in time to file for or obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our research and development output, such as our employees, corporate collaborators, outside scientific collaborators, suppliers, consultants, advisors and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection. If any licensors are not fully cooperative or disagree with us as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised or even lost entirely. If there are material defects in the form, preparation or prosecution of our patents or patent applications, such patents or applications may be subject to challenges based on invalidity and/or unenforceability. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

Patents also have a limited lifespan. In the United States, subject to certain extensions that may be obtained in some cases, the natural expiration of a utility patent is generally 20 years from its earliest effective filing date, and the natural expiration of a design patent is generally 14 years after its issue date, unless the filing date occurred on or after May 13, 2015, in which case the natural expiration of a design patent is generally 15 years after its issue date. Various extensions may be available; however the life of a patent, and the protection it affords, is limited. Without patent protection for our products and services, we may be open to competition. Further, if we encounter delays in our development efforts, the period of time during which we could market our products and services under patent protection would be reduced.

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Obtaining and maintaining our patent protection depends on compliance with various procedural measures, document submissions, fee payments and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other government fees on patents and applications will be due to be paid to the United States Patent and Trademark Office (the “USPTO”) and various government patent agencies outside of the U.S. over the lifetime of our and our licensors’ patents and applications. The USPTO and various non-U.S. government agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process and after patent issuance. In some cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in a partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market in that jurisdiction with similar or identical products or technology, which could have a material adverse effect on our business, financial condition, and results of operations.

We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of employees, consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship of inventions covered by our or our licensors’ patents, trade secrets or other intellectual property. If we or our licensors fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or rights or licenses to use, intellectual property that is important to our products. Even if we and our licensors are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. Any of the foregoing could have a material adverse effect on our business, financial condition, and results of operations.

Intellectual property rights do not necessarily address all potential threats.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, can be expensive or difficult to enforce, and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

•

others may be able to make products that are similar to our product candidates or utilize similar science or technology but that are not covered by the claims of the patents that we may own or license from our licensors or that incorporate certain research in our product candidates that is in the public domain;

•

we, or our licensors or collaborators, might not have been the first to make the inventions covered by the issued patent or pending patent application that we or our licensors own now or in the future;

•	we, or our licensors or collaborators, might not have been the first to file patent applications covering certain of our or their inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

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•	it is possible that our or our licensors’ current or future pending patent applications will not lead to issued patents;

•	issued patents that we or our licensors hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors or other third parties;

•

our competitors or other third parties might conduct research and development activities in countries where we or our licensors do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•	we may not develop additional proprietary product candidates that are patentable;

•

the patents of others may harm our business if, for example, we or our licensors are found to have infringed those patents or if those patents serve as prior art to our or our licensors’ patents which could potentially invalidate our or our licensors’ patents; and

•

we may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property, which could ultimately result in public disclosure of the intellectual property if the third party’s patent application is published or issues to a patent.

Should any of these events occur, they could have a material adverse effect on our business, financial condition, and results of operations.

Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

There is a great deal of litigation concerning intellectual property in our industry, and we or our licensors could become involved in litigation. Even if resolved in our or our licensors’ favor, litigation or other legal proceedings relating to intellectual property claims may cause us or our licensors to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our securities. Such litigation or proceedings could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct or defend against such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our business, financial condition, results of operations and ability to compete in the marketplace.

We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Some of our employees and consultants were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

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RISKS RELATED TO OUR SECURITIES

You may be unable to exercise the Warrants and they may have no value under certain circumstances.

We currently do not have authorized shares available to permit exercise of all of the warrants. Therefore, all of the warrants will not be exercisable until we obtain stockholder approval to either increase the number of authorized shares of common stock or effect a reverse stock split, in either case in an amount sufficient to permit exercise in full of the warrants. If we are unable to obtain such stockholder approval, the warrants may have no value and will expire. In no event may the warrants be net cash settled.

The Company has used almost all of its unreserved, authorized shares.

The Company has used almost all of its unreserved authorized shares and will need stockholder approval to increase the number of authorized shares or to conduct a reverse stock split. The Company’s articles of incorporation currently requires stockholder approval of not less than a majority of all outstanding shares of capital stock entitled to vote in order to increase the number of authorized shares and to approve a reverse stock split. There are no assurances that stockholder approval will be obtained. In the event that stockholder approval is not obtained, the Company will be unable to raise additional capital through the issuance of shares of common stock to fund its future operations.

The price of our securities may be volatile, and you could lose all or part of your investment. Further, we do not know whether an active, liquid and orderly trading market will develop for our securities or what the market price of our securities will be and as a result it may be difficult for you to sell your shares of our securities.

Although our securities are listed on the Nasdaq Capital Market, an active trading market for our shares may never develop or be sustained. You may not be able to sell your shares quickly or at the market price if trading in shares of our securities is not active. Further, an inactive market may also impair our ability to raise capital by selling shares of our securities and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our securities as consideration, which could have a material adverse effect on our business, financial condition, and results of operations. In addition, the trading price of our securities is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume.

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Our common stock was previously listed for trading on the OTC Market’s OTCQB service under the symbol “ARTL.” Our stock has limited trading volume. Many of our securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements and other requirements applicable to companies that have previously been a shell company. An investor may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the investor desires, and the terms of such sale may be less favorable than might be obtainable because of a limited market, which may never develop.

Until December 2017, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which our Current Report on Form 8–K reflecting our status as a non-shell company, was filed with the SEC; and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8–K reports. We are currently subject to the reporting rules under the Exchange Act and expect to remain subject to the reporting requirements under the Exchange Act. However, even then, many of our stockholders may be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned). The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of our securities to decline or make it difficult to establish a trading market in our shares.

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Certain of the possible adjustments to the warrants may result in a deemed distribution from us to a beneficial owner of a warrant that will be taxable, even though the beneficial owner does not receive a corresponding distribution of cash.

The exercise terms of the warrants may be adjusted in certain circumstances. An adjustment to the number of shares of common stock that will be issued on the exercise of the warrants or an adjustment to the exercise price of the warrants (or, in certain circumstances, a failure to make adjustments) may be treated as a taxable deemed distribution to a holder of the warrants, even if such holder does not receive any cash or other property in connection with the adjustment. Holders of the warrants should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and sales of such shares may have a depressive effect on the share price of our common stock.

Many of the outstanding shares of common stock are “restricted securities” within the meaning of Rule 144. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of our Board and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our Board considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

We incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will continue to incur significant legal, accounting, and other expenses. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (“the Exchange Act”), which will require, among other things, that we file with the SEC, annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and the Nasdaq to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as “say on pay” and proxy access. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

If the listing requirements of the Nasdaq Capital Market divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations. The increased costs will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our board committees or as executive officers.

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Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

Our disclosure controls and procedures may not be effective to ensure that we make all required disclosures.

As a public reporting company, we are subject to the periodic reporting requirements of the Exchange Act. Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

Anti-takeover provisions in our amended and restated articles of incorporation and bylaws, as well as provisions in Nevada law, might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our securities.

Our amended and restated articles of incorporation, bylaws and Nevada law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our Board. Our corporate governance documents include provisions:

•	providing for a single class of directors where each member of the board shall serve for a one year term and may be elected to successive terms;

•	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors, including provisions that require the company to advance payment for defending pending or threatened claims;

•	limiting the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our Board;

•	controlling the procedures for the conduct and scheduling of board and stockholder meetings;

•	limiting the determination of the number of directors on our board and the filling of vacancies or newly created seats on the board to our Board then in office; and

•	providing that directors may be removed by stockholders at any time.

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These provisions, alone or together, could delay hostile takeovers and changes in control or changes in our management.

As a Nevada corporation, we are also subject to provisions of Nevada corporate law, including Section 78.411, et seq. of the Nevada Revised Statutes, which prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last two years has owned, 10% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that our stockholders could receive a premium for their common stock in an acquisition.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock and our public warrants are publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and Nasdaq, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We are a smaller reporting company, and we cannot be certain if the reduced reporting requirements applicable to smaller reporting companies will make our securities less attractive to investors.

For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation and our periodic reports and proxy statements. We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities, and our stock price may be more volatile.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our securities will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

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FORWARD-LOOKING STATEMENTS

These statements contain forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. Some of the statements in the section captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and elsewhere contain forward-looking statements. In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable expressions that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these terms.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our plans to obtain funding for our operations, including funding necessary to develop, manufacture and commercialize our product candidates;
•	the size and growth of the markets for our product candidates;
•	our commercialization, marketing, and manufacturing capabilities and strategy;
•	our ability to compete with companies currently producing alternative treatment methods;
•	the cost, timing and outcomes of any potential litigation involving our product candidates;
•	our expectation that our capital resources will not be sufficient to fund our operations for at least the next 12 months;
•	regulatory developments in the U.S. and in non-U.S. countries;
•	the development, regulatory approval, efficacy and commercialization of competing product candidates;
•	our ability to retain key scientific or management personnel;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology;
•	the terms and conditions of licenses granted to us and our ability to license additional intellectual property related to our product candidates, as appropriate;
•	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates;
•	potential claims related to our intellectual property;
•	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•	our ability to develop and maintain our corporate infrastructure, including our internal controls;
•	our ability to develop innovative new product candidates; and
•	our financial performance.

In addition, you should refer to the “Risk Factors” section for a discussion of other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this filing, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

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MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity, and market size, is based on information from various third-party industry and research sources, on assumptions that we have made based on that data and other similar sources, and on our knowledge of the markets for our services. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

In addition, industry publications, studies, and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section captioned “Risk Factors” and elsewhere in this prospectus. These and other factors could cause our actual results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our units in this offering will be approximately $______________, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds will be approximately $_____________, after deducting estimated discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed public offering price of $___ per Unit would change our net proceeds by $___________, assuming the number of shares offered by us, as set forth on the cover of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase (decrease) of _____________ in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $_____________, assuming the assumed public offering price stays the same.

We intend to use the net proceeds of this offering as follows:

•	approximately percent in research and development for our product candidate pipeline, including in preclinical research, manufacturing, and clinical studies;
•	approximately percent to advance our research in areas such as new product development, additional inventions, intellectual property, and manufacturing; and
•	the balance of the proceeds may be used to support other regulatory activities, working capital, and general corporate purposes.

We may also use a portion of our net proceeds to acquire and invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction and are not involved in negotiations to do so. Pending these uses, we intend to invest our net proceeds from this offering primarily in investment-grade, interest-bearing instruments.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amount and timing of our expenditures will depend on several factors, including cash flows from our operations and the anticipated growth of our business. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our Board and management regarding the application of the proceeds from this offering. We reserve the right to change the use of these proceeds as a result of certain contingencies such as the results of our research and development efforts, competitive developments, opportunities to acquire products, technologies or businesses, debt repayment needs, and other factors.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock at any time in the foreseeable future. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our Board and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions, the terms of any future credit agreements and other factors that our Board may deem relevant. In addition, our current financing arrangements effectively prohibit us from paying cash dividends on our capital stock for the foreseeable future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, debt obligations, and capitalization as of May 31, 2020:

•	on an actual basis; and

•

on a pro forma as adjusted basis to give effect to the issuance and sale of ______________Units in this offering at an assumed public offering price of $7.20 per Unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	As of
	May 31, 2020
	Actual	Pro Forma As Adjusted(1)

Cash and cash equivalents	$1,279,256	$	______

Capitalization:
Equipment financing	-		-
Stockholders’ equity:
Preferred Stock, par value $0.001, 6,250,000 shares authorized, 0 shares issued and outstanding	-		-
Common stock, $0.001 par value: 18,750,000 shares authorized, actual; 3,733,604 shares issued and outstanding, pro forma as adjusted; _____shares issued and outstanding	3,734		_____
Additional paid-in capital	11,609,266		_____
Accumulated deficit	(8,438,434)		_____
Accumulated other comprehensive income (loss)	50,504		_____
Total stockholders’ equity	3,225,070		_____

Total capitalization	$3,225,070	$	_____

_______________

(1)

Each $1.00 increase (decrease) in the assumed public offering price of $_____ per Unit, would increase (decrease) pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $_____, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of _____Units offered by us would increase (decrease) pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $_____, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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The foregoing pro forma as adjusted information is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes appearing elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus.

The table and discussion above are based on 3,733,604 shares of common stock outstanding as of May 31, 2020, and excludes the following:

•

281,834 shares of our common stock issuable upon the exercise of options or restricted stock awards granted under our 2018 Equity Incentive Plan (the “2018 Plan”), with a weighted-average exercise price of $3.57 per share;

•	2,334,937 shares of our common stock issuable upon the exercise of warrants, with a weighted-average exercise price of $8.12 per share; and
•	93,166 shares of our common stock reserved for future issuance under our 2018 Plan.

To the extent that any of these outstanding options or warrants are exercised, or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the amount per Unit paid by purchasers, assuming no value is attributed to the warrants, in this public offering and the pro forma net tangible book value per share of our common stock immediately after the closing of this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, which would cause the actual dilution to you to be higher.

Our net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities. Net tangible book value (deficit) per share is our net tangible book value (deficit) divided by the number of shares of common stock outstanding as of May 31, 2020.  Our net tangible book value (deficit) as of May 31, 2020 was $1,185,653, or $0.32 per share, based 3,733,604 shares of our common stock outstanding as of May 31, 2020.

After giving effect to the sale of ______________ Units by us in this offering at a public offering price of $____ per Unit, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of May 31, 2020 would have been approximately $___________, or $_____ per share of common stock. This represents an immediate increase in pro forma net tangible book value of $_____ per share to our existing stockholders and an immediate dilution of $_____ per share to investors purchasing Units in this offering.

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The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$	______
Net tangible book value (deficit) per share at May 31, 2020	$	______
Increase to net tangible book value per share attributable to investors purchasing our common stock in this offering	$	______
Pro forma net tangible book value per share as of May 31, 2020, after giving effect to this offering	$	______
Dilution of pro forma net tangible book value per share to investors purchasing our common stock in this offering	$	______

If any shares of common stock are issued upon exercise of outstanding options or warrants, you may experience further dilution.

Each $1.00 increase (decrease) in the assumed public offering price of $_____ per Unit, would increase (decrease) our pro forma as adjusted net tangible book deficit per share to new investors by $____, and would increase (decrease) dilution per share to new investors in this offering by $____, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated discounts and commissions and estimated offering expenses payable by us. In addition, to the extent any outstanding options to purchase common stock are exercised or any outstanding restricted stock units vest, new investors would experience further dilution. If the underwriters exercise their option to purchase additional shares in full, the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering would be approximately $_____per share, and the dilution in pro forma as adjusted net tangible book value per share to investors in this offering would be approximately $_____ per share of common stock.

The table and discussion above are based on 3,733,604 shares of common stock outstanding as of May 31, 2020, and excludes the following:

•

281,834 shares of our common stock issuable upon the exercise of options or restricted stock awards granted under our 2018 Equity Incentive Plan (the “2018 Plan”), with a weighted-average exercise price of $3.57 per share;

•	2,334,937 shares of our common stock issuable upon the exercise of warrants, with a weighted-average exercise price of $8.12 per share; and
•	93,166 shares of our common stock reserved for future issuance under our 2018 Plan.

To the extent that any of these outstanding options or warrants are exercised, or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this prospectus. Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are forward-looking statements that  are based on current expectations and involve various risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements. We encourage you to review the information the “Special Note Regarding Forward Looking Statements” and “Risk Factors” sections in this prospectus.

Our unaudited financial statements are stated in United States Dollars (“US$”) and are prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. In this prospectus, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

General Overview

We are a clinical stage biopharmaceutical company focused on developing and commercializing treatments intended to modulate the endocannabinoid system (the “ECS”), a family of receptors and neurotransmitters that form a biochemical communication network throughout the body, and related signaling pathways. Our board of directors and management team is highly experienced and has a successful history of development, regulatory approval and commercialization of pharmaceuticals.

Our product candidate pipeline broadly leverages leading scientific methodologies to ECS modulation, balances risk across mechanism of action and stages of development and represents a comprehensive approach in utilizing the power of the ECS to develop pharmaceuticals for patients with unmet healthcare needs. We are currently developing ART27.13 as a treatment for anorexia associated with cancer in a planned Phase 1b/2a trial, ART26.12, which is being studied as a synthetic endocannabinoid modulator and cancer therapeutic and is in the late pre-clinical stage and ART12.11, a solid-state composition of cannabidiol (“CBD cocrystal”). The COVID-19 global pandemic has created uncertainties in the expected timelines for clinical stage biopharmaceutical companies such as us, and because of such uncertainties, we are unable to accurately predict our expected timelines at this time.

The crystal structure of cannabidiol (“CBD”) is known to exhibit polymorphism, or the ability to manifest in different forms. Polymorphism can adversely affect stability, dissolution, and bioavailability of a drug product and thus affect its quality, safety, and efficacy. We have developed ART12.11 as a proprietary cocrystal composition of CBD. We believe our cocrystal exists as a single crystal form and as such is anticipated to have advantages over other forms of CBD that exhibit polymorphism. Anticipated advantages of this single crystal structure include improved stability, solubility, and a more consistent absorption profile. We believe these features will result in more consistent bioavailability and may lead to improved safety and efficacy.

Presently, we have one U.S. patent, one U.S. patent application, and two foreign patent applications directed to our cocrystal composition of CBD. Composition claims are generally known in the pharmaceutical industry as the most desired type of intellectual property and should provide for long lasting market exclusivity for our synthetic CBD cocrystal drug product candidate. In addition, due to the reasons outlined above, we believe that our synthetic CBD cocrystal will have superior pharmaceutical properties compared to non-cocrystal CBD products under development at other competing companies to treat Inflammatory Bowel Disease (IBD), Post-Traumatic Stress Disorder (PTSD), and other indications.

In addition to our own internal discovery research, we are currently developing two patent protected product candidates that we obtained through our in-licensing activities. Our first program is a synthetic small molecule program, ART27.13, being developed for cancer-related anorexia. ART27.13 is a peripherally-restricted high-potency dual CB1 and CB2 receptor agonist which was originally developed by AstraZeneca plc (“AstraZeneca”). We have exercised our option to exclusively license this product candidate through the NEOMED Institute, a Canadian not-for-profit corporation, renamed adMare in June 2019 (“NEOMED”). In Phase 1 single dose studies in healthy volunteers and a multiple ascending dose study in otherwise healthy patients with back pain conducted by AstraZeneca, ART27.13 exhibited an attractive pharmacokinetic and absorption, distribution, metabolism, and excretion profile and was well tolerated within the target exposure range. It also exhibited dose-dependent and potentially clinically meaningful increases in body weight. Importantly, the changes in body weight were not associated with fluid retention or other adverse effects and occurred at exposures without central nervous system (“CNS”) side effects. Discussions with U.K. regulators indicate there is a potential pathway for development of ART27.13 for the treatment of cancer-related anorexia, which affects approximately 60% of advanced stage cancer patients. We are planning to initiate a Phase 1b/2a clinical study of cancer-related anorexia with ART27.13 upon successful completion of manufacturing new study material and when the regulatory authorities in the U.K. permit initiations of new clinical studies which are currently paused due to the global coronavirus pandemic, COVID-19.

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Our second in-licensed program is a platform of small-molecule inhibitors for fatty acid binding protein 5 (“FABP5”), based upon scientific developments achieved at Stony Brook University (“SBU”) which we have designated ART26.12. To date, SBU has received nearly $4 million in funding from the National Institutes of Health to begin developing these candidates. Fatty acid binding proteins (“FABPs”) are attractive therapeutic targets, however, their high degree of similarity among the various types has proven challenging to the creation of drugs targeting specific FABPs. FABP5 is believed to specifically target and regulate one of the body’s endogenous cannabinoids, anandamide (“AEA”). While searching for a FABP5 inhibitor to regulate AEA, we believe researchers at SBU discovered the chemistry for creating a highly specific and potent small molecule inhibitor for FABP5. In addition to its potential as an endocannabinoid modulator, FABP5 is also an attractive target for cancer drug development. Large amounts of human clinical epidemiological and animal model data support FABP5 as a well validated oncology therapeutic target, especially for triple negative breast cancer and castration-resistant prostate cancer. We licensed exclusive world-wide rights to these inhibitors from SBU. The program is in the final stages of lead optimization, and we plan to initiate regulatory enabling studies thereafter. We anticipate clinical studies in cancer could begin in the second half of 2021 or the first half of 2022 depending on the impact of COVID-19. The COVID-19 global pandemic has created uncertainties in the expected timelines for clinical stage biopharmaceutical companies such as us, and because of such uncertainties, we are unable to accurately predict our expected timelines at this time.

We are developing our product candidates in accordance with traditional drug development standards and plan to make them available to the general public via prescription or physician orders only after obtaining marketing authorization from a regulatory authority, such as the U.S. Food and Drug Administration (the “FDA”). Our management team has experience developing and commercializing ethical pharmaceutical products, including several first-in-class therapeutics. Based upon our current management’s capabilities and the future talent we may attract, we expect to retain rights to internally develop and commercialize products, however, we may seek collaborations with partners in the biopharmaceutical industry when that strategy serves to maximize value for our stockholders.

Product Candidate Pipeline:

Product Candidate	Target Indications	Development Phase	Market Size
ART27.13 – Synthetic Cannabinoid Agonist	Anorexia associated with cancer	Phase 1	Cancer anorexia cachexia syndrome: $2 billion
ART12.11 – Synthetic CBD Cocrystal	Inflammatory Bowel Disease (IBD) and Post-Traumatic Stress Disorder (PTSD)	Pre-clinical	IBD: $7 billion PTSD: $7 billion
ART26.12 – FABP5 inhibitor	Prostate cancer and Breast cancer	Pre-clinical	Prostate cancer: $9 billion Breast cancer: $18 billion

Therapeutics market size based upon total global annual prescription drug sales in 2016, 2017 or 2018.

Background

The ECS is composed of cannabinoid receptors, endogenous receptor ligands (“endocannabinoids”) and their associated transporter mechanisms, as well as enzymes responsible for the synthesis and degradation of endocannabinoids, and has emerged as a considerable target for pharmacotherapy approaches of numerous human diseases. As a widespread modulatory system, the ECS plays important roles in the CNS, development, synaptic plasticity, and the response to endogenous and environmental factors.

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The modulation of the ECS can be effected by using selective or non-selective agonists, partial agonists, inverse agonists, and antagonists of the cannabinoid receptors, CB1 and CB2. The CB1 receptor is distributed in brain areas associated with motor control, emotional responses, motivated behavior and energy homeostasis. In the periphery, CB1 is ubiquitously expressed in the adipose tissue, pancreas, liver, gastrointestinal tract, skeletal muscles, heart and the reproductive system. The CB2 receptor is mainly expressed in the immune system regulating its functions, and is upregulated in response to tissue stress or damage in most cell types. The ECS is therefore involved in pathophysiological conditions in both the central and peripheral tissues.

The actions of endogenous ligands can be enhanced or attenuated by targeting mechanisms that are associated with their transport within the cellular and extra cellular matrix as well as their synthesis and breakdown. Small molecule chemical modulators of the ECS can be derived from the cannabis plant (“phytocannabinoids”), can be semi-synthetic derivatives of phytocannabinoids or endocannabinoids, or can be completely synthetic new chemical entities. We plan to develop approaches within our portfolio that address receptor binding and endocannabinoid transport modulation using only synthetic new chemical entities. Future approaches may also involve targeting synthesis or breakdown enzymes.

ECS targeting cannabinoid-based medicines are already approved and used to treat numerous medical conditions. The ECS is further implicated in many disease states within the peer reviewed literature including conditions which involve the regulation of food intake, central nervous system, pain, cardiovascular, gastrointestinal, immune and inflammation, behavioral, antiproliferative and reproductive functions. These areas of ECS pathophysiology are aligned with our therapeutic areas of focus: pain, inflammation, anorexia, and cancer.

Business Strategy

Our objective is to develop and commercialize ethical pharmaceutical products that provide physicians access to the therapeutic potential of cannabinoid therapeutics and other modulators of the ECS for their patients. We intend to pursue technologies and compounds that offer promising therapeutic approaches to cannabinoid-based therapies, including mimetics of naturally-occurring cannabinoids and fully synthetic cannabinoids, as well as compounds that promote the effectiveness of the ECS.

Results of Operations

The following summary of our results of operations, for the three and nine months ended May 31, 2020 and 2019, should be read in conjunction with our interim financial statements, as included in this prospectus and our audited financial statements for the years ended August 31, 2019 and 2018, as included in this prospectus.

Our Company does not have any revenue. We classify our operating expenses into research and development, professional fees, and selling, general and administrative expenses. Research and development expense consists of expenses incurred while performing research and development activities to discover and develop our product candidates. This includes conducting preclinical studies and clinical trials, development efforts and activities related to regulatory filings for product candidates. We recognize research and development expenses as they are incurred. Our research and development expense also includes costs incurred in research and development partnerships such as preliminary studies, development of potential intellectual property, and research initiatives.

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities, but we cannot guarantee that we will be able to achieve same.

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Selected Financial Data

The following table provides selected financial data about our Company as of May 31, 2020 and August 31, 2019.

Balance Sheet Data

	May 31,	August 31,
	2020	2019
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,279,256	$4,423,965
Prepaid expenses and other current assets	74,655	18,623
Deferred offering costs	98,715	-
Total Current Assets	1,452,626	4,442,588
Equipment, net of accumulated depreciation of $1,144 and $792, respectively	1,484	721
Intangible asset	2,039,417	2,039,417
TOTAL ASSETS	3,493,527	6,482,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$255,632	$348,863
Due to related party	12,825	3,732
Derivative liability	-	29,501
Stock payable	-	639,417
Total Current Liabilities	268,457	1,021,513

STOCKHOLDERS’ EQUITY
Preferred Stock, par value $0.001, 6,250,000 shares authorized, 0 and 0 shares issued and outstanding, respectively	-	-
Common Stock, par value $0.001, 18,750,000 shares authorized, 3,733,604 and 3,353,616 shares issued and outstanding, respectively	3,734	3,354
Additional paid-in capital	11,609,266	10,278,421
Accumulated deficit	(8,438,434)	(4,810,756)
Accumulated other comprehensive income (loss)	50,504	(9,806)
Total Stockholders’ Equity	3,225,070	5,461,213

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUIITY	$3,493,527	$6,482,726

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We have not generated any revenues since inception through May 31, 2020. The decrease in cash was primarily due to an increase in general and administrative expenses, professional fees, and research and development costs in comparing the cash balance on the balance sheet at August 31, 2019 to May 31, 2020.

	Three months ended
	May 31,
	2020	2019	Change
	(Unaudited)
Operating Expenses
General and administrative expense	$382,543	$402,803	$(20,260)
Professional fees	303,524	354,038	(50,514)
Research and development	265,204	184,204	81,000
Depreciation	124	243	(119)
Total Operating Expenses	951,395	941,288	10,107
Loss from Operations	(951,395)	(941,288)	(10,107)
Other income	204	32,439	(32,235)
Change in fair value of derivative liabilities	-	563,966	(563,966)
Net Loss	$(951,191)	$(344,883)	$(606,308)

Our operating expenses for the three months ended May 31, 2020 were $951,395 compared to $941,288 for the same period in 2019. The Company’s operating expenses were primarily related to professional fees for ongoing regulatory requirements, research and development and general and administrative expenses. Change in fair value of derivatives was $0 for the three months ended May 31, 2020, compared to a gain of $563,966 for the three months ended May 31, 2019.

For the Nine Months Ended May 31, 2020 Compared to the Nine Months Ended May 31, 2019

	Nine months ended
	May 31,
	2020	2019	Change
	(Unaudited)
Operating Expenses
General and administrative expense	$1,225,952	$666,226	$559,726
Professional fees	785,133	731,277	53,856
Research and development	1,646,920	858,224	788,696
Depreciation	372	383	(11)
Total Operating Expenses	3,658,377	2,256,110	1,402,267
Loss from Operations	(3,658,377)	(2,256,110)	(1,402,267)
Other income	1,198	32,439	(31,241)
Change in fair value of derivative liabilities	29,501	897,096	(867,595)
Net Loss	$(3,627,678)	$(1,326,575)	$(2,301,103)

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Our operating expenses for the nine months ended May 31, 2020 were $3,658,377 compared to $2,256,110 for the same period in 2019.  The increase in general and administrative fees was primarily due to an increase in salaries and wages related to increased operations, consulting fees, and investor relations costs related to financing.  The increase in research and development was related to additional funds being utilized to fund the Company’s three primary research and development programs.  Change in fair value of derivatives was a gain of $29,501 for the nine months ended May 31, 2020, compared to a gain of $897,096 for the nine months ended May 31, 2019.

For the Year ended August 31, 2019 Compared to the Year ended August 31, 2018

	Year ended
	August 31,
	2019	2018	Change

General and administrative expense	$952,334	$508,278	$444,056
Professional fees	1,164,695	585,069	579,626
Research and development	1,091,992	1,249,854	(157,862)
Depreciation	510	290	220
Total Operating Expenses	3,209,531	2,343,491	866,040
Loss from Operations	(3,209,531)	(2,343,491)	(866,040)
Other Income	31,256	-	31,256
Change in fair value of derivative liabilities	1,006,099	-	1,006,099
Net Loss	$(2,172,176)	$(2,343,491)	$171,315

Our operating expenses, for the year ended August 31, 2019 were $3,209,531 compared to $2,343,491 for the same period in 2018.  The increase in general and administrative expenses were primarily related to salaries and wages as the Company increased operations, consulting fees, stock-based compensation and investors relations costs related to financing.  Professional fees increased due to additional legal and accounting expenses related to the financings explored and completed by the Company.  The decrease in research and development costs were due to less resources being able to be allocated to complete the Company’s existing research and development projects.

Liquidity and Capital Resources

Working Capital

	May 31,	August 31,
	2020	2019	Change
	(Unaudited)
Current Assets	$1,452,626	$4,442,588	$(2,989,962)
Current Liabilities	268,457	1,021,513	(753,056)
Working Capital	$1,184,169	$3,421,075	$(2,236,906)

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Cash Flows

	Nine months ended
	May 31,
	2020	2019	Change
	(Unaudited)
Cash Flows used in operating activities	$(3,474,667)	$(1,731,580)	$(1,743,087)
Cash Flows used in investing activities	(1,176)	(688)	(488)
Cash Flows provided by financing activities	270,771	1,679,772	(1,409,001)
Effects on changes in foreign exchange rate	60,363	1,511	58,852
Net change in cash and cash equivalents during the period	$(3,144,709)	$(50,985)	$(3,093,724)

Our total current assets as of May 31, 2020 were $1,452,626 as compared to total current assets of $4,442,588 as of August 31, 2019. The decrease in current assets is primarily due to continued operating expenses.

Our total current liabilities as of May 31, 2020 were $268,457 as compared to total current liabilities of $1,021,513 as of August 31, 2019. The decrease in current liabilities was primarily due to stock payable of $639,417 as of August 31, 2019 which was settled through the issuance of shares as of May 31, 2020.

The report of our auditors on our audited consolidated financial statements for the fiscal year ended August 31, 2019, contains a going concern qualification as we have suffered losses since our inception. We have minimal assets and have achieved no operating revenues since our inception. We have been dependent on sales of equity securities to conduct operations. Unless and until we commence material operations and achieve material revenues, we will remain dependent on financings to continue our operations.

Cash Flow from Operating Activities

During the nine months ended May 31, 2020, cash used in operating activities was $3,474,667 compared to cash used in operating activities of $1,731,580 during the period ended May 31, 2019. The cash used from operating activities was primarily attributed to net loss of $3,627,678 offset by stock-based compensation of $326,398 and a decrease in accounts payable and accrued liabilities of $88,231 for the nine months ended May 31, 2020. The cash used from operating activities was primarily attributed to net loss of $1,326,575 and change in fair value of derivative of $897,096, offset by stock-based compensation of $376,095, and an increase in accounts payable and accrued liabilities of $91,471 for the nine months ended May 31, 2019.

Cash Flow from Investing Activities

The Company used $1,176 and $688 for purchase of equipment for the nine months ended May 31, 2020 and 2019, respectively.

Cash Flow from Financing Activities

During the nine months ended May 31, 2020 and 2019, the Company received $380,678 and $1,675,637 from issuance of common stock and $7,116 and $12,222 from advance from related parties and repaid $113,866 and $0 for stock issuance costs and $3,040 and $8,087 to related parties, respectively. During the nine months ended May 31, 2020, the Company refunded fractional stock of $117.

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Going Concern

Our financial statements are prepared using GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established an ongoing source of revenues sufficient to cover its operating cost and requires additional capital to commence its operating plan. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans. Management’s current expectation is that our capital resources will not be sufficient to fund our operations for at least the next 12 months.

Off Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not have any undisclosed borrowings or debt, and we have not entered into any synthetic leases. We are, therefore, not materially exposed to any financing, liquidity, market, or credit risk that could arise if we had engaged in such relationships.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our financial statements.

BUSINESS

Corporate Overview

We are a clinical stage biopharmaceutical company focused on developing and commercializing treatments intended to modulate the endocannabinoid system (the “ECS”), a family of receptors and neurotransmitters that form a biochemical communication network throughout the body, and related signaling pathways. Our board of directors and management team is highly experienced and has a successful history of development, regulatory approval and commercialization of pharmaceuticals.

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Our product candidate pipeline broadly leverages leading scientific methodologies to ECS modulation, balances risk across mechanism of action and stages of development and represents a comprehensive approach in utilizing the power of the ECS to develop pharmaceuticals for patients with unmet healthcare needs. We are currently developing ART27.13 as a treatment for anorexia associated with cancer in a planned Phase 1b/2a trial, ART26.12, which is being studied as a synthetic endocannabinoid modulator and cancer therapeutic and is in the late pre-clinical stage and ART12.11, a solid-state composition of cannabidiol (“CBD cocrystal”). The COVID-19 global pandemic has created uncertainties in the expected timelines for clinical stage biopharmaceutical companies such as us, and because of such uncertainties, we are unable to accurately predict our expected timelines at this time.

The crystal structure of cannabidiol (“CBD”) is known to exhibit polymorphism, or the ability to manifest in different forms. Polymorphism can adversely affect stability, dissolution, and bioavailability of a drug product and thus affect its quality, safety, and efficacy. We have developed ART12.11 as a proprietary cocrystal composition of CBD. We believe our cocrystal exists as a single crystal form and as such is anticipated to have advantages over other forms of CBD that exhibit polymorphism. Anticipated advantages of this single crystal structure include improved stability, solubility, and a more consistent absorption profile. We believe these features will result in more consistent bioavailability and may lead to improved safety and efficacy.

Presently, we have one U.S. patent, one U.S. patent application, and two foreign patent applications directed to our cocrystal composition of CBD. Composition claims are generally known in the pharmaceutical industry as the most desired type of intellectual property and should provide for long lasting market exclusivity for our synthetic CBD cocrystal drug product candidate. In addition, due to the reasons outlined above, we believe that our synthetic CBD cocrystal will have superior pharmaceutical properties compared to non-cocrystal CBD products under development at other competing companies to treat Inflammatory Bowel Disease (IBD), Post-Traumatic Stress Disorder (PTSD), and other indications.

In addition to our own internal discovery research, we are currently developing two patent protected product candidates that we obtained through our in-licensing activities. Our first program is a synthetic small molecule program, ART27.13, being developed for cancer-related anorexia. ART27.13 is a peripherally-restricted high-potency dual CB1 and CB2 receptor agonist which was originally developed by AstraZeneca plc (“AstraZeneca”). We have exercised our option to exclusively license this product candidate through the NEOMED Institute, a Canadian not-for-profit corporation, renamed adMare in June 2019 (“NEOMED”). In Phase 1 single dose studies in healthy volunteers and a multiple ascending dose study in otherwise healthy patients with back pain conducted by AstraZeneca, ART27.13 exhibited an attractive pharmacokinetic and absorption, distribution, metabolism, and excretion profile and was well tolerated within the target exposure range. It also exhibited dose-dependent and potentially clinically meaningful increases in body weight. Importantly, the changes in body weight were not associated with fluid retention or other adverse effects and occurred at exposures without central nervous system (“CNS”) side effects. Discussions with U.K. regulators indicate there is a potential pathway for development of ART27.13 for the treatment of cancer-related anorexia, which affects approximately 60% of advanced stage cancer patients. We are planning to initiate a Phase 1b/2a clinical study of cancer-related anorexia with ART27.13 upon successful completion of manufacturing new study material and when the regulatory authorities in the U.K. permit initiations of new clinical studies which are currently paused due to the global coronavirus pandemic, COVID-19.

Our second in-licensed program is a platform of small-molecule inhibitors for fatty acid binding protein 5 (“ FABP5”), based upon scientific developments achieved at Stony Brook University (“SBU”) which we have designated ART26.12. To date, SBU has received nearly $4 million in funding from the National Institutes of Health to begin developing these candidates. Fatty acid binding proteins (“FABPs”) are attractive therapeutic targets, however, their high degree of similarity among the various types has proven challenging to the creation of drugs targeting specific FABPs. FABP5 is believed to specifically target and regulate one of the body’s endogenous cannabinoids, anandamide (“AEA”). While searching for a FABP5 inhibitor to regulate AEA, we believe researchers at SBU discovered the chemistry for creating a highly specific and potent small molecule inhibitor for FABP5. In addition to its potential as an endocannabinoid modulator, FABP5 is also an attractive target for cancer drug development. Large amounts of human clinical epidemiological and animal model data support FABP5 as a well validated oncology therapeutic target, especially for triple negative breast cancer and castration-resistant prostate cancer. We licensed exclusive world-wide rights to these inhibitors from SBU. The program is in the final stages of lead optimization, and we plan to initiate regulatory enabling studies thereafter. We anticipate clinical studies in cancer could begin in the second half of 2021 or the first half of 2022 depending on the impact of COVID-19. The COVID-19 global pandemic has created uncertainties in the expected timelines for clinical stage biopharmaceutical companies such as us, and because of such uncertainties, we are unable to accurately predict our expected timelines at this time.

We are developing our product candidates in accordance with traditional drug development standards and plan to make them available to the general public via prescription or physician orders only after obtaining marketing authorization from a regulatory authority, such as the U.S. Food and Drug Administration (the “FDA”). Our management team has experience developing and commercializing ethical pharmaceutical products, including several first-in-class therapeutics. Based upon our current management’s capabilities and the future talent we may attract, we expect to retain rights to internally develop and commercialize products, however, we may seek collaborations with partners in the biopharmaceutical industry when that strategy serves to maximize value for our stockholders.

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Product Candidate Pipeline:

Product Candidate	Target Indications	Development Phase	Market Size
ART27.13 – Synthetic Cannabinoid Agonist	Anorexia associated with cancer	Phase 1	Cancer anorexia cachexia syndrome: $2 billion
ART26.12 – FABP5 inhibitor	Prostate cancer and Breast cancer	Pre-clinical	Prostate cancer: $9 billion Breast cancer: $18 billion
ART12.11 – Synthetic CBD Cocrystal	Inflammatory Bowel Disease (IBD) and Post-Traumatic Stress Disorder (PTSD)	Pre-clinical	IBD: $7 billion PTSD: $7 billion

Therapeutics market size based upon total global annual prescription drug sales in 2016, 2017 or 2018.

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Background

The ECS is composed of cannabinoid receptors, endogenous receptor ligands (“endocannabinoids”) and their associated transporter mechanisms, as well as enzymes responsible for the synthesis and degradation of endocannabinoids, and has emerged as a considerable target for pharmacotherapy approaches of numerous human diseases. As a widespread modulatory system, the ECS plays important roles in the CNS, development, synaptic plasticity, and the response to endogenous and environmental factors.

The modulation of the ECS can be effected by using selective or non-selective agonists, partial agonists, inverse agonists, and antagonists of the cannabinoid receptors, CB1 and CB2. The CB1 receptor is distributed in brain areas associated with motor control, emotional responses, motivated behavior and energy homeostasis. In the periphery, CB1 is ubiquitously expressed in the adipose tissue, pancreas, liver, gastrointestinal tract, skeletal muscles, heart and the reproductive system. The CB2 receptor is mainly expressed in the immune system regulating its functions, and is upregulated in response to tissue stress or damage in most cell types. The ECS is therefore involved in pathophysiological conditions in both the central and peripheral tissues.

The actions of endogenous ligands can be enhanced or attenuated by targeting mechanisms that are associated with their transport within the cellular and extra cellular matrix as well as their synthesis and breakdown. Small molecule chemical modulators of the ECS can be derived from the cannabis plant (“phytocannabinoids”), can be semi-synthetic derivatives of phytocannabinoids or endocannabinoids, or can be completely synthetic new chemical entities. We plan to develop approaches within our portfolio that address receptor binding and endocannabinoid transport modulation using only synthetic new chemical entities. Future approaches may also involve targeting synthesis or breakdown enzymes.

ECS targeting cannabinoid-based medicines are already approved and used to treat numerous medical conditions. The ECS is further implicated in many disease states within the peer reviewed literature including conditions which involve the regulation of food intake, central nervous system, pain, cardiovascular, gastrointestinal, immune and inflammation, behavioral, antiproliferative and reproductive functions. These areas of ECS pathophysiology are aligned with our therapeutic areas of focus: pain, inflammation, anorexia, and cancer.

Business Strategy

Our objective is to develop and commercialize ethical pharmaceutical products that provide physicians access to the therapeutic potential of cannabinoid therapeutics and other modulators of the ECS for their patients. We intend to pursue technologies and compounds that offer promising therapeutic approaches to cannabinoid-based therapies, including mimetics of naturally-occurring cannabinoids and fully synthetic cannabinoids, as well as compounds that promote the effectiveness of the ECS.

Corporate History

We were initially incorporated as Knight Knox Development Corp. in the State of Nevada on May 2, 2011 with a plan to develop an online business using our domain www.offeritnow.com to generate revenues by (i) selling ad space to third party websites, (ii) charging a fee for listing items for sale on the Company’s website or (iii) selling items on the auction section of our website. On November 18, 2016, James Manley, who had served as President, Chief Executive Officer, Chief Financial Officer, Secretary and director resigned from the Company. On that date, Peter O’Brien acquired all 1,000,000 shares of common stock that had previously been owned by James Manley and assumed the positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and director of the Company.

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On November 11, 2016, we registered a fully owned subsidiary in Ireland, Trinity Reliant Ventures Limited and on June 2, 2017 we registered a fully owned subsidiary in the UK, Trinity Research and Development Limited, to oversee our European operations. To date, activities within the subsidiary have consisted of raising equity capital and performing research and development activities in the United Kingdom.

On January 19, 2017, a majority of stockholders and the Board approved a change of our name to Reactive Medical, Inc. to pursue the licensing, development and commercialization of cannabinoid-based therapeutics.

On April 3, 2017, Mr. O’Brien resigned from the positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of our Company and the Board appointed Gregory D. Gorgas to assume those positions. At that time, Mr. Gorgas also became a member of our Board. Mr. O’Brien retained his seat on the Board and was appointed Senior Vice President – European Operations. Mr. Gorgas purchased a total of 293,333 shares of our common stock at a price of $0.001 per share, which shares are subject to a repurchase option by us should Mr. Gorgas’ employment end prior to the fourth anniversary of his employment. Mr. O’Brien has since resigned from the Board on March 1, 2019.

On April 14, 2017, with the approval of our Board and stockholders owning a majority of our outstanding shares, we filed a Certificate of Change with the Secretary of State of Nevada to change our name to Artelo Biosciences, Inc. The new name more accurately informs our stockholders about our focus and business strategy. The name “Artelo” was selected to portray our focus on improving and/or administering products distributed via arterial blood flow, and “Biosciences” to more accurately reflect our focus on drug development, including those derived from or synthetic mimetics of botanically sourced chemicals.

On May 2, 2017, Mr. O’Brien entered into an agreement to sell fifty percent (50%) of his shares to an investor for $3,000. In addition, we increased the size of our Board from two members to four members and appointed Connie Matsui and Steven Kelly as members of our Board.

On June 2, 2017, we registered a wholly owned subsidiary in England and Wales, Trinity Research & Development Limited.

On July 31, 2017, we closed a private placement offering of 244,038 Series A Units (the “Series A Units”) of our equity securities at a price of $3.20 per Unit for aggregate proceeds of $780,921 (the “Series A Offering”). Each Series A Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series A Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $8.00 per share for a period of five (5) years from the issue date (the “Series A Common Stock Warrants”). The Series A Common Stock Warrants cannot be exercised on a cashless basis by non-affiliates. The consummation of the transactions contemplated by the Subscription Agreement (the “Series A Subscription Agreement”) occurred on July 31, 2017. As part of the Series A Offering, the Company and the investors entered into a Series A Registration Rights Agreement, which requires the Company to register for resale all of the shares of common stock sold as part of the Series A Offering, including those issuable upon exercise of the Series A Common Stock Warrants, within one hundred eighty (180) days from the closing of Series A the Offering.

On July 31, 2017, Douglas Blayney, M.D. was appointed to the Board. On September 20, 2017, Georgia Erbez and R. Martin Emanuele, Ph.D. were appointed to the Board.

On March 23, 2018, we closed a private placement offering of 163,606 Series B Units (the “Series B Units”) of our equity securities at a price of $5.20 per Series B Unit for aggregate proceeds of $850,751 (the “Series B Offering”). Each Series B Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series B Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $9.90 per share for a period of five (5) years from the issue date (the “Series B Common Stock Warrants”). The Series B Common Stock Warrants cannot be exercised on a cashless basis by non-affiliates. The consummation of the transactions contemplated by the Subscription Agreement (the “Series B Subscription Agreement”) occurred on March 23, 2018. As part of the Series B Offering, the Company and the investors entered into a Series B Registration Rights Agreement, which requires the Company to register for resale all of the shares of common stock sold as part of the Series B Offering, including those issuable upon exercise of the Series B Common Stock Warrants, within one hundred eighty (180) days from the closing of the Series B Offering.

On September 12, 2018, we closed a private placement offering of 87,629 Series C Units (the “Series C Units”) of our equity securities at a price of $6.00 per Series C Unit for aggregate proceeds of $525,823 (the “Series C Offering”). Each Series C Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series C Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $10.50 per share for a period of five (5) years from the issue date (the “Series C Common Stock Warrants”). The Series C Common Stock Warrants cannot be exercised on a cashless basis by non-affiliates. The consummation of the transactions contemplated by the Subscription Agreement (the “Series C Subscription Agreement”) occurred on September 12, 2018. As part of the Series C Offering, the Company and the investors entered into a Series C Registration Rights Agreement, which requires the Company to register for resale all of the shares of common stock sold as part of the Series C Offering, including those issuable upon exercise of the Series C Common Stock Warrants, within one hundred eighty (180) days from the closing of Series C the Offering.

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On January 30, 2019, we closed a private placement offering of 209,635 Series D Units (the “Series D Units”) of our equity securities at a price of $6.00 per Series D Unit for aggregate proceeds of $1,257,905 (the “Series D Offering”). Each Series D Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series D Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $14.00 per share for a period of five (5) years from the issue date (the “Series D Common Stock Warrants”). The Series D Common Stock Warrants cannot be exercised on a cashless basis by non-affiliates. The consummation of the transactions contemplated by the Subscription Agreement (the “Series D Subscription Agreement”) occurred on January 30, 2019. As part of the Series D Offering, the Company and the investors entered into a Series D Registration Rights Agreement, which requires the Company to register for resale all of the shares of common stock sold as part of the Series D Offering, including those issuable upon exercise of the Series D Common Stock Warrants, within one hundred eighty (180) days from the closing of Series D the Offering.

On April 25, 2019, we held an initial closing of a private placement offering of our Series E Units (the “Series E Units”). On May 24, 2019, we held a final closing of our Series E Units. We sold an aggregate total of 54,940 Series E Units at a price of $7.60 per Series E Unit for aggregate proceeds of $417,732 (the “Series E Offering”). Each Series E Unit consists of: (i) one (1) share of common stock; and (ii) a Series E Common Stock Purchase Warrant to purchase one-half (1/2) share of common stock at a price of $16.00 per share for a period of three (3) years from the issue date. The Series E Common Stock Warrants cannot be exercised on a cashless basis by non-affiliates. The consummation of the transactions contemplated by the Subscription Agreement (the “Series E Subscription Agreement”) occurred on May 24, 2019. As part of the Series E Offering, the Company and the investors entered into a Series E Registration Rights Agreement, which requires the Company to register for resale all of the shares of common stock sold as part of the Series E Offering, including those issuable upon exercise of the Series E Common Stock Warrants, within one hundred eighty (180) days from the closing of Series E the Offering.

On June 25, 2019, the Company sold an aggregate of 1,300,813 units with each unit consisting of one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase one (1) share of Common Stock at an exercise price equal to $6.4575 per share (the “Warrants”) pursuant to that certain Underwriting Agreement dated as of June 21, 2019 (the “Underwriting Agreement”) with Maxim Group LLC (“Maxim”), as representative for the several underwriters named in Schedule I thereto (the “Underwriters”). In addition, the Company granted the Underwriters a 45-day option to purchase up to 195,121 additional shares of Common Stock, or Warrants, or any combination thereof, to cover over-allotments, if any. The Common Stock and the Warrants were offered and sold to the public (the “Offering”) pursuant to the Company’s registration statement on Form S-1 (File No. 333-230658), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on April 1, 2019, as amended, and which became effective on June 20, 2019. The offering price to the public was $6.15 per unit. In addition, simultaneously with the closing of the Offering the Company sold 191,102 Warrants upon the partial exercise of the Underwriters’ over-allotment option. The Company received gross proceeds of approximately $8,000,000, before deducting underwriting discounts and commissions and estimated Offering expenses.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, certain existing stockholders and each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriters that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of at least 180 days following June 20, 2019 without the prior written consent of Underwriters.

Pursuant to the Underwriting Agreement, the Company also agreed to issue to the Underwriters warrants (the “Underwriter’s Warrants”) to purchase up to a total of 104,065 shares of Common Stock (8% of the shares of Common Stock sold in the Offering). The Underwriter’s Warrants are exercisable at $6.765 per share of Common Stock and have a term of three years. Pursuant to the customary FINRA rules, the Underwriter’s Warrants are subject to a 180-day lock-up pursuant to which the representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of the prospectus relating to the Offering.

In connection with the Offering described above, the Common Stock and the Warrants began trading on the Nasdaq Capital Market on June 21, 2019 under the trading symbols “ARTL” and “ARTLW,” respectively.

On June 21, 2019, the Company also entered into a Warrant Agency Agreement with Globex Transfer, LLC (“Warrant Agency Agreement”) pursuant to which Globex Transfer, LLC agrees to act as transfer agent with respect to the Warrants.

The Company filed a Certificate of Change with the Secretary of State of Nevada, pursuant to which, effective at 4:18 p.m. Pacific Standard Time on June 20, 2019 (the “Effective Time”), the Company effected a one-for-eight reverse split of its authorized and issued and outstanding Common Stock (the “Reverse Stock Split”). The number of authorized shares of Common Stock was reduced from 150,000,000 to 18,750,000.

On December 2, 2019, Georgia Erbez resigned as a member of the Board.

On December 6, 2019, JW Beck was appointed to the Board.

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Intellectual Property

We are a party to certain license agreements as described below, and, going forward we intend to license intellectual property from pharmaceutical and biotechnology companies and research institutions which would cover research stage and clinical stage assets to build a pipeline of products that modulate the ECS.

Patent Estate and Licenses

Product Candidate	Patent Status	License
ART27.13 – Synthetic Cannabinoid Agonist	Two (2) issued patents (US) including composition of matter, terms 11/3/24 and 9/22/25, not including any PTE; 31 issued (Intl) patents.	Worldwide exclusive license
ART26.12 – FABP5 inhibitor

Three (3) patents issued (US), terms 6/18/31 (includes PTA) and 7/19/33, not including any PTE. Covers the target, composition of matter, and utility claims. One (1) pending (US) and eleven (11) pending (Intl) applications, and two (2) pending (US) provisional applications

Worldwide exclusive license
ART12.11 – Synthetic CBD Cocrystal	Issued (1) composition of matter patent (US) with a term through 12/10/38. Pending applications (US & Intl).	N/A (wholly owned by Artelo)

The NEOMED Relationship

On December 20, 2017, the Company entered into the NEOMED Agreement, which provides the Company with up to twelve months from the date of receipt by the Company of the required materials to conduct certain non-clinical research studies, diligence and technical analyses with NEOMED’s proprietary therapeutic compound NEO1940, now known as ART27.13 (the “Compound”) and an option (the “NEOMED Option”) for an exclusive worldwide license to develop and commercialize products comprising or containing the Compound. The NEOMED Agreement has an effective date of January 2, 2018 (the “NEOMED Effective Date”). On the NEOMED Effective Date, the Company issued 15,000 shares of its common stock to NEOMED. Pursuant to the terms of the NEOMED Agreement, within 30 days after the NEOMED Effective Date, NEOMED, without additional consideration and at its sole cost, delivered to the Company certain technology transfer materials and the quantity of the Compound substance specified in a research plan, both as set out under the NEOMED Agreement.

On January 4, 2019, the Company entered into the First Amendment to Material and Data Transfer, Option and License Agreement by and between us and NEOMED (the “First Amendment to NEOMED Agreement”), pursuant to which the Company agreed to issue NEOMED shares of our common stock as consideration for the waiver by NEOMED of the cash payment of $100,000 that was due to NEOMED on October 1, 2018. The Company issued 61,297 shares of common stock to NEOMED in connection with the Company’s exercise of the NEOMED Option. The Company also issued 11,363 shares of common stock to NEOMED pursuant to the terms of the First Amendment to NEOMED Agreement. Pursuant to the NEOMED Agreement, in July 2019, the Company completed a payment of $1,500,000 to NEOMED for the exercise of the NEOMED Option. Upon exercise of the NEOMED Option, NEOMED provided the Company with an exclusive worldwide license under all of NEOMED’s intellectual property rights covering the Compound (“Licensed IP Rights”) to research, develop, make, have made, use, offer for sale, sell, have sold and import products containing the Compound and otherwise exploit the Licensed IP Rights worldwide,  in all fields.

In connection with the NEOMED Agreement, additional potential payments of up to two hundred million dollars will be due upon the achievement of certain regulatory, commercial, and sales milestones. Additionally, we may pay mid-to high-single digit royalties on annual net sales of any product successfully developed.

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In clinical development studies with NEOMED’s prior sponsor, NEO1940 was dosed in over 200 subjects. From 2007 to 2008, NEO1940 was evaluated in five phase I clinical trials under its original sponsor, AstraZeneca. NEO1940 was administered orally in 205 patients and its safety, tolerability, pharmacokinetics and pharmacodynamics were investigated. Four of these studies were single dose or Single Ascending Dose (“SAD”) studies. An initial SAD study was conducted in a Caucasian population. The program was completed with another study performed in a Japanese population. The two other single dose studies aimed at measuring a pharmacodynamics effect (Proof-of-Principle or POP studies) on analgesia using the capsaicin test in one case of the third molar extraction model in the other case. The last phase I study was a Multiple Ascending Dose (“MAD”) study, where patients with chronic lower back pain received NEO1940 for a scheduled period of 12 days. Further details of the studies are found in Table 1.

Table 1 – Clinical studies performed with NEO1940

Year	Full Title	Schedule	Primary Endpoint	Secondary Endpoints
2007

Phase I, First Time in Man, Single-Centre, Randomised, Double-Blind (within panels), Placebo-Controlled Study to Investigate Safety, Tolerability and Pharmacokinetics of NEO1940 after Administration of Oral Single Ascending Doses in Healthy Volunteers

		Single dose	Safety and tolerability	CNS effects; PK profile
2007-2008

A Phase I, Single-Centre, Randomised, Double-Blind (within panels), Placebo-Controlled Study to Investigate Safety, Tolerability and Pharmacokinetics of NEO1940 after Administration of Oral Single Ascending Doses in Japanese Healthy Male Volunteers

		Single dose	Safety and tolerability	CNS effects; PK profile
2007-2008

A Phase I, Single-centre, Randomised, Double-blind, Placebo-controlled Crossover Study in Healthy Volunteers to Evaluate Effects of a Single Oral Dose of NEO1940 on Intradermal and Topical Capsaicin-evoked Pain Symptoms(1)

		Single dose	Effects on intradermal capsaicin injection-evoked pain response by assessment of pain intensity (continuous VAS rating) and to evaluate the effect on heat pain threshold in skin exposed to topical	Other pain parameters; safety and tolerability; CNS effects; PK profile, PK/PD effects
2008	A Randomised, Double Blind, Placebo-Controlled Study to Investigate the Analgesic Efficacy of a Single Dose of NEO1940, in Patients Undergoing Impacted Mandibular Third Molar Extraction(2)	Single dose	To investigate the analgesic effect compared to placebo in dental surgery patients following impacted mandibular third molar extraction.	safety and tolerability; CNS effects; PK profile, PK/PD effects
2008

A Phase I, Multi-Centre, Randomised, Double-blind, Placebo-controlled Study to Investigate the Safety, Tolerability and Pharmacokinetics of NEO1940, Including an Interaction Study, After Administration of Oral Multiple Ascending Doses in Adult Subjects with Chronic Low Back Pain(3)

		Multiple dose	Safety and tolerability	CNS effects; PK profile, CYP450 induction

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(1)	Kalliomäki J, et al. Clin Exp Pharmacol Physiol. 2013 Mar;40(3):212-8.

(2)	http://clinicaltrials.gov/ct2/show/NCT00659490?term=AZD1940&rank=2

(3)	http://clinicaltrials.gov/ct2/show/NCT00689780?term=AZD1940&rank=1

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NEO1940 demonstrated, in general, an acceptable safety and tolerability profile in the safety endpoints. The profile of the observed safety effects was generally typical of cannabinoids and the majority of the adverse events were of mild or moderate intensity. A maximum tolerated dose was defined by the frequency and severity of adverse events. A dose dependent increase in body weight was observed in the MAD study. In three out of the five phase I studies, analgesia in acute pain models was also measured as an end-point; no convincing analgesic efficacy was seen in any of these studies.

The Stony Brook University Relationship

On January 18, 2018, we entered into a license agreement (the “Stony Brook Agreement”) with the Research Foundation at Stony Brook University (the “Foundation”) which agreement became effective on that same date. The Stony Brook Agreement provides us with an exclusive license under certain licensed patents of the Foundation (the “Patent Rights”) to develop, make, manufacture, have made, use, sell, have sold, import, export, and offer for sale Patent Product(s) (as defined in the Stony Brook Agreement) and Other Product(s) (as defined in the Stony Brook Agreement) worldwide in all fields, including without limitation the field of human therapeutics. The Stony Brook Agreement has an effective date of January 18, 2018 (the “SBU Effective Date”).

Pursuant to the Stony Brook Agreement, we will pay to the Foundation an upfront fee and annual license maintenance fees, beginning on the first anniversary of the SBU Effective Date and annually thereafter on each anniversary of the SBU Effective Date.

We will also be required to pay a low-single digit royalty on net sales on any patent products (the “Royalties”). The Stony Brook Agreement provides for a reduction of the Royalties in certain cases. We will also pay to the Foundation, beginning in the first calendar year of the first commercial sales, an annual minimum royalty fee (the “Annual Minimum Royalty”). The Annual Minimum Royalty will be credited against the total Royalties due for the calendar year in which the Annual Minimum Royalty.

We will also be required to make payments for the following milestones:

Milestone	Milestone Payment ($US)
Lead candidate selection (milestone one of the Commercialization business plan) or second anniversary of SBU Effective Date, whichever comes first	$25,000.00
Initiation of a Phase II Clinical Trial for the first Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter (as defined in the Stony Brook Agreement)	$150,000.00
Initiation of a Phase III clinical trial for the first indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$250,000.00
Upon First Commercial Sale based upon FDA or European Medicines Agency (“EMA”) regulatory approval for the first Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$1,500,000.00
Receiving FDA or EMA approval for the second and each subsequent Indication of each active pharmaceutical ingredient that results from the grant of rights in Section 2 to Licensed Subject Matter	$1,000,000.00
First time annual Net Sales (as defined in the Stony Brook Agreement) greater than $100,000,000.00	$1,000,000.00
First time annual Net Sales greater than $500,000,000.00	$5,000,000.00

The term of the Stony Brook Agreement commenced on the SBU Effective Date and will continue until the Stony Brook Agreement is terminated in accordance with its terms.

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Research & Development

In view of the urgent need for new and more effective drugs, we intend to combine innovative science and accelerated clinical development to create and develop novel therapies using cannabinoid-based medications and similar compounds which modulate the ECS. Our current research and development efforts have been limited to investigative work surrounding cannabinoids, including creating and developing novel and synthetic formulations, and evaluating potential opportunities to license technologies from pharmaceutical companies and leading research institutions. Our principal research efforts to date have been with the University of Nottingham, U.K. and various CRO’s in the U.S. and U.K.

Scientific Approach

We intend to create, acquire, and develop a full spectrum of therapeutics, each of which has the potential to modulate the ECS for human health. The principal scientific platforms of our strategy are as follows:

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Synthetics and Mimetics. We plan to acquire rights to intellectual property for research and clinical stage assets developed within the pharmaceutical industry and leading research institutions which utilize synthetically developed mimetics or alternatives to plant-based cannabinoids. Our efforts to secure rights to synthetics and novel compounds led us to the NEOMED Agreement with NEOMED for the Compound.

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New Chemical Entities. We expect to license intellectual property rights for research stage platforms and new chemical entities developed within leading academic institutions under which we may develop programs that modulate the ECS or related signaling pathways. These programs may involve the use of compounds which are neither plant based nor synthetically-derived cannabinoids, but are instead compounds that have been shown to have promising potential for modulating the ECS. Our initiatives for this strategy led us to the license novel technology from Stony Brook University, which we expect to be a core program for the Company.

Our Board and management have experience developing and commercializing ethical pharmaceutical products, including several first-in-class therapeutics. As we build our pipeline and advance our research and clinical development programs, we will evaluate partnerships with large pharmaceutical and biopharmaceutical companies where applicable. Based upon our management’s current experience and the future talent we may attract, we plan to retain rights to develop and commercialize products on our own. However, we will seek collaborations with biopharmaceutical partners should that strategy serve to maximize the value for our stockholders.

Two of our development programs were licensed from established and respected organizations that have already conducted pre-clinical research and, in some cases, clinical research. Our science and regulatory teams are leveraging this research to speed development and commercialization timelines across our growing portfolio. Our current pipeline encompasses multiple mechanisms for endocannabinoid system modulation. The specific programs that are currently in development are set forth below.

•	ART27.13 – ART27.13 is our name for the synthetic compound formerly known as NEO1940 and AZD1940. We intend to develop a synthetic formulation suitable for treatment of anorexia/weight loss associated with cancer. ART27.13 has been in 205 subjects in prior clinical studies and is clinic-ready for a Phase 1b/2a study in anorexia associated with cancer.

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ART26.12 – Our FABP5 inhibitor program is intended for treatment of breast cancer, prostate cancer, and neuropathic and nociceptive pain. Our near-term goal is to identify a lead development compound and assess its activity in models of cancer and pain. Once one or more lead compound(s) are selected, we intend to initiate regulatory-enabling studies.

•

ART12.11 – Our novel solid-state CBD composition is targeted for development in Inflammatory Bowel Disease, Post-Traumatic Stress Disorder (“PTSD”), and rare/orphan diseases. The rare/orphan disease strategy is supported by recent FDA actions with other company programs containing CBD, however, we intend to prioritize pain conditions associated with inflammation and neurologic conditions such as epilepsy and PTSD.

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Competition

The pharmaceutical and biotechnology industries are characterized by rapidly advancing technologies, intense competition and an emphasis on proprietary products. Any product candidates that we successfully develop and commercialize may compete with existing therapies and new therapies that may become available in the future.

We plan to compete in the segments of the pharmaceutical, biotechnological and other related markets with therapeutics that demonstrate clinical utility, have an acceptable safety profile and target commercially attractive indications characterized by previously unmet medical need.

Our potential competitors, which include pharmaceutical and biopharmaceutical companies such as Novartis International AG, Helsinn Therapeutics (U.S.), Inc., Cannabics Pharmaceuticals Inc., GW Pharmaceuticals OLC, Pfizer Inc., and Tetra Bio-Pharma Inc. may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved medicines than we do. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Our commercial opportunities could be reduced or eliminated if our competitors develop and commercialize medicines that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain approval from the FDA or other regulatory agencies for their medicines more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

Government Regulation

United States

Government authorities in the United States, at the federal, state and local levels, and in other countries and jurisdictions, including the European Union, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting, and import and export of pharmaceutical products. The processes for obtaining marketing approvals in the United States and in foreign countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

In the United States, the FDA approves and regulates drugs under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and the implementing regulations promulgated thereunder. The failure to comply with requirements under the FDCA and other applicable laws at any time during the product development process, approval process or after approval may subject an applicant and/or sponsor to a variety of administrative or judicial sanctions, including refusal by the FDA to approve pending applications, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters and other types of letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement of profits, or civil or criminal investigations and penalties brought by the FDA and the Department of Justice or other governmental entities.

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An applicant seeking approval to market and distribute a new drug product in the United States must typically undertake the following:

•	completion of preclinical laboratory tests, animal studies and formulation studies in compliance with the FDA’s Good Laboratory Practice regulations;

•	submission to the FDA of an IND application, which must take effect before human clinical trials may begin;

•	approval by an institutional review board representing each clinical site before each clinical trial may be initiated;

•	performance of adequate and well-controlled human clinical trials in accordance with GCPs to establish the safety and efficacy of the proposed drug product for each indication;

•	preparation and submission to the FDA of an NDA requesting marketing approval for one or more proposed indications, including the payment of application user fees;

•	review by an FDA advisory committee, where appropriate or if applicable;

•

satisfactory completion of one or more FDA inspections of the manufacturing facility or facilities at which the product, or components thereof, are produced to assess compliance with current Good Manufacturing Practice requirements and to assure that the facilities, methods and controls are adequate to preserve the product’s identity, strength, quality and purity;

•	satisfactory completion of FDA audits of one or more clinical trial sites to assure compliance with GCPs and the integrity of the clinical data;

•	securing FDA approval of the NDA; and

•

compliance with any post-approval requirements, including the potential requirement to implement a Risk Evaluation and Mitigation Strategy and the potential requirement to conduct post-approval studies.

Foreign Jurisdictions

In addition to regulations in the United States, a manufacturer is subject to a variety of regulations in foreign jurisdictions to the extent they choose to sell any drug products in those foreign countries. Even if a manufacturer obtains FDA approval of a product, it must still obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. For other countries, outside of the European Union, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary.

In the European Union, marketing authorizations for medicinal products may be obtained through different procedures founded on the same basic regulatory process. The centralized procedure provides for the grant of a single marketing authorization that is valid for all EU Member States. The centralized procedure is compulsory for medicinal products produced by certain biotechnological processes, products designated as orphan medicinal products, and products with a new active substance indicated for the treatment of certain diseases. On the other hand, a decentralized procedure provides for approval by one or more other concerned EU Member States of an assessment of an application for marketing authorization conducted by one EU Member State, known as the reference EU Member State. In accordance with the mutual recognition procedure, the sponsor applies for national marketing authorization in one EU Member State. Upon receipt of this authorization the sponsor can then seek the recognition of this authorization by other EU Member States.

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The Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (the “FCPA”) prohibits U.S. businesses and their representatives from offering to pay, paying, promising to pay or authorizing the payment of money or anything of value to a foreign official in order to influence any act or decision of the foreign official in his or her official capacity or to secure any other improper advantage in order to obtain or retain business. The FCPA also obligates companies whose securities are listed in the U.S. to comply with accounting provisions requiring us to maintain books and records, which in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the corporation, including international subsidiaries, if any, and to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements.  United States governmental authorities that enforce the FCPA, including the Department of Justice, deem most health care professionals and other employees of foreign hospitals, clinics, research facilities and medical schools in countries with public health care or public education systems to be “foreign officials” under the FCPA. Accordingly, when we interact with foreign health care professionals and researchers in testing and marketing our product candidates abroad, we must have policies and procedures in place sufficient to prevent us and agents acting on our behalf from providing any bribe, gift or gratuity, including excessive or lavish meals, travel or entertainment in connection with marketing our products and services or securing required permits and approvals such as those needed to initiate clinical trials in foreign jurisdictions.

International Laws

In Europe, and throughout the world, other countries have enacted anti-bribery laws and/or regulations similar to the FCPA. Violations of any of these anti-bribery laws, or allegations of such violations, could have a negative impact on our business, results of operations and reputation.

There are also international privacy laws that impose restrictions on the access, use, and disclosure of health information. All of these laws may impact our business. Our failure to comply with these privacy laws or significant changes in the laws restricting our ability to obtain required patient information could significantly impact our business and our future business plans.

Other U.S. Healthcare Laws

Our business operations and current and future arrangements with healthcare professionals, consultants, customers and patients, may expose us to broadly applicable state and federal fraud and abuse and other healthcare laws and regulations. These laws constrain the business and financial arrangements and relationships through which we conduct our operations, including how we research, market, sell and distribute our products. Such laws include:

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the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a U.S. healthcare program such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the U.S. federal Anti-Kickback Statute or specific intent to violate it in order to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the U.S. federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act;

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U.S. federal civil and criminal false claims laws and civil monetary penalties laws, including the federal civil False Claims Act, which, among other things, impose criminal and civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the U.S. government, claims for payment or approval that are false or fraudulent, knowingly making, using or causing to be made or used, a false record or statement material to a false or fraudulent claim, or from knowingly making a false statement to avoid, decrease or conceal an obligation to pay money to the U.S. government. Persons and entities can be held liable under these laws if they are deemed to “cause” the submission of false or fraudulent claims by, for example, providing inaccurate billing or coding information to customers or promoting a product off-label;

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the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which imposes criminal and civil liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement, in connection with the delivery of, or payment for, healthcare benefits, items or services. Similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the health care fraud statute implemented under HIPAA or specific intent to violate it in order to have committed a violation;

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•

in addition, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), and its implementing regulations, imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information without appropriate authorization by covered entities subject to the rule, such as health plans, healthcare clearinghouses and certain healthcare providers as well as their business associates that perform certain services for or on their behalf involving the use or disclosure of individually identifiable health information;

•

the U.S. Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the government information related to payments or other “transfers of value” made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and requires applicable manufacturers and group purchasing organizations to report annually to the government ownership and investment interests held by the physicians described above and their immediate family members; and

•

analogous state and non-U.S. laws and regulations, such as state anti-kickback and false claims laws, which may apply to our business practices, including, but not limited to, research, distribution, sales and marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers, or by the patients themselves; state laws that require pharmaceutical and device companies to comply with the industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the U.S. government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws and regulations that require manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures and pricing information; and state and non-U.S. laws governing the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Efforts to ensure that our current and future business arrangements with third parties will comply with applicable healthcare laws and regulations may involve substantial costs. It is possible that governmental authorities may conclude that some of our business practices, including our promotional activities and interactions with our customers do not comply with current or future statutes, regulations, agency guidance or case law involving applicable healthcare laws. If our operations are found to be in violation of any of these or any other health regulatory laws that may apply to us, we may be subject to significant penalties, including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgement, individual imprisonment, possible exclusion from participation in Medicare, Medicaid and other U.S. healthcare programs, additional integrity reporting and oversight obligations, contractual damages, reputational harm, diminished profits and future earnings, and curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. Defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired. If any of the above occur, it could adversely affect our ability to operate our business and our results of operations.

U.S. Healthcare Reform

In the U.S. and some non-U.S. jurisdictions, there have been, and we expect there will continue to be, a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could, among other things, affect our ability to profitably sell any product candidates for which we obtain marketing approval.

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Among policy makers and payors in the U.S. and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. For example, in the U.S., in March 2010, the Patient Protection and Affordable Care Act (the “ACA”), was passed, which substantially changed the way healthcare is financed by both the government and private insurers.

There have been judicial and Congressional challenges to certain aspects of the ACA, as well as recent efforts by the current administration to repeal or replace certain aspects of the ACA and we expect such challenges and amendments to continue. For example, the Tax Cuts and Jobs Act of 2017 includes a provision repealing, effective January 1, 2019, the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” In December of 2018, a Texas U.S. District Court Judge ruled that the ACA is unconstitutional in its entirety because the individual mandate had been repealed, and on December 18, 2019, the U.S. Court of Appeals for the Fifth Circuit upheld the District Court ruling that the individual mandate was unconstitutional but remanded the case back to the District Court to determine whether other reforms enacted as part of the ACA but not specifically related to the individual mandate or health insurance could be severed from the rest of the ACA so as not to be declared invalid as well. On March 2, 2020, the United States Supreme Court granted the petitions for writs of certiorari to review this case and has allocated one hour for oral arguments, which have been scheduled for November 10, 2020, with a decision likely to follow in the spring of 2021. It is unclear how such litigation and other efforts to repeal and replace the ACA will impact the ACA and our business. Complying with any new legislation or reversing changes implemented under the ACA could be time-intensive and expensive, resulting in a material adverse effect on our business.

In addition, other legislative changes have been proposed and adopted in the U.S. since the ACA was enacted.  These changes include aggregate reductions to Medicare payments to providers of up to 2% per fiscal year pursuant to the Budget Control Act of 2011, which began in 2013 and will remain in effect through 2030 unless additional Congressional action is taken. The Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, which was signed into law on March 27, 2020 and was designed to provide financial support and resources to individuals and businesses affected by the COVID-19 pandemic, suspended the 2% Medicare sequester from May 1, 2020 through December 31, 2020 and extended the sequester by one year, through 2030, in order to offset the added expense of the 2020 cancellation.

Further, recently there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several U.S. Congressional inquiries and proposed and enacted federal legislation designed to bring transparency to product pricing and reduce the cost of products and services under government healthcare programs, as well as several recent Executive Orders signed by President Trump. Additionally, individual states in the U.S. have also become increasingly active in passing legislation and implementing regulations designed to control product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures. Moreover, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what products to purchase and which suppliers will be included in their healthcare programs.

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Employees

We currently have three (3) employees, and we also engage multiple contractors, consultants and advisors who provide services on a part-time basis. Our employee, contractors and consultants conduct or oversee all day-to-day operations of the Company including technical development, research, and administration. We have no unionized employees. We currently have no retainers or minimum financial commitments with any of our consultants, contractors or service providers. We consider relations with our employee, consultants, and contractors to be satisfactory.

Description of Property

Our principal executive office is currently located at 888 Prospect Street, Suite 210, La Jolla, CA, 92037, U.S. Additionally, we have an office located at 29 Fitzwilliam Street Upper, Dublin 2 Ireland which serves as administrative space for managing our European subsidiaries: Trinity Reliant Ventures, Ltd (Ireland) and Trinity Research & Development, Ltd. (U.K.). We do not currently own any properties, laboratories, or manufacturing facilities. The leases for our office space are month-to-month.

Legal Proceedings

From time to time, we may be involved in various claims and legal proceedings relating to claims arising out of our operations. We are not currently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business, financial condition, and results of operations. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

The following table sets forth the names, ages and positions of our executive officers, key employees and directors as of the date of this prospectus.

Name	Position Held with the Company	Age

Gregory D. Gorgas	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director	57
Connie Matsui(1)(3)	Director, Chairperson of the Board	66
Steven Kelly(1)(3)	Director	55
Douglas Blayney(2)	Director	70
R. Martin Emanuele(2)	Director	65
John W. Beck(1)	Director	60

_______________

(1) Member of the audit committee

(2) Members of the corporate governance and nominating committee

(3) Members of the compensation committee

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Directors

Gregory D. Gorgas was appointed president, chief executive officer, chief financial officer, treasurer, secretary and director of our Company on April 3, 2017. Prior to joining our Company, Mr. Gorgas was Senior Vice President, Commercial, and Corporate Officer at Mast Therapeutics from July 2011 to January 2017 with commercial leadership accountability and business development responsibilities for the hematology, oncology and cardiovascular development programs. In addition, he performed a key role in helping Mast raise over $50M in new capital. From November 2009 to July 2011, Mr. Gorgas was Managing Director at Theragence, Inc., a privately-held company he co-founded, that applies proprietary computational intelligence to mine and analyze clinical data. From November 2008 to July 2011, Mr. Gorgas also served as an independent consultant, providing commercial and business development consulting services to pharmaceutical, biotechnology and medical device companies. From 1997 to October 2008, Mr. Gorgas held several positions with Biogen Idec Inc., most recently, from March 2006 to October 2008, as Senior Director, Global and U.S. Marketing with responsibility for the strategic vision and operational commercialization of the company’s worldwide cancer business. In this role, he hired and led the team in marketing, operations, project management, and business development in Europe and the US. Before such time, he had increasing responsibilities in marketing, sales, commercial operations, and project team and alliance management. Mr. Gorgas currently serves on the advisory board at Klotho Therapeutics. He holds an MBA from the University of Phoenix and a BA in economics from California State University, Northridge.

We believe that Mr. Gorgas’ professional background and experience in the biotechnology industry and assisting companies in financing efforts give him the qualifications and skills necessary to serve as an officer and director of our Company.

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Connie Matsui was elected to our Board on May 2, 2017. Ms. Matsui brings to her role over 16 years of general management experience in the biotechnology industry. Ms. Matsui retired from Biogen Idec in January 2009 as Executive Vice President, Knowledge and Innovation Networks. She served as an Executive Committee member at both Biogen Idec and IDEC Pharmaceuticals, a predecessor of Biogen Idec. Among the major roles she held after joining IDEC in November 1992 were: Senior Vice President, overseeing investor relations, corporate communications, human resources, project management and strategic planning; Collaboration Chair for the late stage development and commercialization of rituximab (tradenames: Rituxan ® , MabThera ® ) in partnership with Roche and Genentech; and Project Leader for Zevalin ® , the first radioimmunotherapy approved by the FDA. Prior to entering the biotechnology industry, Ms. Matsui worked for Wells Fargo Bank in general management, marketing and human resources. Ms. Matsui currently serves as the Chair of the Board at Halozyme Therapeutics and at Sutro Biopharma and has been active on a number of not-for-profit boards. She was National President/Board Chair of the Girl Scouts of the USA from 1999 to 2002. Ms. Matsui earned BA and MBA degrees from Stanford University.

We believe that Ms. Matsui’s professional background experience gives her the qualifications and skills necessary to serve as a director of our Company and chairperson of the Board.

Steven Kelly was elected to our Board on May 2, 2017. Mr. Kelly brings nearly thirty years of experience in Pharma/Biotech at all phases of the business across multiple therapeutic categories. Mr. Kelly is currently CEO at Carisma Therapeutics, a venture backed biotech pioneering the development of CAR macrophages, a disruptive approach to immunotherapy in cancer. From 2012 to 2018, Mr. Kelly was the principal of Kelly BioConsulting, LLC, and served as an independent consultant providing strategic direction and guidance to a variety of life sciences companies. Previously, Mr. Kelly was the founding CEO of Pinteon Therapeutics, an early stage oncology and CNS development company. Prior to this he held a number of leadership positions in the biotechnology industry including: CEO, Theracrine; CCO, BioVex; CEO, Innovive Pharmaceuticals; as well as various commercial and manufacturing roles at Sanofi, IDEC Pharmaceuticals and Amgen. Mr. Kelly holds a BS from University of Oregon and an MBA from Cornell University.

We believe that Mr. Kelly’s professional background experience gives him the qualifications and skills necessary to serve as a director of our Company.

Douglas Blayney was elected to our Board on July 31, 2017. Dr. Blayney is a Professor of Medicine at Stanford University and former Medical Director of Stanford Cancer Center. Dr. Blayney is a past president of the American Society of Clinical Oncology (ASCO) and a founder of the ASCO Quality Symposium. He was previously a Professor of Internal Medicine and Medical Director of the Comprehensive Cancer Center at the University of Michigan, and prior to that practiced and led Wilshire Oncology Medical Group, Inc. a physician owned multidisciplinary oncology practice in southern California. Dr. Blayney served on the Food and Drug Administration’s Oncologic Drugs Advisory Committee and is Founding Editor-in-Chief and Editor-in-Chief Emeritus of ASCO’s Journal of Oncology Practice. He has over 70 scientific publications with expertise on clinical trial development, use of oncology drugs in clinical practice, and information technology use. Dr. Blayney earned a degree in electrical engineering from Stanford, is a graduate of the University of California, San Diego School of Medicine, and received post graduate training at UCSD and at the National Cancer Institute in Bethesda, Maryland.

We believe that Dr. Blayney’s professional background experience gives him the qualifications and skills necessary to serve as a director of our Company.

R. Martin Emanuele was elected to our Board on September 20, 2017. Dr. Emanuele is currently co-founder and Chief Operating Officer of Visgenx. Inc, a private bio-pharmaceutical company. From May 2011 to October 2016, he served as Senior Vice President, Development at Mast Therapeutics Inc., (now Savara, Inc a bio-pharmaceutical company). From April 2010 to April 2011, Dr. Emanuele was Vice President, Pharmaceutical Strategy at DaVita, Inc., and leading provider of dialysis and other healthcare services in the United States. Prior to DaVita, from June 2008 to April 2010, Dr. Emanuele was a co-founder and CEO of SynthRx, Inc. a private bio-pharmaceutical company that was acquired by Mast Therapeutics (Savara, Inc) in April 2011. From November 2006 to May 2008, Dr. Emanuele was Senior Vice President, Business Development at Kemia, Inc., a venture-backed privately-held company focused on discovering and developing small molecule therapeutics. From 2002 to 2006, Dr. Emanuele held various senior-level positions with Avanir Pharmaceuticals, Inc., most recently as Vice President, Corporate Development and Portfolio Management, and from 1988 to 2002, Dr. Emanuele held positions of increasing responsibility at CytRx Corporation, most recently as Vice President, Research and Development and Business Development. He earned a PhD in pharmacology and experimental therapeutics from Loyola University of Chicago, Stritch School of Medicine and a BS in biology from Colorado State University. He also holds an MBA with an emphasis in healthcare and pharmaceutical management from the University of Colorado.

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We believe that Dr. Emanuele’s professional background experience gives him the qualifications and skills necessary to serve as a director of our Company.

John W. Beck was elected to our Board on December 6 , 2019. Mr. Beck, age 60 , served as the Senior Vice President and Chief Financial Officer at Ritter Pharmaceuticals, Inc., a publicly traded pharmaceutical company, since May 2018 until its acquisition by Qualigen Pharmaceuticals Inc in May 2020. From 2008 until its acquisition by AstraZeneca in 2012, Mr. Beck, served first as a board member and later as Chief Financial Officer and Senior Vice President of finance & operations of Ardea Biosciences Inc. (“Ardea”). Before joining Ardea, Mr. Beck spent 10 years with Metabasis Therapeutics Inc., as a Co-Founder and its Chief Financial Officer. Mr. Beck also serves as a board member and advisor to August Therapeutics, Inc., a San Diego California-based company developing non-systemic therapeutics to treat disordered eating and obesity, and Pinnacle Medical Holdings, LLC, a Denver Colorado-based physician-led network of health-care providers, which was acquired by OnPoint Medical Group, LLC in August 2017. Mr. Beck also serves as a financial mentor to UCSD’s TRITON Funds. Mr. Beck holds a Bachelor’s degree in Accounting from the University of Washington, Seattle and a Bachelor’s degree in Theology from a Seattle-area seminary.

We believe that Mr. Beck’s professional background experience gives him the qualifications and skills necessary to serve as a director of our Company.

Executive Officers

Gregory D. Gorgas. Please see biography in “Directors” section above.

Board Meetings

Since August 31, 2019, our Board has met five times on October 4, 2019, December 13, 2019, March 6, 2020, June 5, 2020, and September 18, 2020, at which meetings all directors attended.

Audit Committee

Our audit committee is currently comprised of John W. Beck, Steven Kelly, and Connie Matsui. Mr. Beck, serves as the chairperson of our audit committee. Our Board has determined that each member of our audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market, LLC (“Nasdaq”). Our Board has also determined that Mr. Beck is an “audit committee financial expert” as defined in the rules of the SEC and has the requisite financial sophistication as defined under the listing standards of Nasdaq. The responsibilities of our audit committee will include, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements;
•	overseeing the performance of the independent registered public accounting firm and taking those actions as it deems necessary to satisfy itself that the accountants are independent of management;
•

reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;
•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•	overseeing our policies on risk assessment and risk management;
•	reviewing related party transactions; and
•	approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter which satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq , a copy of which can be found on our website at www.artelobio.com .

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Compensation Committee

Our compensation committee is currently comprised of Steven Kelly and Connie Matsui. Mr. Kelly serves as the chairperson of our compensation committee. Our Board has determined that each member of our compensation committee meets the requirements for independence under the applicable rules and regulations of the SEC and listing standards of Nasdaq. Each member of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee will be to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our Board relating to compensation of our executive officers. The responsibilities of our compensation committee will include, among other things:

•	reviewing and approving or recommending to the Board for approval compensation of our executive officers and directors;
•	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs for service providers, including our executive officers;
•	reviewing, approving and making recommendations to our Board regarding incentive compensation and equity plans; and
•	administering our equity compensation plans.

Our compensation committee operates under a written charter, which satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq, a copy of which can be found on our website at www.artelobio.com .

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee is currently comprised of Douglas Blayney and R. Martin Emanuele. Mr. Blayney serves as chairperson of our corporate governance and nominating committee. Our Board has determined that all members of our nominating and corporate governance committee meet the requirements for independence under the applicable rules and regulations of Nasdaq listing standards. The responsibilities of our nominating and corporate governance committee will include, among other things:

•	identifying, evaluating and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees;
•	evaluating the performance of our Board and of individual directors;
•	considering and making recommendations to our Board regarding the composition of our Board and its committees; and
•	developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee operates under a written charter, which satisfies the listing standards of Nasdaq, a copy of which can be found on our website at www.artelobio.com.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. A copy of the Code of Business Conduct and Ethics is available on our website at www.artelobio.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above.

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Family Relationships

There are no family relationships between any of our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our shares of common stock and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such forms received by our company, or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that, during the fiscal year ended August 31, 2019, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners as well as our officers, directors and greater than 10% beneficial owners of our subsidiaries were complied with.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended August 31, 2020 and 2019; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended August 31, 2020 and 2019, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension Value and Nonqualified Deferred Compensa-tion Earnings ($)	All Other Compensa-tion ($)	Total ($)
Gregory D. Gorgas
President, CEO, CFO,	2020	446,044	150,480* -	-		-	-	-	596,524
Secretary, Treasurer and Director	2019	209,369	-	-	138,058	-	-	-	347,427

*Bonus has not yet been paid. May be paid in cash or stock or a combination of cash and stock.

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Outstanding Equity Awards at Fiscal Year-End

As of August 31, 2020, there was an option to purchase 75,000 shares of our common stock held by our named executive officer.

Executive Employment Agreements

On April 3, 2017, our Company entered into an employment agreement with Gregory D. Gorgas. On March 15, 2019, the compensation committee of the Board increased Mr. Gorgas’ salary by $10,000 per month, effective immediately.

On August 30, 2019, and effective as of June 20, 2019, the Company and Mr. Gorgas entered into an amended and restated employment agreement (the “Employment Agreement”).

Pursuant to the Employment Agreement, Mr. Gorgas will receive a base salary of $396,000 per year, less applicable withholdings, and he will be eligible to earn an annual target bonus of up to 50% of his base salary upon achievement of performance objectives to be determined by the Company’s board of directors or its compensation committee. Mr. Gorgas is also eligible to participate in any employee benefit plans sponsored by us.

In addition, in connection with his employment, we have granted Mr. Gorgas an option to purchase 75,000 shares of our common stock at $1.99 per share pursuant to our 2018 Equity Incentive Plan. The shares subject to this option award will vest, subject to Mr. Gorgas’ continued service through the applicable vesting date, ratably over 48 months starting on August 29, 2019, such that the option will be fully vested on August 29, 2023. The vesting of the option is also subject to certain vesting acceleration provisions pursuant to the Employment Agreement.

The Employment Agreement also provides that Company shall pay the premiums for a life insurance policy for Mr. Gorgas for coverage of up to $1,000,000, and Mr. Gorgas shall be entitled to select personal beneficiaries for 100% of the proceeds of such policy. Mr. Gorgas may also choose to pay any additional premiums to increase the coverage of this life insurance policy.

The Employment Agreement also provides benefits in connection with a termination of employment under specified circumstances. Under the terms of the Employment Agreement, if we terminate Mr. Gorgas’ employment other than for cause, death, or disability, or Mr. Gorgas terminates his employment for good reason, Mr. Gorgas will be entitled to receive, subject to his timely execution and non-revocation of a release of claims, non-disparagement and his continued adherence to the non-solicitation provision of the Employment Agreement the following benefits: (A) if his termination of service occurs within the period 3 months prior to and 12 months after a change of control of the Company, (i) a lump sum severance payment equal to (x) 12 months of his then-current base salary and (y) his prorated annual bonus at the target level of achievement for the year in which the termination occurs, (ii) reimbursements for Mr. Gorgas and his eligible dependents’ COBRA premiums for up to 12 months; and (iii) accelerated vesting as to 100% of Mr. Gorgas’ then-outstanding time-based and performance-based equity awards; or (B) if his termination of service occurs outside of the period 3 months prior to and 12 months after a change of control of the Company, (i) continuing monthly payments of his then-current base salary for 12 months, (ii) a lump sum payment equal to a pro-rata portion of his then-current year target bonus, (iii) reimbursements for Mr. Gorgas and his eligible dependents’ COBRA premiums for up to 12 months; and (iv) accelerated vesting as to (x) 100% of Mr. Gorgas’ then-outstanding time-based equity awards and (y) that portion of Mr. Gorgas’ then-outstanding performance based equity awards for the performance goals that had been satisfied at the time of termination or are expected to be satisfied.

 If any of the severance and other benefits provided for in the Employment Agreement or otherwise payable to Mr. Gorgas constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to excise tax under Section 4999 of the Internal Revenue Code, then such payments will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to Mr. Gorgas.

Director Compensation

The following table shows the compensation earned by persons who served on our Board of Directors during the fiscal year ended August 31, 2020, who are not one of our Named Executive Officers.

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We granted stock options to purchase a total of 50,000 shares of common stock to our directors during the year ended August 31, 2020 and did not pay cash or any other compensation. Other than as set out below, we do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John Beck	0	0	122,007	0	0	0	122,007

The stock options issued in the above table were options granted on December 6, 2019 to purchase shares of the Company’s common stock at an exercise price of $2.65 with an expiry date of December 6, 2029. The stock options vest monthly over a four year period for 40,000 of the stock options and over two years for 10,000 of the options.

Non-Employee Director Compensation Policy

We intend to compensate our Board members at a rate of $15,000-$20,000 per year beginning in their second year of service and at a rate of $20,000-$30,000 each year thereafter, subject to Board approval. We have agreed to reimburse Board members for any reasonable expenses incurred by them in connection with any travel requested by and on behalf of our Company.

Employee Stock Plan

2018 Equity Incentive Plan

Our Board has adopted a 2018 Equity Incentive Plan (the “2018 Plan”), and our stockholders have approved it. Our 2018 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, and stock appreciation rights to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants.

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Authorized Shares. A total of 800,000 shares of our common stock have been reserved for issuance pursuant to the 2018 Plan, of which options to purchase 281,834 shares of common stock are issued and outstanding August 31, 2020.

Plan Administration. Our board of directors or one or more committees appointed by our board of directors will administer the 2018 Plan. Our compensation committee of our board of directors currently administers our 2018 Plan. In addition, if we determine it is desirable to qualify transactions under the 2018 Plan as exempt under Rule 16b-3 of the Exchange Act, or Rule 16b-3, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of our 2018 Plan, the administrator has the power to administer the plan, including but not limited to, the power to determine the fair market value of our common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2018 Plan, determine the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of our 2018 Plan and awards granted under it, prescribe, amend and rescind rules relating to our 2018 Plan, including creating sub-plans, modify or amend each award, including but not limited to the discretionary authority to extend the post-termination exercisability period of awards (except no option or stock appreciation right will be extended past its original maximum term) and allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award). The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type, which may have a higher or lower exercise price and/or different terms, awards of a different type and/or cash or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

Stock Options. We may grant stock options under the 2018 Plan. The exercise price of options granted under our 2018 Plan will at least be equal to 100% of the fair market value of our common stock on the date of grant. The term of an option may not exceed 10 years. With respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option, to the extent vested as of the termination date, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 6 months. In all other cases, in the absence of a specified time in an award agreement, the option will generally remain exercisable for 30 days following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of our 2018 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights. We may grant stock appreciation rights under our 2018 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 6 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for 30 days following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of our 2018 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock. We may grant restricted stock under our 2018 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of our 2018 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever vesting conditions it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us), except the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

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Restricted Stock Units. We may grant restricted stock units under our 2018 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of our 2018 Plan, the administrator determines the terms and conditions of restricted stock units, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, in shares or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

Non-Transferability of Awards. Unless the administrator provides otherwise, our 2018 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments. In the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of our shares or other securities, or other change in our corporate structure affecting our shares, to prevent diminution or enlargement of the benefits or potential benefits available under our 2018 Plan, the administrator will adjust the number and class of shares that may be delivered under our 2018 Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits set forth in our 2018 Plan.

Dissolution or Liquidation. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and, to the extent not exercised, all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or Change in Control. Our 2018 Plan provides that in the event of a merger or change in control, as defined under our 2018 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator is not required to treat all awards, all awards held by a participant or all awards of the same type, similarly.

If a successor corporation does not assume or substitute for any outstanding award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.

Clawback. Awards will be subject to any clawback policy of ours, and the administrator also may specify in an award agreement that the participant’s rights, payments, and/or benefits with respect to an award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events. Our board of directors may require a participant to forfeit, return, or reimburse us all or a portion of the award and/or shares issued under the award, any amounts paid under the award, and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Amendment; Termination. The administrator has the authority to amend, alter, suspend or terminate our 2018 Plan, provided such action does not materially impair the rights of any participant. Our 2018 Plan automatically will terminate in 2028, unless we terminate it sooner.

Grants of Plan-Based Awards

During the fiscal year ended August 31, 2020 we granted stock options to purchase a total of 50,000 shares of common stock.

Option Exercises and Stock Vested

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During our fiscal year ended August 31, 2020 there were no options exercised by our named officers.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above in the sections titled “Management” and “Executive Compensation” the following is a description of each transaction since August 31, 2017, and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals or entities, had or will have a direct or indirect material interest.

The Company has an employment contract with a key employee, Gregory Gorgas, who is an officer of the Company.  During the years ended August 31, 2020, 2019 and 2018, $446,044, $209,369 and $74,840 were paid as salary to Mr. Gorgas, respectively.

During the year ended August 31, 2019, Blackrock Ventures, Ltd., an entity owned by the Senior Vice President, European Operations, who is a major stockholder of the Company, provided $38,000 worth of consulting services to the Company. On March 15, 2019, the Board approved the issuance of 25,000 shares of our common stock valued at $240,000 in exchange for its prior services to the Company.

Certain Family Relationships

There are no family relationships among any of our directors or executive officers.

Policies and Procedures for Transactions with Related Persons

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve or disapprove in advance any related party transaction.

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Sales of Securities

None.

Control by Officers and Directors

Our officers and directors and their affiliates beneficially own, in the aggregate, approximately 7.14% of our outstanding common stock as of September 25, 2020. As a result, in certain circumstances, these stockholders acting together may be able to determine matters requiring approval of our stockholders, including the election of our directors, or they may delay, defer or prevent a change in control of us. See the section of this prospectus captioned “Security Ownership of Certain Beneficial Owners and Management” below.

Indemnification of Officers and Directors

We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated articles of incorporation and bylaws. The indemnification agreements and our amended restated articles of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Nevada law.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 25, 2020, as adjusted to reflect the sale of common stock offered by us in this offering, for:

•	each person, or group of affiliated persons, who we know to beneficially own more than five percent (5%) of our common stock;

•	each of our named executive officers;

•	each of our directors and director nominees; and

•	all of our executive officers and directors as a group.

The percentage of beneficial ownership information shown in the table prior to this offering is based on 4,991,587 shares of common stock outstanding as of September 25, 2020, and assumes no participation in this offering by the parties below. The percentage of beneficial ownership shown in the table after this offering is based upon _______________ shares of common stock outstanding after the close of this offering, assuming the sale of ______________shares of common stock by us in the offering and no exercise of the underwriters of their option to purchase up to an additional _____________ shares of our common stock in this offering.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than five percent (5%) of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within sixty (60) days of September 25, 2020, and restricted stock awards that are scheduled to vest within sixty (60) days of September 25, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those options and restricted stock units for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The following table sets forth, as of September 25, 2020, certain information with respect to the beneficial ownership of our common and preferred shares by each shareholder known by us to be the beneficial owner of more than 5% of our common and preferred shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common and preferred stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common and preferred stock, except as otherwise indicated.

Except as otherwise noted below, the address of each of the individuals and entities named in the table below is c/o Artelo Biosciences, Inc., 888 Prospect Street, Suite 210, La Jolla, California 92037. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

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Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Benefici ally Owned

Directors and Named Executive Officers

Gregory D. Gorgas(1)	304,168 Common / Direct	6.09%

Connie Matsui(2)	83,167 Common / Direct	*

Steven Kelly(3)	34,750 Common / Direct	*

Douglas Blayney(4)	30,500 Common / Direct	*

R. Martin Emanuele(5)	37,805 Common/Direct	*

John W. Beck (6)	13,750 Common / Direct	*

All Current Directors and Executive Officers as a Group	504,140 Common	10.10%

5% Stockholders

None.

____________

*	Less than 1%
(1)

Consists of 262,176 shares held by Gregory Gorgas, option to purchase 21,882 shares of common stock and warrants to purchase 20,110 shares of common stock that are exercisable within 60 days of September 25, 2020.

(2)	Consists of 56,667 shares held by Connie Matsui and option to purchase 26,500 shares of common stock that are exercisable within 60 days of September 25, 2020.
(3)	Consists of 12,500 shares held by Steven Kelly and option to purchase 22,500 shares of common stock that are exercisable within 60 days of September 25, 2020.
(4)	Consists of 12,500 shares held by Douglas Blayney and option to purchase 26,500 shares of common stock that are exercisable within 60 days of September 25, 2020.
(5)	Consists of 12,500 shares held by R. Marty Emanuele and option to purchase 25,305 shares of common stock that are exercisable within 60 days of September 25.
(6)	Consists of option to purchase 13,750 shares of common stock that are exercisable within 60 days of September 25, 2020.

Changes in Control

We are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

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UNDERWRITING

We are offering the Units described in this prospectus through the underwriters named below. Ladenburg Thalmann & Co. Inc., is acting as the representative of the underwriters in this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our securities set forth opposite its name below.

Underwriters	Number of Units
Ladenburg Thalmann & Co. Inc.	-

Total

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

We have been advised by the underwriters that they propose to offer the Units directly to the public at the public offering price set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $           per share and $             per warrant.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement.

No action has been taken by us or the underwriters that would permit a public offering of the Units, or the shares of common stock and warrants included in the Units in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

	Per Unit (1)	Total Without Over- Allotment	Total With Full Over- Allotment

Public offering price	$
Underwriting discounts and commissions to be paid to underwriters by us (2)(3)	$
Proceeds, before expenses, to us	$

_________

(1)

The public offering price and underwriting discount corresponds, in respect of the Units (i) a public offering price per share of common stock of $         ($        net of the underwriting discount) and (ii) a public offering price per warrant of $         ($     net of the underwriting discount).

(2)	We have also agreed to reimburse the accountable expenses of the representative, including legal fees, in this offering, up to a maximum of $95,000.

(3)

We have granted a 45 day option to the representative to purchase up to       additional shares of common stock and/or additional warrants exercisable for up to an additional       shares of common stock at the assumed public offering price per share of common stock and the assumed public offering price per warrant set forth above less the underwriting discounts and commissions solely to cover over-allotments, if any.

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We estimate the total expenses payable by us for this offering to be approximately            , which amount includes (i) the underwriting discount of               and (ii) reimbursement of the accountable expenses of the underwriters, including the legal fees of the representative and (iii) other estimated company expenses of approximately              which includes legal accounting printing costs and various fees associated with the registration and listing of our shares.

The securities we are offering are being offered by the underwriters subject to certain conditions specified in the underwriting agreement.

Over-allotment Option

We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus to purchase up to an additional                shares and/or            warrants at the assumed public offering price per share of common stock and the public offering price per warrant set forth on the cover page hereto less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock and/or warrants are purchased, the underwriters will offer these shares of common stock and/or warrants on the same terms as those on which the other securities are being offered.

Determination of Offering Price

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “ARTL.” See “Prospectus Summary—Corporate Overview” for important information about the listing of our common stock on The Nasdaq Capital Market. On September 25 2020, the closing price of our common stock was $0.7101 per share. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriters among the factors considered in determining the public offering price of the shares were;

•	our history and our prospects;

•	the industry in which we operate;

•	our past and present operating results;

•	the previous experience of our executive officers; and

•	the general condition of the securities markets at the time of this offering, including discussions between the underwriters and prospective investors.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.

Lock-up Agreements

Our officers, directors and each of their respective affiliates and associated partners have agreed with the representative to be subject to a lock-up period of 90 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The representative may, in their sole discretion and without notice, waive the terms of any of these lock-up agreements.

Future Securities Offerings

Subject to certain circumstances, we have granted a 12 month right of participation to the underwriter to participate in future equity offerings.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Globex Transfer, LLC.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in syndicate covering transactions stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock;

•

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that the underwriters may be required to make for these liabilities.

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DESCRIPTION OF SECURITIES

This section summarizes our authorized and outstanding securities and certain of the provisions of our amended and restated articles of incorporation and our bylaws.

General

The Company’s authorized capital stock consists of 25,000,000 shares of capital stock, par value $0.001 per share, of which 18,750,000 shares are common stock, par value $0.001 per share and 6,250,000 of preferred stock, par value $0.001 per share. As of September 25, 2020, the Company has 4,991,587 shares of common stock outstanding held by approximately one hundred eighty (173) stockholders of record, and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  Reference is made to the Company’s Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

The Company has authorized 6,250,000 shares of preferred stock. There is no preferred stock outstanding. Our Board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Registration Statement on Form S-8

As of September 25, 2020, 281,834 shares of our common stock were issuable upon the exercise of options or restricted stock awards. Following the completion of this offering, we intend to file a registration statement on Form S-8 under the Securities Act to register shares of our common stock issued or reserved for issuance under our equity compensation plan. The registration statement on Form S-8 will become effective immediately upon filing, and shares covered by such registration statement will thereupon be eligible for sale in the public markets, subject to vesting restrictions, the lock-up agreements described above and Rule 144 limitations applicable to affiliates. See the section captioned “Executive compensation—Employee Stock Plan” for additional information.

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Registration Rights

In connection with our Series A Subscription Agreement entered into on July 31, 2017, we entered into a Registration Rights Agreement, pursuant to which we have agreed that within one hundred eighty (180) calendar days from the final closing of the July 2017 offering of common stock (the “Series A Offering”), the Company will file a registration statement with the SEC, or the Registration Statement, covering (a) the shares of common stock issued in the Series A Offering, (b) the shares of common stock issuable upon exercise of the Series A Stock Purchase Warrants, (c) any shares of common stock then issued or issuable as partial liquidated damage pursuant to the agreement and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar even with respect to the foregoing, collectively, the Series A Registrable Shares. If the Company is late in filing the Registration Statement, if the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission within fifteen (15) trading days after receipt of comments by or notice from the Commission that such amendment is required for such Registration Statement to be declared effective by the Effectiveness Date, or if the Registration Statement is not declared effective within one hundred twenty (120) days after the filing date of the Registration Statement, the Company will issue to each Holder an amount in shares of the Company’s common stock, as partial liquidated damages equal to two percent (2%) per month multiplied by the number of shares purchased by the Holder in the Offering (not including Warrant shares); provided, however, that in no event will the penalties exceed twelve percent (12%) of the aggregate shares purchased by the holder. The Company must keep the Registration Statement effective until (i) the Series A Registrable Shares have been sold in accordance with such effective Registration Statement, or (ii) the Series A Registrable Shares have been sold in accordance with Rule 144.

In connection with our Series B Subscription Agreement entered into on March 23, 2018, we entered into a Registration Rights Agreement, pursuant to which we have agreed that within one hundred eighty (180) calendar days from the final closing of the March 2018 offering of common stock (the “Series B Offering”), the Company will file a registration statement with the SEC, or the Registration Statement, covering (a) the shares of common stock issued in the Series B Offering, (b) the shares of common stock issuable upon exercise of the Series B Stock Purchase Warrants, (c) any shares of common stock then issued or issuable as partial liquidated damage pursuant to the agreement and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar even with respect to the foregoing, collectively, the Series B Registrable Shares. If the Company is late in filing the Registration Statement, if the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission within fifteen (15) trading days after receipt of comments by or notice from the Commission that such amendment is required for such Registration Statement to be declared effective by the Effectiveness Date, or if the Registration Statement is not declared effective within one hundred twenty (120) days after the filing date of the Registration Statement, the Company will issue to each Holder an amount in shares of the Company’s common stock, as partial liquidated damages equal to two percent (2%) per month multiplied by the number of shares purchased by the Holder in the Offering (not including Warrant shares); provided, however, that in no event will the penalties exceed twelve percent (12%) of the aggregate shares purchased by the holder. The Company must keep the Registration Statement effective until (i) the Series B Registrable Shares have been sold in accordance with such effective Registration Statement, or (ii) the Series B Registrable Shares have been sold in accordance with Rule 144.

In connection with our Series C Subscription Agreement entered into on September 12, 2018, we entered into a Registration Rights Agreement, pursuant to which we have agreed that within one hundred eighty (180) calendar days from the final closing of the September 2018 offering of common stock (the “Series C Offering”), the Company will file a registration statement with the SEC, or the Registration Statement, covering (a) the shares of common stock issued in the Series C Offering, (b) the shares of common stock issuable upon exercise of the Series C Stock Purchase Warrants, (c) any shares of common stock then issued or issuable as partial liquidated damage pursuant to the agreement and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar even with respect to the foregoing, collectively, the Series C Registrable Shares. If the Company is late in filing the Registration Statement, if the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission within fifteen (15) trading days after receipt of comments by or notice from the Commission that such amendment is required for such Registration Statement to be declared effective by the Effectiveness Date, or if the Registration Statement is not declared effective within one hundred twenty (120) days after the filing date of the Registration Statement, the Company will issue to each Holder an amount in shares of the Company’s common stock, as partial liquidated damages equal to two percent (2%) per month multiplied by the number of shares purchased by the Holder in the Offering (not including Warrant shares); provided, however, that in no event will the penalties exceed twelve (12%) of the aggregate shares purchased by the holder. The Company must keep the Registration Statement effective until (i) the Series C Registrable Shares have been sold in accordance with such effective Registration Statement, or (ii) the Series C Registrable Shares have been sold in accordance with Rule 144.

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In connection with our Series D Subscription Agreement entered into on January 30, 2019, we entered into a Registration Rights Agreement, pursuant to which we have agreed that within one hundred eighty (180) calendar days from the final closing of the January 30, 2019 offering of common stock (the “Series D Offering”), the Company will file a registration statement with the SEC, or the Registration Statement, covering (a) the shares of common stock issued in the Series D Offering, (b) the shares of common stock issuable upon exercise of the Series D Stock Purchase Warrants, (c) any shares of common stock then issued or issuable as partial liquidated damage pursuant to the agreement and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar even with respect to the foregoing, collectively, the Series D Registrable shares. If the Company is late in filing the Registration Statement, if the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission within fifteen (15) trading days after receipt of comments by or notice from the Commission that such amendment is required for such Registration Statement to be declared effective by the Effectiveness Date, or if the Registration Statement is not declared effective within one hundred twenty (120) days after the filing date of the Registration Statement, the Company will issue to each Holder an amount in shares of the Company’s common stock, as partial liquidated damages equal to two percent (2%) per month multiplied by the number of shares purchased by the Holder in the Offering (not including Warrant shares); provided, however, that in no event will the penalties exceed twelve percent (12%) of the aggregate Shares purchased by the holder. The Company must keep the Registration Statement effective until (i) the Series D Registrable Shares have been sold in accordance with such effective Registration Statement, or (ii) the Series D Registrable Shares have been sold in accordance with Rule 144.

In connection with our Series E Subscription Agreement entered into on April 25, 2019 and May 24, 2019, we entered into a Registration Rights Agreement, pursuant to which we have agreed that within one hundred eighty (180) calendar days from each of the closings on April 25, 2019 and May 24, 2019, respectively (the “Series E Offering”), the Company will file a registration statement with the SEC, or the Registration Statement, covering (a) the shares of common stock issued in the Series E Offering, (b) the shares of common stock issuable upon exercise of the Series E Stock Purchase Warrants, (c) any shares of common stock then issued or issuable as partial liquidated damage pursuant to the agreement and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar even with respect to the foregoing, collectively, the Series E Registrable shares. If the Company is late in filing the Registration Statement, if the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission within fifteen (15) trading days after receipt of comments by or notice from the Commission that such amendment is required for such Registration Statement to be declared effective by the Effectiveness Date, or if the Registration Statement is not declared effective within one hundred twenty (120) days after the filing date of the Registration Statement, the Company will issue to each Holder an amount in shares of the Company’s common stock, as partial liquidated damages equal to two percent (2%) per month multiplied by the number of shares purchased by the Holder in the Offering (not including Warrant shares); provided, however, that in no event will the penalties exceed twelve percent (12%) of the aggregate Shares purchased by the holder. The Company must keep the Registration Statement effective until (i) the Series E Registrable Shares have been sold in accordance with such effective Registration Statement, or (ii) the Series E Registrable Shares have been sold in accordance with Rule 144.

We will pay all expenses in connection with any registration obligation provided in the Registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants. Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit to the registration statement of which this prospectus forms a part.

Dividends

We have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of the date of this prospectus, the Series A Common Stock Warrants entitle their holders to purchase 325,383 shares of common stock, with a term of five (5) years and an exercise price of $6.00 per share. The Series A Common Stock Warrants contain “certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.”

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As of the date of this prospectus, the Series B Common Stock Warrants entitle their holders to purchase 218,148 shares of common stock, with a term of five (5) years and an exercise price of $9.90 per share. The Series B Common Stock Warrants contain “certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.”

As of the date of this prospectus, the Series C Common Stock Warrants entitle their holders to purchase 116,849 shares of common stock, with a term of five (5) years and an exercise price of $10.50 per share. The Series C Common Stock Warrants contain “certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.”

As of the date of this prospectus, the Series D Common Stock Warrants entitle their holders to purchase 279,532 shares of common stock, with a term of five (5) years and an exercise price of $10.50 per share. The Series D Common Stock Warrants contain “certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.”

As of the date of this prospectus, the Series E Common Stock Warrants entitle their holders to purchase 36,641 shares of common stock, with a term of three (3) years and an exercise price of $12.00 per share. The Series E Common Stock Warrants contain “certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.”

Securities Authorized for Issuance under Equity Compensation Plans

As of the date of this prospectus, we had outstanding options to purchase an aggregate of 281,834 shares of our common stock pursuant to our 2018 Plan, at a weighted-average exercise price of $3.57 per share, and 518,166 shares of our common stock remain available for future grant or issuance under the 2018 Plan.

Anti-Takeover Effects of Nevada Law and our Articles of Incorporation and Bylaws.

Nevada law, our Articles of Incorporation, and our Bylaws contain certain provisions that have the effect of delaying, deferring or discouraging another party from acquiring control of us.  These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our Board, without action by the stockholders, to issue up to 6,250,000 shares of preferred stock, which was previously authorized but remain undesignated, with voting or other rights or preferences as designated by our Board could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by our president, by all of the directors provided that there are no more than three directors, or if more than three, by any three directors, or by the holder of a majority share of our capital stock.

Stockholder Action by Written Consent. Our Bylaws allow for any action that may be taken at any annual or special meeting of the stockholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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Stockholders Not Entitled to Cumulative Voting. Our Bylaws do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, (the “NRS”), generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board prior to the date the interested stockholder obtained such status or the combination is approved by the Board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•

the combination was approved by the Board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, did own) 10% or more of the voting power of the outstanding voting shares of a corporation. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business in Nevada directly or through an affiliated corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third or more but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Amendment of Charter and Bylaw Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

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The provisions of Nevada law, our Articles of Incorporation, and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF SECURITIES WE ARE OFFERING

General

We are offering _______________ Units consisting of an aggregate of _______________   Shares and _______________ warrants to purchase ________________ shares of our common stock based on a public offering price of $_______ per Unit (the last reported sale price of our common stock on The Nasdaq Capital Market on September 25, 2020). No Units will be issued and the shares and related warrants will be issued separately.

Common Stock

Under the terms of our amended and restated articles of incorporation, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors from time to time may determine. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of such warrants.

Exercisability. The warrants are exercisable on the date we file an amendment to our articles of incorporation to reflect our stockholders’ approval of either an increase in the number of our authorized shares of common stock or a reverse stock split, in either case in an amount sufficient to permit the exercise in full of the warrants and will expire on the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice. In no event may the warrants be net cash settled.

Stockholder Approval. We have agreed to hold a stockholders meeting no later than _________________ in order to seek stockholder approval for an amendment to our articles of incorporation to either (i) increase the number of shares of common stock we are authorized to issue or (ii) effect a reverse split of the common stock, in either case in an amount sufficient to permit the exercise in full of the warrants in accordance with their terms. In the event that we are unable to obtain stockholder approval and effect an increase in our authorized shares of common stock or effect a reverse split of our common stock, the warrants will not be exercisable and will have no value. In no event may the warrants be net cash settled.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The warrants will have an exercise price of $_______ per share (125% of the offering price). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at the time a holder exercises its warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the warrants being offered and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock and warrants purchased in this offering. This discussion is for general information only, is not tax advice and does not purport to be a complete analysis of all the potential tax considerations. This discussion is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all in effect as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and will not seek, any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

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This summary does not address the tax considerations arising under the laws of any U.S. state, local or any non-U.S. jurisdiction, or under U.S. federal non-income tax laws, or the potential application of the Medicare contribution tax on net investment income. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations or governmental organizations;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

•	persons that own, or are deemed to own, more than five percent of our common stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons whose functional currency is not the U.S. dollar;

•	persons who hold our common stock or warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock or warrants being taken into account in an applicable financial statement within the meaning of 451(b) of the Code;

•	persons who hold or receive our common stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons who hold or receive our common stock or warrants pursuant to conversion rights under convertible instruments;

•	persons who do not hold our common stock or warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

•	persons deemed to sell our common stock or warrants under the constructive sale provisions of the Code.

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For the purposes of this discussion, a “U.S. holder” means a beneficial owner of our common stock or warrants that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock or warrants that is not a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock or warrants, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock or warrants, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock or warrants arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty. In addition, significant changes in U.S. federal income tax laws were recently enacted. You should consult with your tax advisor with respect to such changes in U.S. tax law as well as potentially conforming changes in state tax laws.

Investment Unit

For U.S. federal income tax purposes, the shares of common stock and warrants acquired in this offering will be treated as an “investment unit” consisting of one share of common stock and  one warrant to acquire one share of our common stock. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock and the warrant included in each unit. The separation of the common stock and warrant components of each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

U.S. Holders

Exercise and Expiration of Warrants

In general, a U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant. The U.S. holder will take a tax basis in the shares acquired on the exercise of a warrant equal to the exercise price of the warrant, increased by the U.S. holder’s adjusted tax basis in the warrant exercised (as determined pursuant to the rules discussed above). The U.S. holder’s holding period in the shares of our common stock acquired on exercise of the warrant will begin on the date of exercise of the warrant, and will not include any period for which the U.S. holder held the warrant.

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In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The lapse or expiration of a warrant will be treated as if the U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the U.S. holder’s tax basis in the warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock issued on the exercise of the warrants or an adjustment to the exercise price of the warrants may be treated as a constructive distribution to a U.S. holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our  “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property to the holders of warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the warrants, then we may make a corresponding distribution to the holders of the warrants. The taxation of a distribution received with respect to a warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the U.S. federal income tax considerations related to distributions, see the discussion below regarding “—Distributions.” U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants and any distributions with respect to the warrants.

Distributions

As described in the section captioned “Dividend Policy,” we have never paid cash distributions on our common stock and do not anticipate doing so in the foreseeable future.  In the event that we do make distributions on our common stock to a U.S. holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled “– Disposition of Our Common Stock or Warrants.” Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to a beneficial owner of our common stock who is an individual U.S. holder and meets certain holding period requirements.

Distributions constituting dividends for U.S. federal income tax purposes that are made to U.S. holders that are corporate shareholders may qualify for the dividends received deduction, or DRD, which is generally available to corporate shareholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

Disposition of Our Common Stock or Warrants

Upon a sale or other taxable disposition of our common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock or warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for the common stock or warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a disposition of our common stock or warrants should consult their own tax advisors regarding the tax treatment of such losses.

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Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock and warrants and to the proceeds of a sale or other disposition of common stock and warrants paid by us to a U.S. holder unless such U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a non-U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of warrants into shares of our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear. A non-U.S. holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The expiration of a warrant will be treated as if the non-U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the non-U.S. holder’s tax basis in the warrant. However, a non-U.S. holder will not be able to utilize a loss recognized upon expiration of a warrant against the non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the non-U.S. holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on Warrants

As described under “—U.S. Holders –Certain Adjustments to and Distributions on Warrants,” an adjustment to the warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “—Distributions” below, and the tax treatment of distributions on the warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the warrants.

Distributions

As described in the section captioned “Dividend Policy,” we have never paid cash distributions on our common stock and do not anticipate doing so in the foreseeable future. However, if we do pay cash distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of common stock (see “Disposition of Our Common Stock or Warrants” below).

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Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any distribution (including constructive distributions) that is treated as a dividend paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder generally must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying the non-U.S. holder’s entitlement to benefits under that treaty.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a non-U.S. holder that are effectively connected with the holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the holder in the United States) if a properly executed IRS Form W-8ECI stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent).Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, a corporate non-U.S. holder receiving effectively connected dividends may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

Disposition of Our Common Stock or Warrants

In general, subject to the discussion below under “Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other disposition of our common stock or warrants unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•

the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or their holding period for, our common stock.

We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

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A non-U.S. holder described in the first bullet above will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates and in the manner applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year (provided such holder has timely filed U.S. federal income tax returns with respect to such losses). You should consult any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of distributions (including constructive distributions) on our common stock or warrants paid to each non-U.S. holder, their name and address, and the amount of tax withheld, if any. A similar report will be sent to the applicable non-U.S. holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends (including constructive dividends) or of proceeds on the disposition of our common stock or warrants made to a non-U.S. holder may be subject to information reporting and backup withholding at a current rate of 24% unless the non-U.S. holder establishes an exemption, for example, by properly certifying their non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock or warrants effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the holder provides a properly executed and appropriate IRS Form W-8 or otherwise meets documentary evidence requirements for establishing non- U.S. holder status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, you may be able to obtain a refund or credit from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, collectively FATCA, generally impose withholding tax at a rate of 30% on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our common stock or warrants if paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends (including constructive dividends) on and gross proceeds from the sale or other disposition of our common stock or warrants if paid to a ”non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends (including constructive dividends) on our common stock and warrants. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our common stock or warrants, which may be relied upon by taxpayers until final regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. You should consult your tax advisors regarding the possible implications of FACTA on your investment in our common stock and warrants.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock and warrants, including the consequences of any proposed change in applicable laws.

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LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Fennemore Craig, P.C., Reno, Nevada. Certain legal matters in connection with this offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Artelo Biosciences, Inc. as of August 31, 2019 and 2018 and for each of the two years in the period ended August 31, 2019 included in this prospectus have been so included in reliance on the report (which includes an explanatory paragraph relating to Artelo’s ability to continue as a going concern as described in Note 3 to the financial statements) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock and warrants offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

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ARTELO BIOSCIENCES, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Audited Annual Financial Statements

Unaudited Interim Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Artelo Biosciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Artelo Biosciences, Inc. and its subsidiaries (collectively, the “Company”) as of August 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2015.

Houston, Texas

November 25, 2019

F-2

ARTELO BIOSCIENCES, INC.

Consolidated Balance Sheets

	August 31,	August 31,
	2019	2018

ASSETS
Current Assets
Cash and cash equivalents	$4,423,965	$337,424
Prepaid expenses	8,336	35,384
Deposits	1,500	1,500
Other receivable	8,787	22,127
Total Current Assets	4,442,588	396,435
Equipment, net of accumulated depreciation of $792 and $282, respectively	721	563
Intangible asset	2,039,417	-
TOTAL ASSETS	6,482,726	396,998

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$348,863	$529,272
Due to related party	3,732	2,700
Derivative liability	29,501	-
Stock payable	639,417	-
Total Current Liabilities	1,021,513	531,972

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Stock, par value $0.001, 6,250,000 shares authorized, 0 and 0 shares issued and outstanding as of August 31, 2019 and 2018, respectively	-	-
Common Stock, par value $0.001, 18,750,000 shares authorized, 3,353,616 and 1,750,268 shares issued and outstanding as of August 31, 2019 and 2018, respectively	3,354	1,750
Additional paid-in capital	10,278,421	2,514,136
Accumulated deficit	(4,810,756)	(2,638,580)
Accumulated other comprehensive loss	(9,806)	(12,280)
Total Stockholders' Equity (Deficit)	5,461,213	(134,974)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$6,482,726	$396,998

The accompanying notes are an integral part of these financial statements.

F-3

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Operations

	Year ended
	August 31,
	2019	2018

OPERATING EXPENSES
General and administrative	$952,334	$508,278
Professional fees	1,164,695	585,069
Research and development	1,091,992	1,249,854
Depreciation	510	290
Total Operating Expenses	3,209,531	2,343,491

Loss from Operations	(3,209,531)	(2,343,491)

OTHER INCOME (EXPENSE)
Other income	31,256	-
Change in fair value of derivative liabilities	1,006,099	-
Total other income	1,037,355	-

Provision for income taxes	-	-

NET LOSS	(2,172,176)	$(2,343,491)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	2,474	(12,937)
Total Other Comprehensive Income Loss	2,474	(12,937)

TOTAL COMPREHENSIVE LOSS	$(2,169,702)	$(2,356,428)

Basic Loss per Common Share	$(1.00)	$(1.84)
Diluted Loss per Common Share	$(1.46)	$(1.84)

Basic Weighted Average Common Shares Outstanding	2,172,465	1,277,527
Diluted Weighted Average Common Shares Outstanding	2,172,465	1,277,527

The accompanying notes are an integral part of these financial statements.

F-4

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Stockholders’ Equity (Deficit)

			Additional
			paid-in		Accumulated Other
	Common stock		capital	Accumulated	Comprehensive
	Shares	Amount	(deficiency)	Deficit	Income (loss)	Total

Balance, August 31, 2017	1,415,908	$1,416	$837,853	$(295,089)	$657	$544,837

Common shares issued for cash	254,360	254	1,386,359	-	-	1,386,613
Stock option granted for services	-	-	107,169	-	-	107,169
Common shares issued for services - officers	65,000	65	56,770	-	-	56,835
Common shares issued for services	15,000	15	125,985	-	-	126,000
Net loss for the period	-	-	-	(2,343,491)	-	(2,343,491)
Other comprehensive gain	-	-	-	-	(12,937)	(12,937)
Balance, August 31, 2018	1,750,268	1,750	2,514,136	(2,638,580)	(12,280)	(134,974)

Common shares issued for cash	1,565,388	1,566	8,374,813	-	-	8,376,379
Common shares issued for price protection	12,950	13	(13)	-	-	-
Common shares issued for services - officers	-	-	52,000	-	-	52,000
Common shares issued for services - related party	25,000	25	239,975	-	-	240,000
Reclass of warrant derivative liability from equity	-	-	(1,035,600)	-	-	(1,035,600)
Stock option granted for services	-	-	133,110	-	-	133,110
Reverse stock split adjustment	10	-	-	-	-	-
Net loss for the period	-	-	-	(2,172,176)	-	(2,172,176)
Other comprehensive loss	-	-	-	-	2,474	2,474
Balance, August 31, 2019	3,353,616	$3,354	$10,278,421	$(4,810,756)	$(9,806)	$5,461,213

The accompanying notes are an integral part of these financial statements.

F-5

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Cash Flows

	Year ended
	August 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,172,176)	$(2,343,491)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	425,110	290,004
Depreciation	510	282
Change in fair value of derivative	(1,006,099)	-
Stock payable	100,000	-
Changes in operating assets and liabilities:
Prepaid expenses	27,048	(35,384)
Other receivable	13,340	(22,127)
Accounts payable and accrued liabilities	(180,409)	500,696
Net cash used in operating activities	(2,792,676)	(1,610,020)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(688)	(845)
Purchase of license	(1,500,000)	-
Net cash used in investing activities	(1,500,688)	(845)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares for cash	8,376,379	1,386,613
Advance from related party	18,276	19,894
Repayment to related party	(17,228)	(18,056)
Net cash provided by financing activities	8,377,427	1,388,451

Effects on changes in foreign exchange rate	2,478	(12,937)

Net decrease in cash and cash equivalents	4,086,541	(235,351)
Cash and cash equivalents - beginning of period	337,424	572,775
Cash and cash equivalents - end of period	$4,423,965	$337,424

Supplemental Cash Flow
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash financing and investing activities:
Reclass of warrant derivative liability from equity	$1,035,600	$-
Stock payable for acquisition of license	$539,417
Share issuance for price protection	$13	$-

The accompanying notes are an integral part of these financial statements.

F-6

ARTELO BIOSCIENCES, INC.

Consolidated Notes to the Financial Statements

For the years ended August 31, 2019 and 2018

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

ARTELO BIOSCIENCES, INC. (the “Company”) is a Nevada corporation incorporated on May 2, 2011. It is based in San Diego County, California. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is August 31.

Effective on February 10, 2017, the Company changed its name from “KNIGHT KNOX DEVELOPMENT CORP.,” to “REACTIVE MEDICAL INC.” On April 14, 2017, the Company changed its name from “REACTIVE MEDICAL INC.” to “ARTELO BIOSCIENCES, INC”.

The Company registered fully owned subsidiaries in Ireland, Trinity Reliant Ventures Limited, on November 11, 2016 and in the UK, Trinity Research & Development Limited, on June 2, 2017. Operations in the subsidiaries have been consolidated in the financial statements.

The Company intends to license, develop and commercialize novel cannabinoid therapeutic treatments. To date, the Company’s activities have been limited to its formation and the raising of equity capital.

Reverse stock split

The Company filed a Certificate of Change with the Secretary of State of Nevada, pursuant to which, effective on June 20, 2019, the Company effected a one-for-eight reverse split of its authorized and issued and outstanding common stock (the “Reverse Stock Split”). The number of authorized shares of common stock was reduced from 150,000,000 to 18,750,000. The Company’s authorized Preferred Stock was reduced from 50,000,000 to 6,250,000. All share and per share information in these financial statements retroactively reflect this reverse stock split.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Basis of Consolidation

The financial statements have been prepared on a consolidated basis, with the Company’s wholly-owned subsidiaries, Trinity Reliant Ventures Limited, and Trinity Research & Development Limited.

Property, plant and equipment

Property and equipment are stated at cost. Depreciation is computed on the straight-line method. The depreciation and amortization methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

Furniture and Fixtures	3 Years

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

F-7

The long-lived assets of the Company are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment” (“ASC No. 360”), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the year ended August 31, 2019, no impairment losses have been identified.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $4,423,965 and $337,424 in cash and cash equivalents at August 31, 2019 and 2018, respectively.

Intangible Assets

The Company capitalizes certain costs to acquire intangible assets; if such assets are determined to have a finite useful life they are amortized on a straight-line basis over the estimated useful life.

The Company tests its intangible assets for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others and without limitation: a significant decline in the Company’s expected future cash flows; a sustained, significant decline in the Company’s stock price and market capitalization; a significant adverse change in legal factors or in the business climate of the Company’s segments; unanticipated competition; and slower growth rates.

Deferred Offering Costs

Deferred offering costs were capitalized and consisted of fees and expenses incurred directly in connection with the Company’s offering that was completed during the year ended August 31, 2019. At the time of the completion of the offering the amounts were transferred to additional paid in capital. Deferred offering costs included legal and accounting costs.

Foreign Currency Transactions

Some of the Company’s planned operations are outside of the United States, which results in exposure to market risks from changes in foreign currency rates. The financial risk arise from the fluctuations in foreign exchange rates and the degrees of volatility in these rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included as other comprehensive income.

F-8

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used a Monte Carlo valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Share-based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

F-9

The Company has recently adopted the guidance included under ASU 2018-07, stock-based compensation issued to non-employees and consultants. Equity-Based Payments to non-employees are measured at grant-date fair value of the equity instruments that the Company is obligated to issue when the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. Equity-classified nonemployee share based payment awards are measured at the grant date

There were $425,110 and $290,004 share-based expenses for the year ending August 31, 2019 and 2018, respectively.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as at August 31, 2019 and 2018.

Net Loss per Share of Common Stock

The Company has adopted ASC Topic 260, ”Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

For the years ended August 31, 2019 and 2018, potentially dilutive instruments are as follows:

	August 31, 2019	August 31, 2018
Warrants	2,334,937	495,306
Options	234,000	50,000
Total	2,568,937	545,306

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Prepaid Expenses and Deposits

Prepaid expenses and deposits consist of security deposits paid.

Commitments and Contingencies

The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

F-10

Recent Accounting Pronouncements

In July 2017, the Financial Accounting Standards Board (“FASB”) issued a two-part Accounting Standards Update (“ASU”) No. 2017-11, I. Accounting for Certain Financial Instruments With Down Round Features and II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests With a Scope Exception (“ASU 2017-11”).ASU 2017-11 amends guidance in FASB ASC 260, Earnings Per Share, FASB ASC 480, Distinguishing Liabilities from Equity, and FASB ASC 815, Derivatives and Hedging. The amendments in Part I of ASU 2017-11 change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. The amendments in Part II of ASU 2017-11 re-characterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. ASU 2017-11 is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 with early adoption permitted. We have early adopted this standard. Certain cash subscription agreements entered into by the Company contain embedded derivative features, which in accordance with the new guidance, do not give rise to an associated derivative liability.

The Company has considered all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any revenue to cover its operating cost, and requires additional capital to continue its operating plan. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company includes: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During the year ended August 31, 2019, the Company had a net loss of $2,172,176. As of August 31, 2019, the Company had an accumulated deficit of $4,810,756 and has earned no revenues. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for future periods.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the year ended August 31, 2019 and 2018, the president of the Company incurred $1,530 and $1,340 of expenses on behalf of the Company. The amounts owed to the related party as of August 31, 2019 and 2018 are $3,732 and $2,202, respectively. The amounts are non-interest bearing and have no terms of repayment.

During the year ended August 31, 2019 and 2018, the former President, and current Senior Vice President, European Operations, who is a major stockholder of the Company, paid for expenses on behalf of the Company for a total of $16,746 and $18,554, respectively. The amount of $17,228 and $18,056 was repaid during the year ended August 31, 2019 and 2018, respectively. The amounts owed to the related party as of August 31, 2019 and 2018 are $0 and $498, respectively. The amounts are non-interest bearing and have no terms of repayment.

F-11

During the year ended August 31, 2019, Blackrock Ventures, Ltd., an entity owned by the Senior Vice President, European Operations, who is a major stockholder of the Company, provided $38,000 worth of consulting services to the Company. On March 15, 2019, the Board approved the issuance of 25,000 shares of our common stock valued at $240,000 in exchange for its prior services to the Company.

On November 18, 2016, the former President of the Company transferred all of the 750,000 shares that he held to the Company’s current Senior Vice President, European Operations.

The Company has an employment contract with a key employee, Mr. Gregory Gorgas, who is an officer of the Company. As of August 31, 2019, and 2018 no salary is owed. During the year ended August 31, 2019 and 2018, $209,369 and $74,840 were paid as salary to Mr. Gorgas, respectively.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

Stock based compensation

On January 26, 2018, the Company received $65,000 from two related parties from shares issuance under subscription agreement. The amounts have been recorded as stock common stock issued and was be settled with shares of the Company subsequent to quarter end. The amounts of $65,000 with related parties is for the issuance of 99,999 common shares, purchase price of $0.65 and 12,500 warrants with an exercise price of $12 per share, and five years expiry date. (See note 5).

During the year ended August 31, 2019 and 2018, the company recorded $52,000 and $56,835 of stock compensation expense for all five members of the Company’s Board of Directors, respectively. The stock based compensation related to restricted stock awards issued in 2017.

NOTE 5 - EQUITY

Preferred shares

The Company has authorized 6,250,000 shares of preferred stock with a par value of $0.001.

During the year ended August 31, 2019 and 2018, there were no issuance of preferred stock.

Common Shares

The Company has authorized 18,750,000 common stock with a par value of $0.001 per share. Each common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

F-12

During the year ended August 31, 2019, the Company issued 1,603,348 shares of common stock as follows,

•

The Company received cash of $1,257,905 for 209,635 units at a price of $6.00 per unit (a “Series D Unit”) pursuant to the Company’s Series D offering. Each Series D Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series D Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $14.00 per share, for a period of 5 years from the issue date.

•

The Company received cash of $417,732 for 54,940 units at a price of $7.60 per unit (a “Series E Unit”) pursuant to the Company’s Series E Offering. Each Series E Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series E Common Stock Purchase Warrant to purchase one-half (1/2) share of common stock at a price of $16.00 per share for a period of 3 years from the issue date.

•

On March 15, 2019, the Board approved the issuance of 25,000 shares of our common stock valued at $240,000 to Blackrock Ventures, Ltd., a Company owned by a former director, in exchange for its prior services to the Company.

•

On June 25, 2019, the Company sold an aggregate of 1,300,813 units with each unit consisting of one (1) share of the Company’s common stock, par value $0.001 per share and a warrant to purchase one (1) share of common stock at an exercise price equal to $6.4575 per share. The offering price to the public was $6.15 per unit. In addition, the Company granted the Underwriters a 45-day option to purchase up to 195,121 additional shares of common stock, or warrants, or any combination thereof, to cover over-allotments, if any. Simultaneously with the closing of the offering the Company sold 191,102 warrants at $0.01 per warrant for cash proceeds of $1,911 upon the partial exercise of the underwriters’ over-allotment option. The Company received gross proceeds of approximately $8,001,911, before deducting underwriting discounts and commissions of eight percent (8%) of the gross proceeds and estimated offering expenses.

•

The Company issued 12,950 shares and 6,490 warrants for price protection provision related to the Series E units. The company recorded the issuance at par value of $0.001, adjusting to additional paid in capital of $13.

•	10 shares were issued in related to a reconciliation of the reverse stock split.

During the year ended August 31, 2018, the Company issued 334,360 shares of common stock as follows,

•	On January 2, 2018, the Company issued 15,000 shares of its common stock valued at $126,000 to NEOMED for services.

•	The Company received $10,000 that has been recorded as stock issued in relation to a subscription agreement on June 30, 2017, for the issuance of 3,125 shares of common stock.

•

The Company received cash of $850,785 that has been recorded for the issuance of 163,606 shares of common stock at a price of $5.20 per Unit pursuant to a private placement offering conducted by the Company in relation to subscription agreements accepted on January 26, 2018 and March 15, 2018. Each Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series B Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $12.00 per share for a period of 5 years from the issue date.

•

The Company received cash of $525,828 that has been recorded for the issuance of 87,629 shares of common stock at a price of $6.00 per Unit pursuant to a private placement offering conducted by the Company in relation to subscription agreements accepted up to August 31, 2018. Each Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series C Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $14.00 per share for a period of 5 years from the issue date.

Per the terms of the subscription agreement, following the closing date until the earlier of (i) the date that the registration is declared effective by the SEC, or (ii) the date the shares become freely tradable, if the Company issues any common stock or common stock equivalent entitling the holder to acquire common stock at a price below $3.20, the Company will be required to issue the subscribers that number of additional units equal to the difference between the units issued at closing, and the number units the Company would have issued to the subscriber had the offering been completed at this discounted price. In accordance with ASU 2017-11, these cash subscription agreements entered into by the Company contain embedded derivative features, which in accordance with the new guidance, do not give rise to an associated derivative liability.

•

The Company has issued 65,000 Restricted Shares Award (the “RSAs”) to five of the Company’s Directors, vesting annually over a four-year period, in each case subject to the director’s continued service to the Company. Refer to Note 4 for further discussion related to the RSAs.

F-13

Stock Payable

During the year ended August 31, 2019, the Company recorded stock payable of 72,660 shares of common stock to NEOMED as follows:

•

61,297 shares, valued at $539,417, for the exercise of an option for an exclusive worldwide license to develop and commercialize products comprising or containing the compound NEO1940. The worldwide license has been capitalized as an intangible asset

•	11,363 shares for settlement of accrued liability of $100,000

Warrants

In connection with the common stock sold pursuant to subscription agreements in fiscal year 2019, 2018 and 2017, each individual investor received warrants to purchase additional shares of common stock.

For each unit purchased in the Company’s Series A offering, Series B offering, Series C offering and Series D offering, each investor will receive one Series A, Series B, Series C and Series D Common Stock Purchase Warrant, respectively, to purchase one share of the Company’s common stock for a period of five years from the date of the subscription agreement at a price per share from $8.00 to $14.00, depending on the subscription round. For each unit purchased in the Company’s Series E offering, each investor will receive one Series E Common Stock Purchase Warrant to purchase one-half (1/2) share of the Company’s common stock for a period of three years from the date of the subscription agreement at a price per share of $16.00.

Under the terms of the subscription agreements for the Company’s private placement offerings, following the closing date of such private offering until the earlier of (i) the date that the registration statement of the shares issued in such offering is declared effective by the SEC, or (ii) the date the shares otherwise become freely tradable, if the Company issues any common stock or common stock equivalent entitling the new investor to acquire common stock at a price below the purchase price for that particular prior subscription agreement, the Company will be required to issue the prior investor additional units, each consisting of one share of common stock and a warrant to purchase one share of common stock, equal to the difference between the units actually issued at such closing to the new investor, and the number of units we would have issued to the prior investor had the offering been completed at this new, lower price per share. Management reviewed the terms of the agreements and determined that in accordance with ASC 815, these cash subscription agreements entered into by the Company contain derivative features. As of August 31, 2019, a derivative liability of $29,501 has been recorded.

During the year ended August 31, 2018, the Company issued warrants with the purchase of the Series A and Series B units. For each share purchased, the investor received one Series A or Series B or Series C Common Stock Purchase Warrant to purchase one share of the Company’s common stock for a period of five years from the date of the share subscription with ranges of prices from $8.00 per share to $14.00 per share. A total of 254,389 warrants were issued during the year ended August 31, 2018.

On June 25, 2019, the Company sold an aggregate of 1,300,813 units with each unit consisting of one (1) share of the Company’s common stock, par value $0.001 per share and a warrant to purchase one (1) share of common stock at an exercise price equal to $6.4575 per share.

In relation to the offering described above, the Company also agreed to issue to the underwriters warrants to purchase total of 104,065 shares of Common Stock (8% of the shares of Common Stock sold in the offering). The underwriter’s warrants are exercisable at $6.765 per share of common stock and have a term of three years. The warrants were issued for services provided by the underwriters.

F-14

A summary of activity of the warrants during the year ended August 31, 2019 and 2018 follows:

			Weighted
	Number of	Weighted Average	Average
	shares	Exercise Price	Life (years)
Outstanding, August 31, 2017	240,917	$8.00	4.83
Granted	254,389	12.64	5.00
Forfeited	-	-	-
Exercised	-	-	-
Outstanding, August 31, 2018	495,306	$10.40	4.23
Granted	1,839,575	7.46	3.23
Forfeited	-	-	-
Exercised	-	-	-
Outstanding, August 31, 2019	2,334,881	$8.15	4.14

The intrinsic value of the warrants as of August 31, 2019 is $0. All of the outstanding warrants are exercisable as of August 31, 2019.

The intrinsic value of the warrants as of August 31, 2018 was $585,691.

2018 Equity Incentive Plan

On August 17, 2018, the Board of Directors of the Company approved the Equity Incentive Plan (the “2018 Plan”). The 2018 Plan permits the Company to issue up to 375,000 shares of common stock upon exercise of options granted to selected employees, officers, directors, consultants and advisers. The options may be either “incentive stock options” (as such term is defined in the Internal Revenue Code of 1986) or nonstatutory stock options that are not intended to qualify as “incentive stock options”. Incentive stock options may be granted only to employees. The 2018 Plan is administered by the Board or, at the discretion of the Board, a Board committee. The administrator determines who will receive options and the terms of the options, including the exercise price, expiration date, vesting and the number of shares. The exercise price of each stock option may not be less than the fair market value of the Common Stock on the date of grant, although the exercise price of any incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the grant date. Options may be exercisable (“vest”) immediately or in increments based on time and/or performance criteria as determined by the administrator. The term of any option may not exceed 10 years (five years for any incentive stock option granted to a 10% stockholder), and unless otherwise determined by the administrator, each option must terminate no later than three months after the termination of the optionee’s employment (one year in the event of death or disability). Subject to a few minor exceptions, options may not be transferred other than by will or by the laws of descent and distribution. The 2018 Plan will expire on August 17, 2028.

On August 17, 2018, the Company granted options to directors and consultants to purchase an aggregate of 50,000 shares of our common stock at a price of $10.8 per share with a various vesting schedule. The options expire August 17, 2028, unless such director and consultants ceases his or her service as a director or consultant prior the exercise or expiration of the option.

F-15

On July 18, 2019, the Company granted options to a consultant to purchase 2,500 shares of our common stock at a price of $3.12 per share. The options are immediately vested and expire July 18, 2029.

On August 29, 2019, the Company granted options to officers and directors to purchase an aggregate of 181,500 shares of our common stock at a price of $1.99 per share with a various vesting schedule. The options expire August 29, 2029.

The Company utilizes the Black-Scholes model to value the stock options. The Company utilized the following assumptions:

	Year Ended	Year Ended
	August 31,	August 31,
	2019	2018
Expected term	5 years	10 years
Expected average volatility	158%	170%
Expected dividend yield	-	-
Risk-free interest rate	1.40%	2.87%

Name	Number of Shares	Exercise Price	Vesting Commencement Date	Expiration Date	Vesting Schedule
Saoirse O’Sullivan	12,500	$10.8	August 17, 2018	August 17, 2028	(1)
R. Martin Emanuele, Ph.D.	12,500	$10.8	August 17, 2018	August 17, 2028	(1)
Andy Yates, Ph.D.	12,500	$10.8	August 17, 2018	August 17, 2028	(1)
Steven D. Reich, M.D.	12,500	$10.8	April 1, 2018	August 17, 2028	(2)
Rob Prince	2,500	$3.12	July 18, 2019	July 18, 2029	100% vested
Gregory D. Gorgas	75,000	$1.99	August 29, 2019	August 29, 2029	(3)
Connie Matsui	26,500	$1.99	August 29, 2019	August 29, 2029	(4)
Douglas Blayney, MD	18,000	$1.99	August 29, 2019	August 29, 2029	(4)
Georgia Erbez	22,250	$1.99	August 29, 2019	August 29, 2029	(4)
R. Martin Emanuele, PhD	17,500	$1.99	August 29, 2019	August 29, 2029	(4)
Steven Kelly	22,250	$1.99	August 29, 2019	August 29, 2029	(4)
Total option grants:	234,000

_________

(1)

Twenty-five percent (25%) of the Shares subject to the Option shall vest on the Vesting Commencement Date, and one forty-eighth (1/48th) of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date.

(2)

The number of Shares that will vest upon the first day following the end of such Vesting Period (a “Vesting Date”) will equal (i) the lesser of (a) the number of hours that the Company’s Chief Executive Officer certifies Participant provided the Services during such Vesting Period or (b) 60, multiplied by (ii) a number of Shares equal to 350 divided by the exercise price per Share of the option. “Vesting Period” means each three-month period during the term of the consulting agreement, beginning on the Vesting Commencement Date.

(3)

The shares subject to this option award will vest, subject to Mr. Gorgas’ continued service through the applicable vesting date, ratably over 48 months starting on August 29, 2019, such that the option will be fully vested on August 29, 2023.

(4)

One Hundred percent (100%) of the Shares subject to the Option shall vest on the earlier to occur of

(i) the date six (6) months from the Vesting Commencement Date or

(ii) the date immediately preceding the 2020 annual meeting of stockholders,

subject to Participant continuing to be a Service Provider through each such date.

F-16

During the year ended August 31, 2019, $133,110 was expensed, and as of August 31, 2019, $637,865 remains unamortized. During the year ended August 31, 2018, $107,169 was expensed, and as of August 31, 2018, $429,519 remained unamortized.

The following is a summary of stock option activity during the year ended August 31, 2019 and 2018:

	Options Outstanding		Weighted Average
	Number of	Weighted Average	Remaining life
	Options	Exercise Price	(years)

Outstanding, August 31, 2017	-	$-	$-
Granted	50,000	10.80	10.0
Exercised	-	-	-
Forfeited/canceled	-	-	-
Outstanding, August 31, 2018	50,000	$10.80	$9.97
Granted	184,000	2.01	10.0
Exercised	-	-	-
Forfeited/canceled	-	-	-
Outstanding, August 31, 2019	234,000	$3.88	$9.78

The following table summarizes information relating to exercisable stock options as of August 31, 2019:

Options Outstanding			Options Exercisable
Number of Options	Weighted Average Remaining	Weighted Average	Number of	Weighted Average
	Contractual life (in years)	Exercise Price	Shares	Exercise Price
50,000	8.97	$10.80	21,700	$10.80
2,500	9.89	$3.12	2,500	$3.12
181,500	10.00	$1.99	-	$-

The intrinsic value of the 234,000 options as of August 31, 2019 is $0. The intrinsic value of the 50,000 options outstanding as of August 31, 2018 was $0.

NOTE 6 - PROVISION FOR INCOME TAXES

The Company has not made provision for income taxes for the year end August 31, 2019 and 2018, since the Company has the benefit of net operating losses in these periods.

Due to uncertainties surrounding the Company’s ability to generate future taxable income to realize deferred income tax assets arising as a result of net operating losses carried forward, the Company has not recorded any deferred income tax asset as at August 31, 2019. The Company has incurred a net operating loss of $5,041,541, the net operating losses carry forward will begin to expire in varying amounts from year 2034 subject to its eligibility as determined by respective tax regulating authorities. The Company’s net operating loss carry forwards may be subject to annual limitations, which could eliminate, reduce or defer the utilization of the losses because of an ownership change as defined in Section 382 of the Internal Revenue Code. The Company’s federal tax returns remain subject to examination by the IRS.

F-17

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”), was signed into law. The Tax Act includes numerous changes to tax laws impacting business, the most significant being a permanent reduction in the federal corporate income tax rate from 34% to 21%. The rate reduction took effect on January 1, 2018. As the Company’s 2018 fiscal year ended on August 31, 2018, the Company’s federal blended corporate tax rate for fiscal year 2018 is 25.3%, based on the applicable tax rates before and after the Tax Act and the number of days in the fiscal year to which the two different rates applied.

Net deferred tax assets consist of the following components as of:

	August 31,	August 31,
	2019	2018
NOL Carryover	$(1,058,724)	$(578,959)
Valuation allowance	1,058,724	578,959
Net deferred tax asset	$-	$-

NOTE 7 – INTANGIBLE ASSET

During the year ended August 31, 2019, the Company made a $1,500,000 payment and recorded stock payable of 61,297 shares of common stock, valued at $539,417 for the exercise of an option for an exclusive worldwide license to develop and commercialize products comprising or containing the compound NEO1940. The Company has capitalized the costs associated with acquiring the worldwide license as an intangible asset at a value of $2,039,417 as of August 31, 2019.

NOTE 8 – COMMITMENTS AND CONTENGENCIES

The Company has certain financial commitments in relation to Research and Development contracts. As of August 31, 2019:

•	The Company is invoiced monthly and quarterly in relation to several Research and Development contracts.

•	The Company may be obligated to make additional payments related to Research and Development contracts entered into, dependent on the progress and milestones achieved through the programs.

•

Our principal executive office is currently located at 888 Prospect Street, Suite 210, La Jolla, CA, 92037, U.S. Additionally, we have an office located at 29 Fitzwilliam Street Upper, Dublin 2 Ireland which serves as administrative space for managing our European subsidiaries: Trinity Reliant Ventures, Ltd (Ireland) and Trinity Research & Development, Ltd. (U.K.). We do not currently own any properties, laboratories, or manufacturing facilities. The leases for our office space are month-to-month.

NOTE 9 – DERIVATIVE LIABILITY AND FAIR VALUE MEASUREMENTS

The Company recognized a derivative liability related to the purchase price protection clause associated with the Series D and Series E private offerings (Note 5). Additional units would be issued to the unit holder if the Company should issue common stock or the equivalent at a share price less than $6.00 per share (Series D) or a share price less than $7.60 (Series E). In accordance with ASC 815-10- Derivatives and Hedging we measured the derivative liability using a Monte Carlo pricing model. Accordingly, at the end of each quarterly reporting date, the derivative fair market value is re-measured and adjusted to current market value.

F-18

Changes in the fair value of the warrant liability were as follows:

Fair value – August 31, 2018	$-

Reclass of warrant derivative liability from equity	1,035,600
Change in fair value for the period of warrant derivative liability	(1,006,099)
Fair value – August 31, 2019	29,501

As of August 31, 2019, there is no derivative liability associated with Series D shares as they are freely tradable.

The Monte Carlo pricing model was used to estimate the fair value of the derivative liability and reflected the following assumptions:

	Year Ended August 31, 2019	Year Ended August 31, 2018
Assumptions for Pricing Model:
Expected term in years	0.46	-
Volatility	127%	-
Risk-free interest rate	1.42%-2.10%	-
Expected annual dividends	0%	-

NOTE 10 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were issued. Based on our evaluation no events have occurred that require recognition or disclosure, other than those disclosed below.

Subsequent to August 31, 2019, the Company issued of 72,660 shares of common stock to NEOMED to settle $639,417 of stock payable. A total of 61,297 shares of common stock were issued for the exercise of an option for an exclusive worldwide license to develop and commercialize products comprising or containing the compound NEO1940. A total of 11,363 shares of common stock were issued to settle $100,000 of accrued liabilities with NEOMED.

F-19

ARTELO BIOSCIENCES, INC.

Consolidated Balance Sheets

(Unaudited)

	May 31,	August 31,
	2020	2019

ASSETS
Current Assets
Cash and cash equivalents	$1,279,256	$4,423,965
Prepaid expenses and other current assets	74,655	18,623
Deferred offering costs	98,715	-
Total Current Assets	1,452,626	4,442,588
Equipment, net of accumulated depreciation of $1,144 and $792, respectively	1,484	721
Intangible asset	2,039,417	2,039,417
TOTAL ASSETS	3,493,527	6,482,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$255,632	$348,863
Due to related party	12,825	3,732
Derivative liability	-	29,501
Stock payable	-	639,417
Total Current Liabilities	268,457	1,021,513

STOCKHOLDERS’ EQUITY
Preferred Stock, par value $0.001, 6,250,000 shares authorized, 0 and 0 shares issued and outstanding, respectively	-	-
Common Stock, par value $0.001, 18,750,000 shares authorized, 3,733,604 and 3,353,616 shares issued and outstanding, respectively	3,734	3,354
Additional paid-in capital	11,609,266	10,278,421
Accumulated deficit	(8,438,434)	(4,810,756)
Accumulated other comprehensive income (loss)	50,504	(9,806)
Total Stockholders’ Equity	3,225,070	5,461,213

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUIITY	$3,493,527	$6,482,726

The accompanying notes are an integral part of these unaudited financial statements.

F-20

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three months ended		Nine months ended
	May 31,		May 31,
	2020	2019	2020	2019

OPERATING EXPENSES
General and administrative	$382,543	$402,803	$1,225,952	$666,226
Professional fees	303,524	354,038	785,133	731,277
Research and development	265,204	184,204	1,646,920	858,224
Depreciation	124	243	372	383
Total Operating Expenses	951,395	941,288	3,658,377	2,256,110

Loss from Operations	(951,395)	(941,288)	(3,658,377)	(2,256,110)

OTHER INCOME (EXPENSE)
Other income	204	32,439	1,198	32,439
Change in fair value of derivative liabilities	-	563,966	29,501	897,096
Total other income	204	596,405	30,699	929,535

Provision for income taxes	-	-	-	-

NET LOSS	$(951,191)	$(344,883)	(3,627,678)	$(1,326,575)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	34,547	771	60,310	2,053
Total Other Comprehensive Income (Loss)	34,547	771	60,310	2,053

TOTAL COMPREHENSIVE LOSS	$(916,644)	$(344,112)	$(3,567,368)	$(1,324,522)

Basic and Diluted Loss per Common Share	$(0.27)	$(0.17)	$(1.06)	$(0.70)

Basic and Diluted Weighted Average Common Shares Outstanding	3,466,385	2,058,929	3,418,148	1,898,263

The accompanying notes are an integral part of these unaudited financial statements.

F-21

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Stockholders’ Equity

(Unaudited)

			Additional		Accumulated Other
	Common stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Income (loss)	Total

Balance, August 31, 2019	3,353,616	$3,354	$10,278,421	$(4,810,756)	$(9,806)	$5,461,213

Common stock issuance costs	-	-	(15,151)	-	-	(15,151)
Common shares issued for services - officers	-	-	13,000	-	-	13,000
Common shares issued for acquisition of license	61,297	61	539,356	-	-	539,417
Common shares issued for settlement of debt	11,363	11	99,989	-	-	100,000
Refund for fractional stock	-	-	(117)	-	-	(117)
Stock option expense	-	-	155,019	-	-	155,019
Net loss for the period		-	-	(1,306,361)	-	(1,306,361)
Foreign currency translation adjustments	-	-	-	-	16,344	16,344
Balance, November 30, 2019	3,426,276	3,426	11,070,517	(6,117,117)	6,538	4,963,364

Additional common shares issued	7,373	7	(7)	-	-	-
Common shares issued for services - officers	-	-	10,500	-	-	10,500
Cancellation of common shares	(6,250)	(6)	(2,494)	-	-	(2,500)
Stock option expense	-	-	97,397	-	-	97,397
Net loss for the period	-	-	-	(1,370,126)	-	(1,370,126)
Foreign currency translation adjustments	-	-	-	-	9,419	9,419
Balance, February 29, 2020	3,427,399	3,427	11,175,913	(7,487,243)	15,957	3,708,054

Common shares issued for cash	306,205	307	380,371	-	-	380,678
Common shares issued for services - officers	-	-	10,500	-	-	10,500
Stock option expense	-	-	42,482	-	-	42,482
Net loss for the period	-	-	-	(951,191)	-	(951,191)
Foreign currency translation adjustments	-	-	-	-	34,547	34,547
Balance, May 31, 2020	3,733,604	$3,734	$11,609,266	$(8,438,434)	$50,504	$3,225,070

F-22

			Additional		Accumulated Other
	Common stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Income (loss)	Total

Balance, August 31, 2018	1,750,268	$1,750	$2,514,136	$(2,638,580)	$(12,280)	$(134,974)

Common shares issued for cash	29,290	29	170,745	-	-	170,774
Common shares issued for services - officers	-	-	13,000	-	-	13,000
Stock option granted for services	-	-	28,051	-	-	28,051
Net loss for the period	-	-	-	(556,903)	-	(556,903)
Foreign currency translation adjustments	-	-	-	-	4,888	4,888
Balance, November 30, 2018	1,779,558	1,779	2,725,932	(3,195,483)	(7,392)	(475,164)

Common shares issued for cash	180,345	181	1,086,950	-	-	1,087,131
Common shares issued for services - officers		-	13,000	-	-	13,000
Reclass of warrant derivative liability from equity	-	-	(918,050)	-	-	(918,050)
Stock option granted for services	-	-	29,304	-	-	29,304
Net loss for the period	-	-	-	(424,789)	-	(424,789)
Foreign currency translation adjustments	-	-	-	-	(3,606)	(3,606)
Balance, February 28, 2019	1,959,903	1,960	2,937,136	(3,620,272)	(10,998)	(692,174)

Common shares issued for cash	54,940	55	417,677	-	-	417,732
Common shares issued for services - officers	-	-	13,000	-	-	13,000
Common shares issued for services - related party	25,000	25	239,975	-	-	240,000
Common shares issued for deposit of acquisition of license	61,297	61	539,356	-	-	539,417
Reclass of warrant derivative liability from equity	-	-	(79,224)	-	-	(79,224)
Stock option granted for services	-	-	39,740	-	-	39,740
Net loss for the period	-	-	-	(344,883)	-	(344,883)
Foreign currency translation adjustments	-	-	-	-	771	771
Balance, May 31, 2019	2,101,140	$2,101	$4,107,660	$(3,965,155)	$(10,227)	$134,379

The accompanying notes are an integral part of these unaudited financial statements

F-23

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended
	May 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,627,678)	$(1,326,575)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	326,398	376,095
Depreciation	372	383
Change in fair value of derivative liabilities	(29,501)	(897,096)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(56,027)	24,142
Accounts payable and accrued liabilities	(88,231)	91,471
Net cash used in operating activities	(3,474,667)	(1,731,580)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(1,176)	(688)
Net cash used in investing activities	(1,176)	(688)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common shares for cash	380,678	1,675,637
Payment of stock issuance costs	(113,866)	-
Refund for fractional stock	(117)	-
Advance from related parties	7,116	12,222
Repayments to related parties	(3,040)	(8,087)
Net cash provided by financing activities	270,771	1,679,772

Effects on changes in foreign exchange rate	60,363	1,511

Net change in cash and cash equivalents	(3,144,709)	(50,985)
Cash and cash equivalents - beginning of period	4,423,965	337,424
Cash and cash equivalents - end of period	$1,279,256	$286,439

Supplemental Cash Flow
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Reclass of warrant derivative liability from equity	$-	$997,274
Common shares issued for deposit of exercise of the license	$-	$539,417
Deferred offering costs incurred	$-	$291,670
Common shares issued for acquisition of license offset against stock payable	$539,417	$-
Common shares issued for settlement of stock payable	$100,000	$-
Additional issuance of Series D shares per the terms of the subscription agreements	$7	$-
Cancellation of common shares	$6	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-24

ARTELO BIOSCIENCES, INC.

Notes to the Unaudited Consolidated Financial Statements

For the Nine Months Ended May 31, 2020

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

ARTELO BIOSCIENCES, INC. (“we”, “us”, “our”, the “Company”) is a Nevada corporation incorporated on May 2, 2011. It is based in San Diego County, California. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is August 31.

Effective on February 10, 2017, the Company changed its name from “Knight Knox Development Corp.,” to “Reactive Medical Inc.” On April 14, 2017, the Company changed its name from “Reactive Medical Inc.” to “Artelo Biosciences, Inc.”

The Company registered fully owned subsidiaries in Ireland, Trinity Reliant Ventures Limited, on November 11, 2016 and in the UK, Trinity Research & Development Limited, on June 2, 2017. On January 8, 2020 Trinity Research and Development Limited changed its name to Artelo Biosciences Limited. The Company incorporated a fully owned subsidiary in Canada, Artelo Biosciences Corporation, on March 18, 2020. Operations in the subsidiaries have been consolidated in the financial statements.

The Company intends to license, develop and commercialize novel cannabinoid therapeutic treatments.

Reverse stock split

The Company filed a Certificate of Change with the Secretary of State of Nevada, pursuant to which, effective on June 20, 2019, the Company effected a one-for-eight reverse split of its authorized and issued and outstanding common stock (the “Reverse Stock Split”). The number of authorized shares of common stock was reduced from 150,000,000 to 18,750,000. The Company’s authorized Preferred Stock was reduced from 50,000,000 to 6,250,000. All share and per share information in these financial statements retroactively reflect this reverse stock split.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares its financial statements in accordance with rules and regulations of the Securities and Exchange Commission (“SEC”) and GAAP in the United States of America. The accompanying interim financial statements have been prepared in accordance with GAAP for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the Company’s opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended May 31, 2020 are not necessarily indicative of the results for the full year. While management of the Company believes that the disclosures presented herein are adequate and not misleading, these interim financial statements should be read in conjunction with the audited financial statements and the footnotes thereto for the year ended August 31, 2019 contained in the Company’s Form 10-K filed on November 25, 2019.

Basis of Consolidation

The financial statements have been prepared on a consolidated basis, with the Company’s wholly-owned subsidiaries, Trinity Reliant Ventures Limited, Artelo Biosciences Limited and Artelo Biosciences Corporation.

F-25

Operating Leases

The Company determines if an arrangement is a lease at inception in accordance with ASC 842 - Leases. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets. As all of the Company’s leases are month to month, no ROU nor operating lease liabilities have been recorded as of May 31, 2020. The new accounting standards related to ASC – 842 were effective for the Company on September 1, 2019. Adoption of the standard did not have any impact on the Company due to the month to month nature of the Company’s existing leases.

Loss per Share

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding stock options and warrants.

For the nine months ended May 31, 2020 and 2019, respectively, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result was anti-dilutive.

	May 31,
	2020	2019
Stock options	281,834	50,000
Warrants	2,334,937	732,351
	2,616,771	782,351

Covid 19

As the COVID-19 pandemic is still evolving at this time and much of its impact remains unknown, the Company is not able to predict the impact it may have on the development of the its product candidates and business. The severity of the COVID-19 pandemic could also negatively impact the Company’s access to its existing supply chain by delaying the delivery of key raw materials used in its product candidates and therefore delay the delivery of such products for use in its clinical trials. Any of these results could have a material adverse impact to our business.

Reclassification

Certain reclassifications have been made to the prior year financial statements to conform to the current period presentation. The reclassification had no impact on previously reported net loss or accumulated deficit.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. During the nine months ended May 31, 2020, the Company had a net loss of $3,627,678. As of May 31, 2020, the Company had an accumulated deficit of $8,438,434. The Company has not established any revenue to cover its operating costs, and will require additional capital to continue its operating plan. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about its ability to continue as a going concern.

F-26

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company includes: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimum operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing this plan.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the nine months ended May 31, 2020, the president and an officer of the Company incurred $1,428 of expenses on behalf of the Company that were not reimbursed. The amount owed to this related party as of May 31, 2020 and August 31, 2019 is $5,160 and $3,732, respectively. The amounts are non-interest bearing and have no terms of repayment.

During the nine months ended May 31, 2020, the Senior Vice President, European Operations, who is a major shareholder, incurred $5,688 of expenses on behalf of the Company. $3,040, including foreign exchange loss of $17 of this amount was repaid during the nine months ended May 31, 2020. The amount owed to this related party as of May 31, 2020 and August 31, 2019 is $2,665 and $0, respectively. The amounts are non-interest bearing and have no terms of repayment.

During the nine months ended May 31, 2020, a company owned by the Senior Vice President, European Operations, who is a major shareholder, provided consulting services worth $49,000 of which., $5,000 was outstanding. as of May 31, 2020

NOTE 5 – INTANGIBLE ASSET

During the year ended August 31, 2019, the Company made a $1,500,000 payment and recorded stock payable of 61,297 shares of common stock, valued at $539,417 for the exercise of an option for an exclusive worldwide license to develop and commercialize products comprising or containing the compound NEO1940. During the nine months ended May 31, 2020, the Company issued 61,297 shares of common stock (Note 6). The Company has capitalized the costs associated with acquiring the worldwide license as an intangible asset at a value of $2,039,417 as of May 31, 2020 and August 31, 2019. During the quarter ended May 31, 2020, no subsequent costs incurred met the criteria for capitalization as an intangible asset.

NOTE 6 - EQUITY

Preferred shares

The Company has authorized 6,250,000 shares of preferred stock with a par value of $0.001 per share.

During the nine months ended May 31, 2020, there were no issuances of preferred stock.

Common Shares

The Company has authorized 18,750,000 shares of common stock with a par value of $0.001 per share. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which an action of the stockholders of the Company is sought.

F-27

During the nine months ended May 31, 2020, the Company issued 386,238 shares of common stock as follows:

•	61,297 shares of common stock were issued for the exercise of an option for an exclusive worldwide license to develop and commercialize products comprising or containing the compound NEO1940
•	11,363 shares of common stock were issued for the settlement of stock payable of $100,000
•	7,373 shares of common stock were issued for additional issuance of Series D per the terms of the subscription agreements.
•

306,205 shares of common stock were issued for cash of $380,678, of which 45,834 shares were issued to our officers and directors for $55,000 and 260,371 shares were sold in connection with the Company’s at -the-market equity program (see below) for proceeds net of offering costs of $358,198. The Company also deferred offering costs of $98,715 and incurred stock issuance costs of $15,151 related to shares sold in the prior period.

On December 2, 2019, 6,250 shares of common stock previously issued to a director of the Company were cancelled upon the resignation of the director from the Company. As a result, the Company reversed an expense of $2,500 which was recorded in prior quarter.

During the nine months ended May 31, 2020, the Company recorded $31,500 of stock compensation expense for four members of the Company’s Board of Directors. The unamortized value of the stock-based compensation as of May 31, 2020 is $44,333.

Equity Distribution

On April 13, 2020, the Company entered into an Equity Distribution Agreement with Maxim Group LLC (the “Agent”) to create an at-the-market equity program under which it may sell up to an aggregate of $1,475,000 of shares of the Company’s common stock (the “Shares”) from time to time through the Agent, as sales agent, subject to any applicable limits when using Form S-3. The Agent will be entitled to compensation at a commission rate of 2.0% of the gross sales price per sold share of common stock.

Warrants

A summary of activity during the nine months ended May 31, 2020 follows:

	Number of shares	Weighted Average Exercise Price	Weighted Average Life (years)
Outstanding, August 31, 2019	2,334,937	$8.12	4.31
Granted	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Outstanding, May 31, 2020	2,334,937	$8.12	3.55

The intrinsic value of the warrants as of May 31, 2020 is $0. All of the outstanding warrants are exercisable as of May 31, 2020.

F-28

Stock Options

2018 Equity Incentive Plan

On December 2, 2019, 22,250 shares of common stock previously granted to a director of the Company in the form of a stock option were cancelled upon the resignation of the director from the board of directors.

On December 6, 2019, the Company granted 10,000 shares of common stock to a director of the Company in the form of a stock option valued at $24,401. The exercise price per share is $2.65 and the stock options expire on December 6, 2029. The shares vest 1/24th monthly over a period of two years from the grant date.

On December 6, 2019, the Company granted 40,000 shares of common stock to a director of the Company in the form of a stock option valued at $97,606. The exercise price per share is $2.65 and the stock options expire on December 6, 2029. The shares vest 1/48th monthly over a period of four years from the grant date.

On January 1, 2020, the Company granted 24,000 shares of common stock to a consultant in the form of a stock option valued at $67,976 in connection with the Company further amending and restating the consultant’s a prior amended and restated Consulting Agreement dated as of August 17, 2018. The exercise price per share is $2.12 and the stock options expire on December 13, 2029. The shares vest 1/48th monthly over a period of four years, beginning on January 31, 2020 and on the last day of each month thereafter.

The Company utilizes the Black-Scholes model to value the stock options. The Company utilized the following assumptions:

	Nine Months Ended	Year Ended
	May 31,	August 31,
	2020	2019
Expected term	4.34 - 5 years	5 years
Expected average volatility	155%	158%
Expected dividend yield	-	-
Risk-free interest rate	1.66%-1.67%	1.40-1.78%

During the nine months ended May 31, 2020, $294,898 was expensed, and as of May 31, 2020, $449,833 remains unamortized. The intrinsic value of the 281,834 options as of May 31, 2020 is $0, and the weighted average value of the remaining life of the options is 9.15 years.

The following is a summary of stock option activity during the nine months ended May 31, 2020:

	Options Outstanding		Weighted Average
	Number of	Weighted Average	Remaining life
	Options	Exercise Price	(years)

Outstanding, August 31, 2019	234,000	$3.88	$9.78
Granted	74,000	2.48	10.00
Exercised	-	-	-
Forfeited/canceled	(26,166)	$3.31	9.10
Outstanding, May 31, 2020	281,834	$3.57	$9.15

F-29

The following table summarizes information relating to exercisable stock options as of May 31, 2020:

Options Outstanding			Options Exercisable
	Weighted Average Remaining
Number of Options	Contractual life (in years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
46,084	8.22	$10.80	30,244	$10.80
2,500	9.14	$3.12	2,500	$3.12
159,250	9.25	$1.99	98,317	$1.99
50,000	9.52	$2.65	6,250	$2.65
24,000	9.54	$2.12	2,500	$2.12
281,834	9.15	3.57	139,811	3.95

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has certain financial commitments in relation to Research and Development contracts as of May 31, 2020, as follows:

•	The Company is invoiced monthly and quarterly in connection with several Research and Development contracts.
•	The Company may be obligated to make additional payments related to Research and Development contracts entered into, dependent on the progress and milestones achieved through the programs.
•

Our principal executive office is currently located at 888 Prospect Street, Suite 210, La Jolla, CA, 92037, U.S. Additionally, we have an office located at 29 Fitzwilliam Street Upper, Dublin 2 Ireland which serves as administrative space for managing our European subsidiaries: Trinity Reliant Ventures, Ltd (Ireland) and Artelo Biosciences Limited (U.K.). We do not currently own any properties, laboratories, or manufacturing facilities. The leases for our office space are month-to-month.

NOTE 8 – DERIVATIVE LIABILITY AND FAIR VALUE MEASUREMENTS

The Company recognized a derivative liability related to the purchase price protection clause associated with a previous a private placement offering. Additional units would be issued to the unit holder if the Company should issue common stock or the equivalent at a share price less than $7.60. In accordance with ASC 815-10- Derivatives and Hedging we measured the derivative liability using a Monte Carlo pricing model. Accordingly, at the end of each quarterly reporting date, the derivative fair market value is re-measured and adjusted to current market value.

F-30

Changes in the fair value of the warrant liability were as follows:

Fair value – August 31, 2019	$29,501

Change in fair value for the period of warrant derivative liability	(29,501)
Fair value – May 31, 2020	-

As of May 31, 2020, there is no derivative liability associated with the shares of common stock issued pursuant to the Series E private offering as they no longer meet the criteria for price protection.

NOTE 9 – SUBSEQUENT EVENTS

Subsequent to May 31, 2020, we sold an aggregate of 762,762 shares of common stock under the ATM Offering at an average price of $1.45 per common share for net proceeds of $1,087,118.

On June 22, 2020, the Company executed and delivered a Project Invention Exercise Notice to The Research Foundation for the State University of New York (the “Foundation”) indicating that the Company wishes to obtain a commercial license to the Foundation rights in the certain compounds (together, the “Project Invention”). The Company shall pay a $25,000 fee to the Foundation, upon which the Foundation shall expand the definition of Licensed Patents in the License Agreement with Stony Brook University, by and between the Company and Stony Brook University, dated January 18, 2018, to include the Project Invention.

F-31

_____________ Units

Each Unit Consisting of One Share of Common Stock (par value $0.001 per share) and

One Warrant to Purchase One Share of Common Stock at a price per share equal to $_________.

Artelo Biosciences, Inc.

_______________________________

PROSPECTUS

_______________________________

Sole Book Running Manager

Ladenburg Thalmann & Co. Inc.

103

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth expenses in connection with the issuance and distribution of the securities being registered.  All amounts shown are estimated, except the SEC registration fee.

SEC registration fees		$519.20
FINRA filing fee		$1,100.00
Nasdaq listing fee	$
Legal fees and expenses	$
Accounting fees and expenses	$
Printing and engraving expenses	$
Transfer agent and registrar fees and expenses	$
Miscellaneous	$
Total	$

Item 14.

Indemnification of Directors and Officers

The Company’s Articles of Incorporation and Bylaws provide that, to the fullest extent permitted by the laws of the State of Nevada, any officer or director of the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee to the fullest extent permitted under Section 78.7502 of the Nevada Revised Statutes as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

In the case of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Nevada courts or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Nevada courts or such other court shall deem proper.

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The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he/she did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Item 15. Recent Sales of Unregistered Securities

The following list sets forth information as to all securities we have sold since our date of inception and up to the date of this document.

During the fiscal year ended August 31, 2015, we issued 205,000 shares of Common Stock to various un-affiliated investors for $16,400 cash.

On February 26, 2014, we issued 750,000 shares of Common Stock to an officer and director at $0.04 per share.

On July 31, 2017, we entered into Series A Subscription Agreements for the sale of Common Stock in our Series A Offering with eighteen (18) individuals, all of whom are accredited investors (as that term is defined in Regulation D as promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) for the purchase and sale of 244,038 units of the Company’s equity securities (the “Series A Units”) at a price of $3.20 per Series A Unit, pursuant to a private placement offering conducted by the Company for aggregate proceeds of $780,921. Each Series A Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series A Stock Purchase Warrant to purchase one (1) share of common stock at a price of $8.00 per share for a period of five (5) years from the issue date.

On January 2, 2018, we issued 15,000 shares of Common Stock to NEOMED Institute.

On March 23, 2018, we entered into Series B Subscription Agreements with twenty-eight (28) individuals for the sale of Common Stock in our Series B Offering, all of whom are accredited investors (as that term is defined in Regulation D as promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) for the purchase and sale of 163,606 units of the Company’s equity securities (the “Series B Units”) at a price of $5.20 per Series B Unit, pursuant to a private placement offering conducted by the Company for aggregate proceeds of $850,751. Each Series B Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series B Stock Purchase Warrant to purchase one (1) share of common stock at a price of $12.00 per share for a period of five (5) years from the issue date.

On September 12, 2018, we entered into Series C Subscription Agreements with twenty-four (24) individuals for the sale of Common Stock in our Series C Offering, all of whom are accredited investors (as that term is defined in Regulation D as promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) for the purchase and sale of 87,629 units of the Company’s equity securities (the “Series C Units”) at a price of $6.00 per Series C Unit, pursuant to a private placement offering conducted by the Company for aggregate proceeds of $525,823. Each Series C Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series C Stock Purchase Warrant to purchase one (1) share of common stock at a price of $14.00 per share for a period of five (5) years from the issue date.

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On January 30, 2019, we entered into Series D Subscription Agreements with forty (40) individuals for the sale of Common Stock in our Series D Offering, all of whom are accredited investors (as that term is defined in Regulation D as promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) for the purchase and sale of 209,635 units of the Company’s equity securities (the “Series D Units”) at a price of $6.00 per Series D Unit, pursuant to a private placement offering conducted by the Company for aggregate proceeds of $1,257,905. Each Series D Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series D Stock Purchase Warrant to purchase one (1) share of common stock at a price of $14.00 per share for a period of five (5) years from the issue date. In January 2020, an additional 7,373 Series D shares were issued to existing Series D unitholders in accordance with the late filing terms stated above.

On March 15, 2019, the Board approved the issuance of 25,000 shares of our Common Stock to Blackrock Ventures, Ltd., an entity owned by Peter O’Brien in exchange for prior services to us.

On April 24, 2019, we issued 61,297 shares of our Common Stock to NEOMED in connection with our exercise of the NEOMED Option pursuant to the First Amendment to Material and Data Transfer, Option and License Agreement by and between us and NEOMED dated as of January 4, 2019.

On April 25, 2019, we issued 11,363 shares of our Common Stock as consideration for the waiver by NEOMED of the cash payment of $100,000 that was due to NEOMED on October 1, 2018 pursuant to the First Amendment to Material and Data Transfer, Option and License Agreement by and between us and NEOMED dated as of January 4, 2019.

On April 25, 2019 and May 24, 2019, we entered into Series E Subscription Agreements with a total of fifty-nine (59) individuals for the sale of Common Stock in our Series E Offering, all of whom are accredited investors (as that term is defined in Regulation D as promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) for the purchase and sale of 54,940 units of the Company’s equity securities (the “Series E Units”) at a price of $7.60 per Series E Unit, pursuant to a private placement offering conducted by the Company for aggregate proceeds of $417,732. Each Series E Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series E Stock Purchase Warrant to purchase one-half (1/2) share of common stock at a price of $16.00 per share for a period of three (3) years from the issue date. On June 21, 2019 the Company issued 12,950 shares and 6,490 warrants for price protection provision related to the Series E units.

On May 4, 2020, the Company issued 45,834 shares of common stock to two Directors, for proceeds of $55,000.

Each of the foregoing issuances was made in a transaction not involving a public offering pursuant to an exemption from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act, or Regulation D or Regulation S promulgated under the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are included herein or incorporated by reference.

Exhibit Number	Description	Form	File No.	Filing Date	Filed Herewith
1.1**	Form of Underwriting Agreement
3.1	Articles of Incorporation and Amendments	S-1	333-199213	10/8/2014
3.2	Certificate of Amendment filed with the Nevada Secretary of State on February 2, 2017 with an effective date of February 10, 2017.	8-K	333-199213	2/9/2017
3.3	Certificate of Change.	8-K	333-199213	4/17/2017
3.4	Bylaws	S-1	333-199213	10/8/2014
4.1**	Form of Underwriter’s Warrant
4.2	Form of Private Placement Warrant	8-K/A	333-199213	10/3/2017
5.1**	Legal Opinion of Fennemore Craig, P.C.
10.1#	Amended and Restated Employment Agreement by and between the Company and Gregory D. Gorgas dated August 30, 2019.	10-K	001-38951	11/25/2019
10.2	Securities Purchase Agreement by and between the Company and Gregory D. Gorgas dated April 3, 2017.	8-K	333-199213	4/7/2017
10.3#	Form of Indemnification Agreement	8-K	333-199213	5/8/2017
10.4	Stock Purchase Agreement dated May 4, 2017	8-K	333-199213	5/8/2017
10.5	Form of Private Placement Subscription Agreement	8-K	333-199213	8/4/2017
10.6	Form of Registration Rights Agreement	8-K	333-199213	8/4/2017
10.7	Stock Purchase Agreement dated as of August 1, 2017	8-K	333-199213	8/4/2017
10.8	Material and Data Transfer, Option and License Agreement dated as of December 20, 2017 by and between the Company and NEOMED Institute+	10-Q	33-199213	1/16/2018
10.9+	First Amendment to Material and Data Transfer, Option and License Agreement by and between the Company and NEOMED Institute, dated as of January 4, 2019	10-Q	333-199213	4/15/2019
10.10#	2018 Equity Incentive Plan	S-1	333-227571	9/27/2018
10.11#	Form of Stock Option Agreement—2018 Equity Incentive Plan	S-1	333-227571	9/27/2018
10.12+	License Agreement with Stony Brook University, by and between the Company and Stony Brook University, dated January 18, 2018	S-1/A	333-222756	4/17/2018
23.1	Consent of Independent Registered Public Accounting Firm				*
23.2**	Consent of Fennemore Craig, P.C. (included in exhibit 5.1)
24.1	Power of attorney (included on the signature page)

____________

#	Management contracts or compensatory plans, contracts or arrangements.

+	Certain portions of this exhibit have been omitted.

**	To be filed by amendment

(b) Financial Statement Schedules.

The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the consolidated financial statements or notes thereto.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 28, 2020.

ARTELO BIOSCIENCES, INC.

By:	/s/ Gregory D. Gorgas
Name:	Gregory D. Gorgas
Title:	President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Gregory D. Gorgas, as his or her attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this registration statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Gregory D. Gorgas	President, Chief Executive Officer and Director	September 28, 2020
Gregory D. Gorgas	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Connie Matsui	Director, Chair of the Board	September 28, 2020
Connie Matsui

/s/ Steven Kelly	Director	September 28, 2020
Steven Kelly

/s/ Douglas Blayney	Director	September 28, 2020
Douglas Blayney

/s/ R. Martin Emanuele	Director	September 28, 2020
R. Martin Emanuele

/s/ John W. Beck	Director	September 28, 2020
John W. Beck

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